UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934
(Amendment No. )

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☐	Soliciting Material under §240.14a-12
IBEX Limited
(Name of Registrant as Specified In Its Charter)
N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ibex.
VIP
Philippines
DAVAO
ibex.
ibex.

Letter to Our Shareholders

FY2025

www.ibex.co

ibex.

2025 Financial Highlights

NASDAQ: IBEX

FY2025	
$558.3m	Revenue
$36.9m	Net Income
$2.36	Fully Diluted EPS
$72.0m	Adjusted EBITDA
12.9%	Adjusted EBITDA Margin
$43.0m	Adjusted Net Income
$2.75	Adjusted EPS

About ibex.

ibex delivers innovative business process outsourcing (BPO), smart digital marketing, online acquisition technology, and end-to-end customer engagement solutions to help companies acquire, engage, and retain valuable customers. Today, ibex operates a global CX delivery center model consisting of approximately 30 operations facilities around the world, while deploying next-generation technology to drive superior customer experiences for many of the world's leading companies across Retail & E-commerce, HealthTech, FinTech, Telecommunications, and Travel, Transportation & Logistics.

ibex leverages its diverse global team of over 33,000 employees, together with industry-leading technology, including its Wave iX platform, to manage customer interactions on behalf of our clients, driving a truly differentiated customer experience. To learn more, visit our website at ibex.co and connect with us on Linkedin.

Compelling Track Record of Transformation and Differentiation: BPO 2.0

Strong Financial Profile Growth Leader, Strong EBITDA, EPS, Free Cash Flow	**9.8%** YoY Revenue Growth	**12.9%** FY2025 Adj. EBITDA	**$2.75** FY2025 Adj. EPS
Transformation to a Leading Digital First Business Continued Growth in our Digital First Integrated Omni-channel Business	**82%** Digital First & Omni-Channel Revenue		
Industry Best Culture & Engagement Best in Class Employee Net Promoter Score	**77** Employee Net Promoter Score		
Powerful Tech Stack Award Winning Wave iX Technology	**400+** CX & AI Developers	**12** Awards won in FY25	
Deep Analytics & Business Insights Top-Tier Business Insights & Quality Analyst Team	**800+** BI & Quality Analysts		
Early Mover in Delivering AI Solutions (BPO 3.0) Leading in proof of concept to full-scale deployments	**75+** Pipeline Opportunities	**15+** Deployments	

FY2025: Financial Highlights – Non-GAAP

Adjusted EBITDA
$72.0m FY25 vs.
$65.2m FY24

Adjusted Net Income
$43.0m FY25 vs.
$38.4m FY24

Adjusted EPS
$2.75 per share FY25 vs.
$2.10 per share FY24

- Migration of clients to higher margin offshore locations
- Growth in our digital acquisition business
- The site optimization efforts completed over the past year

FY YoY Adjusted EBITDA and Margin
$80.0
$70.0
$60.0
$50.0
$40.0
$30.0
$20.0
$10.0
$0.0
$65.2
$72.0
12.8% Margin
12.9% Margin
13.0%
12.8%
12.7%
12.5%
FY24
FY25

Revenue: Model Client Diversification

Q4 FY25 Client Statistics (% of Revenue)

Top 5 Clients
35.5%
Top 10 Clients
54.2%
Top 25 Clients
79.0%
Largest Client
9.6%

62 clients > $1m revenue vs 32 at IPO
27 clients > $5m revenue vs 13 at IPO

Winning in Strategic Verticals

Continued Growth in HealthTech and Retail & E-commerce

Q4 FY24
Q4 FY25
30.0%
25.0%
20.0%
15.0%
10.0%
5.0%
0.0%
24.0%
25.3%
14.8%
13.8%
13.9%
14.0%
14.5%
10.9%
13.7%
10.6%
8.7%
7.4%
10.4%
18.0%
Retail & E-commerce
Travel, Transportation & Logistics
HealthTech
Telecommunications
FinTech
Technology
Other

- Retail & E-commerce increased 24.5% YoY
- HealthTech increased 19.0% YoY
- Travel, Transportation & Logistics increased 10.0% YoY

2

ibex.

Dear Fellow Shareholders,

Fiscal Year 2025 was a statement year for ibex. We vastly outperformed the BPO market, delivering all-time highs across several key financial metrics, including revenue, EBITDA, EPS, and free cash flow.

Our record performance was driven by operational excellence within our embedded base clients which enabled us to win significant market share from our competition. At the same time, our unique ability to win against our much larger competitors continued to deliver new logo wins with trophy clients throughout the year. We believe our unparalleled agent-first culture and record-high employee engagement, coupled with our industry-leading Wave iX technology stack and deep analytics capabilities continue to differentiate ibex from the pack.

Additionally, we achieved several key milestones in Fiscal 2025 that position ibex for future growth, including the shift from proof of concept of our AI solutions to full-scale deployments and our successful entry into India.

I am so proud to report that the ibex brand has never been *stronger.* Here are our key FY25 highlights:

- We delivered **record fiscal year revenue of $558.3 million**, up 10% from prior year.
- We finished the year with Q4 revenues increasing to **18% from the prior year**.
- We delivered record adjusted **EBITDA of $72 million** for the fiscal year, up more than 10% from prior year, while making key investments into new markets like India, geographic expansion into our highly profitable offshore regions, and into our Wave iX tech stack.
- We achieved record adjusted **EPS of $2.75, up 31%** from prior year on record **adjusted Net Income of $43 million, up 12%** from prior year.
- And we posted our strongest Free Cash Flow Quarter ever of $23 million in Q4 and a record **$27 million for the year.**

In addition to our market-leading performance, ibex reached another historic milestone by repurchasing 3,562,341 of the Company's common shares beneficially owned by The Resource Group International, Limited ("TRGI"), which represents approximately 20% of the diluted shares outstanding. Following the repurchase, ibex is no longer a "controlled company" within the meaning of the Nasdaq Stock Market Rules. The terms and timing of the transaction, which were in addition to the more than $27 million in share repurchases we made since September last year, reflect our absolute confidence in our business and growth trajectory.

ONSITE WORKING
ibex.
CSW 2024

www.ibex.co
3

Built to Outperform

Looking back to 2016, when I joined ibex as CEO, we undertook a strategic journey of transforming ibex into a differentiated Customer Experience company. Our strategy was built on three key pillars: our culture, engagement and branding; our purpose-built technology, which we called Wave X; and our deep analytics and Business Insight capabilities. This was the start of BPO 2.0.

Today we are best in class in each area and have become a differentiated company that has and can continue to outperform the competition.

In FY24, as our competition paused to assess the threat of AI to their labor-arbitrage models, we quickly pivoted and adopted a new vision – BPO 3.0, with the goal of extending our AI capabilities and become the industry leader in delivering AI solutions to our clients. We have made great strides in this strategic next step. We have deployed AI internally to enable our operational teams to execute more effectively and efficiently for our clients. At the same time, we have jumped ahead of our competitors in deploying AI Agent solutions, like chat bots and voice bots, to automate less complex interactions. Our ability to deliver seamless end-to-end customer journeys from AI Agent to Human Agent positions us as the CX leader for top brands. This gives us a competitive advantage.

ibex.

Our BPO 3.0 strategy – and our ability to execute against it – not only enabled us to deliver record results in FY25, it positions us to reach new heights in FY26 and beyond.

Let me highlight the current state of our business:

- We are a growth leader – Revenue **grew 10% in FY25** when many of the largest players were low single digit or negative.
- We have a strong margin profile that continues to expand - driven by double digit revenue growth in our highest margin services and geographies.
- We have built one of the finest rosters of Trophy Clients in the industry each with significant outsourcing spend.
- Our balance sheet is very healthy with **zero net debt** and strong Free Cash Flow generation.
- More than 80% of our business is higher valued digital first and integrated Omni channel support.
- We have a powerful new logo engine that continues to win high-profile clients and an operational team that outperforms.
- We believe we are the early leader in bringing compelling AI CX solutions to market for our clients.
- And we recently completed our latest Client Net Promoter Score (NPS), **scoring a 71 with our clients**, of which we are extremely proud. This score is considered world-class and an improvement from our prior score of 67.

All this gives me, our leadership, and our Board great confidence as we look ahead to next year and beyond.

www.ibex.co 4

ibex.

Winning Trophy Brands

Our differentiated and unique value proposition has enabled ibex to become a trusted partner to many of the world's top brands and leaders in their respective industry. Our clients value the customer experience and are looking for partners that can elevate those experiences across the entire customer journeys. We continue to punch above our weight and outperform our much larger competitors and win new Trophy logos.

#1	#1	#1	#1	#1	#1
Crypto Exchange	Technology & E-commerce	Global Company	Retail & E-commerce	Shipping & Logistics	Healthcare
#3	#1	#1	#1	#1	#2
Gaming Console	NEMT	Gigabit Fiber Optic Internet	Healthcare & Insurance	Satellite TV Provider	Ridesharing App
#2	#2	#1	#1	#1	#1
Warehouse Club	Beauty Store Chain	Fitness Equipment	Extended Warranty/ Insurance	Value Mobile Virtual Network	Cloud Based Restaurant Tech

Winning Headlines for AI Leadership

Our success has not gone unnoticed across the industry, especially our AI solutions, which received a dozen awards for innovation and best in class CX technology. Our industry leadership, unique culture, and amazing employee experience garnered the rest of the honors. Our impressive list of industry awards reflects the strength of our brand and the sterling reputation we have built in our industry with our employees and client partners.

- 2026 & 2025 America's Most Admired Workplaces — Newsweek
- 2025 America's Greatest Workplaces for Inclusion/Diversity — Newsweek
- 2025 America's Greatest Workplaces for Professional Services — Newsweek
- 2025 America's Best Employers for Women — Forbes
- 2025 Leader in Frost Radar™ for Customer Experience Management — FROST & SULLIVAN
- 2025 & 2024 American Business Awards for Innovation — The Stevie® Awards
- 2025 Asia's Most Influential Companies – ibex Philippines — ACES Awards
- 2025 Gold Stevie® Award in the Achievement in Technology Innovation — The Stevie® Awards
- 2025 Product of the Year (Wave iX Translate and AI Virtual Agent) — CUSTOMER
- 2025 America's Best Large Employers — Forbes
- 2024, 2022, 2021, 2020 & 2019 Great Place to Work – ibex Nicaragua — Great Place To Work
- 22024 CX Innovation Award — CUSTOMER
- 2024 Generative AI Product of the Year Award — CUSTOMER
- 2024 Ranked #2 in America's Best Employers for Tech Workers — Forbes
- 2024 Top Customer Outsourcing Service Provider — GLOBEE® AWARDS
- 2024 Technological Breakthrough of the Year – Artificial Intelligence — The Stevie® Awards
- 2024 Golden Bridge Business and Innovation Awards for Business Services — GLOBEE® AWARDS
- Ranked #10 in North America Top 100 Inspiring Workplaces — IW Inspiring Workplaces
- 2024, 2023 & 2022 Contact Center Technology Award — CUSTOMER
- 2024 & 2023 CRM Excellence Award — CUSTOMER

www.ibex.co 5

ibex.

Strategic Investments for Growth

To help ensure and enable our future success, we have continued to make important investments into the long-term strength and capabilities of the company including our AI initiatives, strategic expansion in our off-shore and near-shore regions, and employee recognition and engagement programs.

We successfully entered the India market last year to support one of our top clients and we have plans to expand from there. We also expanded our presence in the Philippines to more than 15,000 agents and added a new site, bringing us to 10 sites in the country. Pakistan is another growing geography for us, where we are finding tremendous success transitioning support for some our largest clients at higher margin. We also opened another site in Pakistan, bringing our total in the country to 10.

We believe these investments will strengthen our ability to operate and grow our business more efficiently and at an even larger scale. Going forward, we will continue to selectively deploy capital expenditures in support of market growth initiatives and off and near-shore regions, while maintaining our historical track record of investing in recognition and engagement programs for our front-line agents.

ibex.

Reaching New Heights

Entering Fiscal Year 2026, our momentum has never been stronger. We are well positioned to continue our trajectory of blistering revenue growth, increasing EPS and strong Free Cash Flow, and further separating ibex from the competition in AI. We remain committed to and focused on executing our proven growth strategy and making the right strategic investments to build ibex into an even bigger, better, and more profitable business.

AI and BPO 3.0 represent the launch pad to propel ibex into a bigger, better, stronger company by creating something that is truly unique and superior in the CX and BPO space. We look forward to reaching new heights in FY2026 and beyond.

Bob

Bob Dechant
Chief Executive Officer

www.ibex.co

IBEX Limited
1717 Pennsylvania Avenue NW, Suite 825
Washington, D.C. 20006

NOTICE OF 2025 ANNUAL GENERAL MEETING OF SHAREHOLDERS

To Our Shareholders:

On behalf of the Board of Directors (the "Board") of IBEX Limited (the "Company"), we cordially invite you to attend the Company’s 2025 annual general meeting of shareholders (the "Annual Meeting") on December 5, 2025, at 4:00 p.m. Eastern Time (5:00 p.m. Atlantic Time) online via live audio webcast at www.virtualshareholdermeeting.com/IBEX2025 for the following purposes:

Items of Business
Proposal 1 - To vote to set the number of directors of the Company at a maximum of eight directors (in accordance with customary practice for Bermuda companies and as required by the Bye-Laws of the Company);
Proposal 2 - To vote to elect the eight nominees for director named in this proxy statement to hold office until the earlier of the next annual general meeting or their resignation, death, or removal;
Proposal 3 - To vote to permit the Board to fill any vacancy on the Board;
Proposal 4 - To vote to approve the Amended and Restated Ibex Limited 2020 Long-Term Incentive Plan; and

Proposal 5 - To vote to approve the appointment of Deloitte & Touche LLP as the Company’s auditor and independent registered public accounting firm and authorize the Audit Committee, acting on behalf of the Board, to fix the remuneration of Deloitte & Touche LLP for the fiscal year ended June 30, 2026 (in accordance with legal requirements applicable to Bermuda companies).

Additional Items: In addition, shareholders may be asked to consider and vote upon such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof. If any other matters properly come before the Annual Meeting or any adjournment or postponement thereof, the persons named in the proxy card will vote the shares represented by all properly executed proxies in their discretion.

Financial Statements: We will also lay before the Annual Meeting our audited financial statements for the fiscal year ended June 30, 2025 pursuant to the provisions of the Companies Act 1981 of Bermuda, as amended (the "Companies Act"), and our Bye-laws.

Record Date: The record date for qualification of shareholders to participate and vote in the Annual Meeting has been set for 5:00 p.m. Eastern Time on October 10, 2025.

Attending the Meeting: All shareholders are invited to participate in the Annual Meeting. The electronic system for remote participation will be available for access from 3:30 p.m. Eastern Time (4:30 p.m. Atlantic Time) on December 5, 2025 at www.virtualshareholdermeeting.com/IBEX2025. To attend the virtual meeting, shareholders of record will need to enter the 16-digit control number included on your proxy card. Beneficial owners should review these proxy materials and their voting instruction form for how to vote in advance of, and how to participate in, the Annual Meeting.

Voting: We encourage you to vote as promptly as possible by telephone, through the internet or by mailing your completed and signed proxy card. Please follow the directions on your proxy card. You may also vote during the meeting, once logged in, by using the "Vote Here!" button.

We are first mailing or making available this proxy statement for the Annual Meeting (the "Proxy Statement"), proxy card, and the Company’s 2025 Annual Report (collectively the "proxy materials") on or about October 28, 2025.

In the event of a technical malfunction or other situation that the meeting chair determines may affect the ability of the Annual Meeting to satisfy the requirements for a meeting of shareholders to be held by means of remote communication under the Companies Act, or that otherwise makes it advisable to adjourn the Annual Meeting, the chair or secretary of the Annual Meeting will convene the meeting at 4:30 p.m. Eastern Time (5:30 p.m. Atlantic Time) on the date specified above solely for the purpose of adjourning the meeting to reconvene at a date, time and physical or virtual location announced by the meeting chair. Under either of the foregoing circumstances, we will post information regarding the announcement on the Investors page of the Company’s website at https://investors.ibex.co/.

By Order of the Board of Directors,
Christy O’Connor
Chief Legal Officer and Assistant Secretary
Washington, D.C.
October 28, 2025

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON DECEMBER 5, 2025

The Proxy Statement and 2025 Annual Report are available at www.proxyvote.com.

Forward-Looking Statements and Website References
    This document includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical or current facts, made in this document are forward-looking. We use words such as "anticipates," "believes," "expects," "future," "intends," and similar expressions to identify forward-looking statements. Forward-looking statements reflect management’s current expectations and are inherently uncertain. Actual results could differ materially for a variety of reasons. Risks and uncertainties that could cause our actual results to differ significantly from management’s expectations, such as changes in demand for our services and changes in macroeconomic conditions, are described in our Annual Report on Form 10-K for the fiscal year ended June 30, 2025. Website references throughout this document are provided for convenience only, and the content on the referenced websites is not incorporated by reference into this document.

CORPORATE GOVERNANCE

We refer to IBEX Limited as the "Company," "us," "we," or "our" in this Proxy Statement.

Board of Directors

Our Bye-laws provide that our Board of Directors (the "Board") shall consist of no less than one and no more than ten directors, with such number to be determined at each annual general meeting. The size of our Board is currently set at eight directors. Our Board currently consists of the following directors:

Mohammed Khaishgi Daniella Ballou-Aares Karen Batungbacal Fiona Beck	Robert Dechant John (Jack) Jones Patrick McGinnis Mingzhe (JJ) Zhuang

Our directors generally hold office for such terms as our shareholders may determine or, in the absence of such determination, until the next annual general meeting or until their successors are elected or appointed or their office is otherwise vacated.

Mr. John Leone resigned from the Board effective as of October 24, 2024. Mr. Kleisterlee retired from the Board effective as of December 5, 2024. Mr. Leone's and Mr. Kleisterlee's decisions to resign from the Board were not related to any disagreements with the Company on any matter relating to its operations, policies, or practices.

In accordance with our Bye-laws, the Board appointed Ms. Beck to fill Mr. Leone's vacancy as an elected director on October 24, 2024. In addition, pursuant to our Bye-laws, The Resource Group International Limited ("TRGI") provided notice of (i) the appointment of Mr. Patrick McGinnis to the Board, effective as of October 24, 2024, to replace Ms. Beck as its appointed director and (ii) its appointment of Mr. Mingzhe (JJ) Zhuang to the Board to replace Mr. Kleisterlee, effective as of December 5, 2024.

On December 31, 2024, Mr. Shuja Keen informed the Company that, pursuant to the terms and conditions of a purchase agreement between the Company and TRGI dated as of November 19, 2024 (the "Purchase Agreement"), he intended to resign from the Company’s Board, including the Compensation Committee and Nominating and Governance Committee thereof, effective immediately. Mr. Keen’s resignation was not due to any disagreements with the Company relating to the Company’s operations, policies or practices. On December 31, 2024, the Board appointed Ms. Karen Batungbacal as a director of the Company, effective as of January 20, 2025.

On December 31, 2024, the Company received notice from TRGI stating that, pursuant to the terms of the Purchase Agreement and the Company’s bye-laws, TRGI revoked the appointments of its five designed directors: Ms. Daniella Ballou-Aares, Mr. Robert Dechant, Mr. John Jones, Mr. Patrick McGinnis, and Mr. Mingzhe (JJ) Zhuang, (the "Designated Directors") effective immediately. On December 31, 2024, the Board determined it to be in the best interests of the Company to appoint each of the Designated Directors, effective December 31, 2024, to fill the resulting vacancies until the next annual general meeting or until their successors are elected or appointed or their office is otherwise vacated.

Change in Status as a Controlled Company

Nasdaq listing rules define a controlled company as a company of which more than 50% of the voting power for the election of the directors is held by an individual, group, or another company. Prior to November 19, 2024, we qualified as a "controlled company" because TRGI had the right to appoint five out of eight of the directors on our Board pursuant to our Bye-laws. As a "controlled company" we availed ourselves of "controlled company" exemptions from certain Nasdaq Listing Rule requirements, including the requirements that our Board be comprised of a majority of independent directors, and the Compensation Committee be comprised entirely of independent directors, and either the Nominating and Governance Committee of our Board be comprised entirely of independent directors or directors be nominated to the Board by a majority of our independent directors.

On November 19, 2024, pursuant to the Purchase Agreement, the Company purchased 3,562,341 common shares of the Company from TRGI. After such purchase, TRGI beneficially owned approximately 13% of our outstanding common shares and TRGI lost its right to appoint any of the directors on our Board pursuant to our Bye-laws. Accordingly, the Company no longer qualified as a "controlled company" under the Nasdaq Listing Rules on November 19, 2024, resulting in certain transition periods to phase out of the "controlled company" exemptions. As of June 16, 2025, we have fully phased out of the "controlled company" exemptions.

Director Independence

Our Board has undertaken a review of the independence of the directors in light of the Nasdaq listing standards and considered whether any director has a material relationship with us that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. Based upon information requested from and provided by each director concerning such director’s background, employment, and affiliations, including family relationships, our Board determined that Mses. Ballou-Aares, Batungbacal, and Beck and Messrs. McGinnis and Zhuang are "independent directors" under the listing standards of Nasdaq. This represents five of our eight current directors, and will represent five of our eight directors after the Annual Meeting. In making these determinations, our Board considered the current and prior relationships that each non-employee director has with us and all other facts and circumstances that our Board deemed relevant in determining their independence, including the beneficial ownership of our share capital by each non-employee director, the transactions involving them, and other boards upon which they serve.

In addition, the Board determined that each member of the Audit Committee satisfies the applicable independence requirements under the applicable Securities and Exchange Commission ("SEC") rules and the Nasdaq listing standards for such members.

Board Leadership Structure

The Board does not have a formal policy on whether the role of Chairman and Chief Executive Officer ("CEO") should be separate or combined. Mr. Mohammed Khaishgi has served as the Chairman of the Board since September 2017 and previously served as our CEO. Based on his experience and involvement with the Company since its inception, the Board has determined that Mr. Khaishgi should serve as Chairman, and Mr. Robert Dechant should serve as CEO, as this structure enables our Chairperson to maintain responsibility for coordinating board activities, including the scheduling of meetings and executive sessions of the non-employee directors and managing the relevant agenda items in each case (in consultation with the CEO as appropriate), and our CEO to focus on leading and managing the Company. If the Board determines that it is preferable to combine the position of Chairperson and CEO, the Board intends to designate an independent director to serve as lead independent director. Mr. Khaishgi currently serves as the chairman and CEO of TRGI and as the chairman of TRG Pakistan Limited, which is affiliated with TRGI.

Director Nominations

In accordance with the Company's Procedures for Identifying and Evaluating Director Candidates adopted by the Board, the independent members of the Board (the "Independent Directors") are responsible for identifying and evaluating the best available, qualified candidates for election to the Board. Following their evaluation, the Independent Directors, acting through a majority, can recommend to the full Board a slate of director candidates to be nominated for election by the Company's shareholders on an annual basis. In the case of incumbent directors, the Independent Directors review each directors’ overall service during his or her current term and any other factors that the Independent Directors consider relevant, including the number of meetings attended, level of participation, quality of performance, and any transactions between the director and the Company. In the case of new director candidates, the Independent Directors first determine whether the nominee would be independent under the Nasdaq Listing Rules, then identify any special needs of the current Board. The Independent Directors will consider individuals recommended by Board members, Company management, shareholders, and if it deems appropriate, a professional search firm.

The Board recognizes the value of cultivating a board with a broad mix of opinions, perspectives, skills, experiences and backgrounds. As such, the Board actively seeks director candidates from a wide variety of backgrounds, without discrimination based on any status protected by law. All nominations to the Board will be based on merit, experience and background relevant to the Board’s current and anticipated needs, as well as the Company’s business.

The Board believes that director candidates should meet and demonstrate the following minimum criteria:
•Character and integrity
•A commitment to the long-term growth and profitability of the Company
•A willingness and ability to make a sufficient time commitment to the affairs of the Company to effectively perform the duties of a director, including regular attendance at Board and committee meetings
•Significant business or public experience relevant and beneficial to the Board and the Company

In addition to the minimum criteria described above, the following factors may also be considered in evaluating candidates for the Board:
•Present and anticipated needs of the Board for particular experience or expertise and whether the candidate would satisfy those needs
•Requirement for the Board to have a majority of independent directors and whether the candidate would be considered independent
•Whether the candidate would be considered an audit committee "financial expert" or be financially literate as described in the Nasdaq Listing Rules and the Audit Committee Charter
•Accomplishments of each candidate in her or her field and applicability to the Company’s business and industry
•Outstanding professional and personal reputation
•Relevant experience
•Ability to exercise sound business judgment
•Breadth of knowledge about issues affecting the Company

The Independent Directors review the qualifications of director candidates and incumbent directors in light of the criteria approved by Board, and any shareholder recommendations for director are evaluated in the same manner as other candidates considered by the Independent Directors. Shareholders that wish to nominate a director for election to our Board should follow the procedures described under the "Submission of Proposals for the 2026 Annual Meeting" heading.

Board Diversity

Our Board currently consists of 37.5% female Directors and 62.5% male Directors, with 37.5% of our Directors self-reporting as racially/ethnically diverse.

To see our Board Diversity Matrix as of October 28, 2024, please see our proxy statement filed with the SEC on October 28, 2024.

PRESENTATION OF FINANCIAL STATEMENTS

In accordance with Section 84 of the Companies Act and the Company's Bye-law 68, our audited financial statements for the fiscal year ended June 30, 2025 will be presented at the Annual Meeting. These financial statements have been approved by our Board. There is no requirement under Bermuda law that these financial statements be approved by shareholders, and no such approval will be sought at the Annual Meeting.

PROPOSAL ONE — SET NUMBER OF DIRECTORS

The current maximum number of directors was set at eight by the shareholders at the annual general meeting of shareholders held on December 5, 2024. Bye-law 37 requires the maximum number of directors to be set by the shareholders at each annual general meeting. Accordingly, the Board proposed to set the maximum number of directors as eight at the Annual Meeting until the next annual general meeting. The Board has nominated eight directors for these positions, as further described below in Proposal Two.

Our Board recommends a vote “FOR” the proposal to set the maximum number of directors as eight.

PROPOSAL TWO — ELECTION OF DIRECTORS

Based on the recommendation of the majority of independent Board members, the Board nominated eight directors for election at the Company’s Annual Meeting to hold office until the next annual general meeting of our shareholders or until their successors have been elected and qualified.

Each of the nominees has consented to serve as a director, if elected, and all of the nominees are currently directors. Ms. Beck was originally appointed by TRGI as an appointed director pursuant to our Bye-laws, and then on October 24, 2024 was appointed by the remaining board members to fill the vacancy left by the resignation of Mr. John Leone. Ms. Batungbacal was appointed by the remaining board members on December 31, 2024, effective January 20, 2025 to fill a vacancy left by the resignation of Mr. Shuja Keen. Ms. Beck and Messrs. Keen and Khaishgi were elected by shareholders at the annual general meeting of shareholders held on December 5, 2024. Ms. Ballou-Aares, and Messrs. Dechant, Jones, McGinnis and Zhuang were originally appointed by TRGI as appointed directors in accordance with our Bye-laws, and reappointed by the remaining board members to fill the vacancies left when their original appointment by TRGI was revoked by TRGI pursuant to the terms of the Purchase Agreement and our Bye-laws on December 31, 2024. We have no reason to believe that any of the nominees will be unavailable or, if elected, will decline to serve.

Director Nominees

For each of the director nominees standing for election, the following describes certain biographical information and the specific experience, qualifications, attributes, or skills that qualify them to serve as our directors and, as applicable, the Board committees on which they serve.

Daniella Ballou-Aares	Age: 50	Other Public Company Boards: None	Director Since: March 2018
Committees	Audit
Background
Ms. Ballou-Aares has served as CEO of the Leadership Now Project, a membership organization of business and thought leaders committed to renewing democracy, since 2019. She spent more than a decade (from 2003 to 2012 and 2017 to 2019), as a partner at Dalberg Advisors, a global strategic advisory firm that combines the best of private sector strategy skills, rigorous analytical capabilities and networks in emerging and frontier markets to fuel inclusive growth. She joined Dalberg’s founding team in 2004 and served in a variety of capacities within the firm, including as the first Regional Director for the Americas. Ms. Ballou-Aares served in the Obama administration from 2012 to 2017 as the Senior Advisor for Development to the U.S. Secretary of State, leading efforts to boost private investment in newly emerging markets. Before Dalberg, she was a management consultant at Bain & Company in the U.S., U.K. and South Africa.

Ms. Ballou-Aares was selected to serve on our Board due to her executive leadership experience, global operations experience, and her strong expertise in global growth and economics.
Education	Ms. Ballou-Aares holds an M.B.A. from Harvard Business School, an M.P.A. from Harvard’s Kennedy School of Government and a B.S. in operations research and industrial engineering from Cornell University.

Karen Batungbacal	Age: 64	Other Public Company Boards: None	Director Since: January 2025
Committees	Compensation (Chair)
Background
Ms. Batungbacal has served as Partner of CEO Advisor Inc. since June 2023 and Secretary and Governor of the Management Association of the Philippines since January 2023. From November 2019 to October 2020, Ms. Batungbacal served as Country Head, Global Business Center of Tenet Healthcare. Ms. Batungbacal served as Optum Global Services, Senior Vice President of UnitedHealth Group from March 2018 to August 2019, Executive General Manager of QBE Insurance from October 2013 to October 2017, Managing Director of JPMorgan Chase & Co. from August 2010 to July 2012, President of ICT Group Philippines from 2004 to 2010 and Chief Executive Officer of Source One Asia from 2002 to 2004. Ms. Batungbacal currently serves on the board of advisors of Call Center Studio, the board of trustees of Virlanie Foundation, Inc. and IT & Business Process Association of the Philippines, Inc., and the board of directors of Gallagher Insurance Philippines and Fuse Financing Inc.

Ms. Batungbacal was selected to serve on our Board due to her executive leadership experience, global operations experience, extensive experience and knowledge of our industry and shared services markets, and the financial services and healthcare industries.
Education	Ms. Batungbacal received her M.A. in Chemical Engineering from Princeton University and her B.S. in Chemical Engineering from the University of Notre Dame.

Fiona Beck	Age: 60	Other Public Company Boards: •Ocean Wilsons Holding Ltd. •Oakley Capital Investments Ltd. •Atlas Arteria International Ltd.	Director Since: July 2020
Committees	Audit (Chair)
Background
Ms. Beck has held senior executive and director positions in large infrastructure companies focused on the telecommunications and technology sectors, including as the President and CEO of Southern Cross Cable Limited, a submarine fiber-optic cable company, for 13 years (from 2001 to 2014). In addition to her public company directorships, she also served as a director of the Bermuda Business Development Agency for a six-year term from 2017 to 2023, focusing on the technology and financial technology sectors. Ms. Beck previously served as a director of Twilio IP Holding Ltd (a subsidiary of Twilio Inc., NYSE: TWLO), a cloud-based communications platform, until February 2021. Ms. Beck is a chartered accountant.

Ms. Beck was selected to serve on our Board due to her executive leadership experience, global operations experience, her expertise in finance and technology, and her strong perspective on governance and compliance related standards.

Education	Ms. Beck holds a Bachelor of Management (Hons.) degree in finance and accounting from University of Waikato, New Zealand.

Robert Dechant CEO	Age: 63	Other Public Company Boards: None	Director Since: January 2021
Committees	None
Background
Mr. Dechant has served as our CEO since July 2019. From September 2017 to July 2019, Mr. Dechant served as CEO of IBEX Interactive, which included all operations of Ibex, including Ibex Global Solutions, Ibex Digital and Ibex CX. From 2015 until 2017, Mr. Dechant served as CEO of Ibex Global Solutions. From 2012 until 2015, Mr. Dechant served as the Chief Sales, Marketing and Client Services Officer at Qualfon, Inc., a global provider of call center, back office, and business process outsourcing services. Prior to that, Mr. Dechant was the Chief Sales & Marketing Officer at Stream Global Services, a large multinational business process outsourcing provider which merged with Convergys in 2014.

Mr. Dechant was selected to serve on our Board due to his executive leadership experience, global operations experience, and his deep understanding of the industry, our business, and our history.
Education	Mr. Dechant holds a B.S. degree from Fairfield University.

John Jones	Age: 70	Other Public Company Boards: None	Director Since: March 2018
Committees	Corporate Governance
Background
Mr. Jones has served as a consultant to TRG Holdings, LLC, a wholly-owned indirect subsidiary of TRGI, since 2017. He previously served Expert Global Solutions, Inc. as Chief Client Officer from 2015 until 2016 and Chief Operating Officer from 2011 until 2016, when the company was sold to Alorica. Prior to joining Expert Global Solutions, Inc. in 2011, Mr. Jones served JPMorgan Chase for 25 years in various leadership roles, including more than 10 years as the Director of Offshoring and Outsourcing.

Mr. Jones was selected to serve on our Board due to his executive leadership experience, global operations experience, financial services background, and his deep understanding of the customer care and service industry.
Education	Mr. Jones holds a B.S. degree in business management from the University of Phoenix.

Mohammed Khaishgi Chairman	Age: 58	Other Public Company Boards: TRG Pakistan Limited	Director Since: September 2017
Committees	Corporate Governance (Chair)
Background
Mr. Khaishgi is a founding partner, CEO, and director of TRGI, an investment holding company. Prior to being appointed CEO in 2021, Mr. Khaishgi served as TRGI’s Chief Operating Officer, having served in that position since 2004. At TRGI, Mr. Khaishgi is responsible for overseeing TRGI’s day-to-day operations, including management and oversight of its portfolio of direct holdings. Mr. Khaishgi served as the Company’s CEO from September 2017 to June 2019. He also serves as a Director and COO of TRG Holdings, LLC, an investment holding company and wholly-owned indirect subsidiary of TRGI, since 2004, a Director of BPO Solutions, Inc., an outsourcing company and wholly-owned indirect subsidiary of TRGI, since 2010, a Director of Bluecourt Management LLC, an investment company and a partnership among TRGI and TRGI management, since 2019, and a Director of Afiniti Newco LLC since 2025. Mr. Khaishgi previously served as a director of Afiniti Ltd from 2013 to 2020 and from March 2022 to December 2024. Prior to joining TRGI, Mr. Khaishgi was a Senior Director at Align Technology from 2000 to 2002, where he managed Align’s offshore delivery center and back-office services operations. From 1995 to 2000, Mr. Khaishgi was a Senior Investment Officer at the World Bank’s International Finance Corporation (the “IFC”) where he was responsible for the IFC’s portfolio of investments in the Asian telecommunications and technology sectors.

Mr. Khaishgi was selected to serve on our Board due to his executive leadership experience, global operations experience, and deep understanding of the industry, our business, and our history.
Education	Mr. Khaishgi received his undergraduate degree in electrical engineering from the University of Engineering and Technology in Lahore, Pakistan, an additional B.A. degree in philosophy, politics and economics from the University of Oxford where he was a Rhodes Scholar, and a M.B.A. degree from Harvard Business School.

Patrick McGinnis	Age: 49	Other Public Company Boards: TRG Pakistan Limited	Director Since: October 2024
Committees	Audit
Background
Mr. McGinnis has served as a director of TRGI since 2005, and as a director for TRG Pakistan Limited since October 2024, and previously from 2005 to 2022. Since 2010, he has also served as Managing Partner of Dirigo Advisors, LLC, an advisory firm for early-stage and growth stage businesses, including advisory services for the World Bank and the International Finance Corporation on private equity, venture capital and impact investing across emerging markets. Mr. McGinnis is the Co-Founder of The xQuotient, an executive leadership advisory company with a focus on asset managers and the companies in which they invest, founded in 2023. Since 2019, Mr. McGinnis has been a venture partner and served as member of the Investment Committee of the Salkantay Exponential Fund for Salkantay Ventures, Peru's first venture capital fund. Mr. McGinnis is the creator and host of the podcast FOMO Sapiens, since 2018, a podcast about decision-making focused on how entrepreneurial thinkers in business make critical decisions. Mr. McGinnis also serves on the Board of Directors of the Planet Word Museum. Mr. McGinnis has more than 25 years of experience in emerging markets, private equity, and venture capital, with prior roles at Chase Capital Partners, JPMorgan Partners, AIG Capital Partners and PineBridge Investments.

Mr. McGinnis was selected to serve on our Board due to his executive leadership experience, global operations experience, and his extensive knowledge and experience in capital and financial markets.
Education	Mr. McGinnis holds a B.S. in Foreign Service, with a concentration in International Economics, and a Latin American Studies Certificate from Georgetown University, Walsh School of Foreign Service and an M.B.A. from the Harvard Business School.

Mingzhe (JJ) Zhuang	Age: 56	Other Public Company Boards: None	Director Beginning: December 5, 2024
Committees	Compensation
Background
Mr. Zhuang served Instacart, a technology company in grocery delivery, from 2018 to 2024, as VP of Engineering, Fulfillment from 2018-2022, VP of Engineering, Infrastructure, during 2022, and most recently as their Chief Architect from 2022 to 2024. From 2015 to 2018, Mr. Zhuang served Microsoft as a Partner Architect and then Distinguished Engineer, joining Microsoft via their acquisition of Acompli, a technology company co-founded by Mr. Zhuang, that developed what is now the Outlook mobile application. Mr. Zhuang also served as the Chief Technology Officer for Acompli from 2013 to 2014. Mr. Zhuang currently serves as a director for the privately-held technology companies, Dover Tree Tech, Inc. since 2018, Ginko Technology Inc., and Web Performance Tools, Inc. since 2022, Intelligent Apps Group Inc. since 2024, and Pretty Good AI Inc. since 2025.

Mr. Zhuang was selected to serve on our board due to his executive leadership experience, global operations experience, and his extensive technology knowledge, expertise and experience.
Education	Mr. Zhuang holds a B.S. degree from Shanghai Jiao Tong University and has more than 20 years of tech industry experience, with a deep technical background in cloud computing and Artificial Intelligence.

Our Board recommends a vote “FOR” the election of each nominee.

Board Meetings

During the fiscal year ended June 30, 2025, the Board held 10 regular and special meetings.

Board Committee Meetings

Our Board has three standing committees: an Audit Committee, a Compensation Committee and a Corporate Governance Committee. During the fiscal year ended June 30, 2025:

●	the Audit Committee held 5 meetings;
●	the Compensation Committee held 2 meetings; and
●	the Corporate Governance Committee held 1 meeting.

The Board and Board Committees also each reviewed and approved relevant resolutions during the fiscal year via unanimous written resolutions.

Director Attendance

Each of our directors attended or participated in at least 75% of the meetings of our Board and the respective committees of which he or she is a member held during the period such director was a director during the fiscal year ended June 30, 2025.

The Company does not have a policy regarding director attendance at the annual general meeting of shareholders, though such attendance is encouraged. Seven directors attended the annual general meeting of shareholders held on December 5, 2024.

Board Committees

Audit Committee

Our Audit Committee consists of independent Board members, Mses. Ballou-Aares and Beck, and Mr. McGinnis. Ms. Beck is the chair of the Audit Committee. Mr. John Leone served as the chair of the Audit Committee until his resignation from the Board on October 24, 2024. Each member satisfies the independence requirements of the Nasdaq listing standards, and our Board has determined that Ms. Beck and Mr. Leone each qualifies as an “audit committee financial expert” as defined in applicable SEC rules and has accounting or related financial management expertise.

The Audit Committee oversees our accounting and financial reporting processes and the audits of our consolidated financial statements. The Audit Committee is responsible for, among other things:

•making recommendations to our Board regarding the appointment by the shareholders at the general meeting of shareholders of our independent auditors;
•overseeing the work of the independent auditors, including resolving disagreements between management and the independent auditors relating to financial reporting;
•pre-approving all audit and non-audit services permitted to be performed by the independent auditors;
•reviewing the independence and quality control procedures of the independent auditors;
•discussing material off-balance sheet transactions, arrangements and obligations with management and the independent auditors;
•reviewing and approving proposed related-party transactions;
•discussing the annual audited consolidated and statutory financial statements with management;
•discussing the Company's quarterly reports on Form 10-Q with management and solely responsible for approval of the Form 10-Q for filing with the SEC;
•overseeing the Company's compliance programs with respect to legal and regulatory requirements, including the Company's Code of Conduct;

•annually reviewing and reassessing the adequacy of our Audit Committee charter;
•meeting separately with the independent auditors to discuss critical accounting policies, recommendations on internal control, the auditor’s engagement letter and independence letter and other material written communications between the independent auditors and the management; and
•attending to such other matters as are specifically delegated to our Audit Committee by our Board from time to time.

Compensation Committee

Our Compensation Committee consists of independent Board members, Ms. Batungbacal and Mr. Zhuang. Ms. Batungbacal is the chair of the Compensation Committee. The Compensation Committee assists the Board in reviewing and approving or recommending our compensation structure. The Company's CEO may not be present at any committee meeting while his compensation is deliberated. The Compensation Committee is responsible for, among other things:

•reviewing and approving the compensation, including equity compensation, change-of-control benefits and severance arrangements, of our CEO, chief financial officer and such other members of our management as it deems appropriate;
•overseeing the evaluation of our management;
•reviewing periodically and making recommendations to our Board with respect to any incentive compensation and equity plans, programs or similar arrangements; and
•attending to such other matters as are specifically delegated to our Compensation Committee by our Board from time to time.

The Compensation Committee may delegate any or all of its responsibilities to one or more subcommittees comprised of one or more of its members.

Corporate Governance Committee

Our Corporate Governance Committee consists of Messrs. Jones and Khaishgi. Mr. Khaishgi is the chair of the Corporate Governance Committee. The Corporate Governance Committee assists the Board in advising on corporate governance principles and the code of conduct applicable to the Company. The Corporate Governance Committee is responsible for, among other things:

•reviewing the Company's corporate governance guidelines and code of conduct and ethics applicable to all employees and directors;
•reviewing the Company's compliance with the Nasdaq corporate governance listing requirements;
•assisting the Board in developing criteria for the evaluation of Board and committee performance;
•overseeing the Company's succession planning for the executive officers and Board, as requested;
•overseeing the Board’s annual review of its own performance and the performance of its committees.

Risk Oversight

Our Board is currently responsible for overseeing our risk management process. The Board focuses on our general risk management strategy and the most significant risks facing the Company. The Board is apprised of particular risk management matters in connection with its general oversight and approval of corporate matters and significant transactions. This structure had no effect on the Board's current leadership structure.

The Audit Committee is responsible for discussing guidelines and policies to govern the process by which risk assessment and management is undertaken and handled, and to discuss with management major financial risk exposures and the steps management has taken to monitor and control such exposures. The Audit Committee is also responsible for reviewing (on a monthly basis) any whistleblower complaints received, with follow-up and reporting to the full Board as appropriate. The Compensation Committee is responsible for monitoring and assessing risks associated with the Company's compensation policies and consulting with management regarding such risks. Our Board committees are responsible for considering and addressing relevant risks as they perform their respective committee responsibilities. All committees are to report to the full Board as appropriate, including when a matter rises to the level of a material or enterprise level risk.

Our management is responsible for day-to-day risk management. This oversight includes identifying, evaluating, and addressing potential risks that may exist at the enterprise, strategic, financial, operational, compliance and reporting levels.

Director Nominations Process

Director Nominations are made in accordance with the Company's Procedures for Identifying and Evaluating Director Candidates. The independent members of the Company’s Board (the “Independent Directors”) are responsible for identifying and evaluating the best available, qualified candidates for election to the Board. Following their evaluation, the Independent Directors, acting through a majority, can recommend to the full Board director candidates to be appointed to the Board from time to time, and a slate of director candidates to be nominated for election by the Company’s shareholders on an annual basis.

In the case of incumbent directors, the Independent Directors review each directors’ overall service during his or her current term and any other factors that the Independent Directors consider relevant, including the number of meetings attended, level of participation, quality of performance, and any transactions between the director and the Company. In the case of new director candidates, the Independent Directors first determine whether the nominee would be independent under the Nasdaq Listing Rules, then identify any special needs of the current Board. The Independent Directors will consider individuals recommended by Board members, Company management, shareholders, and if it deems appropriate, a professional search firm.

The Board may also consider candidates to fill a vacancy in the Board outside the Annual Shareholder Meeting process in accordance with the Company’s Bye-Laws. The same criteria shall be used to evaluate a director nominee as one to be elected by shareholders. In the event of a vacancy to be filled by the Board, the Independent Directors, acting by majority, can recommend one or more candidates for election by the Board.

The Board recognizes the value of cultivating a board with a broad mix of opinions, perspectives, skills, experiences and backgrounds. As such, the Board actively seeks director candidates from a wide variety of backgrounds, without discrimination based on any status protected by law. All nominations to the Board will be based on merit, experience and background relevant to the Board’s current and anticipated needs, as well as the Company’s business.
The Board believes that director candidates should meet and demonstrate the following minimum criteria:
•Character and integrity
•A commitment to the long-term growth and profitability of the Company
•A willingness and ability to make a sufficient time commitment to the affairs of the Company to effectively perform the duties of a director, including regular attendance at Board and committee meetings
•Significant business or public experience relevant and beneficial to the Board and the Company

In addition to the minimum criteria described above, the following factors may also be considered in evaluating candidates for the Board:
•Present and anticipated needs of the Board for particular experience or expertise and whether the candidate would satisfy those needs
•Requirement for the Board to have a majority of independent directors and whether the candidate would be considered independent
•Whether the candidate would be considered an audit committee “financial expert” or be financially literate as described in the Nasdaq Listing Rules and the Audit Committee Charter
•Accomplishments of each candidate in her or her field and applicability to the Company’s business and industry
•Outstanding professional and personal reputation
•Relevant experience
•Ability to exercise sound business judgment
•Breadth of knowledge about issues affecting the Company

The Board does not currently have a Nomination Committee, but has determined that it is in the best interests of the Company to have candidates recommended for nomination by a majority of its Independent Directors in a vote in which only Independent Directors participate in order to have the most diverse and experienced director candidate field and substantive review of such candidates. Those recommended nominees are then nominated by the full Board and submitted to the Company's shareholders for election at the annual meeting of shareholders, except in the case of vacancies on the Board, in which case the Board may choose to fill those vacancies after considering the factors described above for the nomination of a director.

Prohibition of Hedging and Pledging

Our Insider Trading Policy prohibits employees (including officers) and directors from engaging in certain transactions related to our securities. In particular, we prohibit hedging and pledging transactions in our securities, including hedging or monetization transactions, such as zero-cost collars and forward sale contracts; holding our securities in a margin account; pledging our securities as collateral for a loan; and puts, calls, or other derivative securities involving our securities, on an exchange or in any other organized market.

Communications with Directors

Shareholders may contact the Board by mailing correspondence “c/o Christy O’Connor” to the Company’s offices at 202 6th Street, Unit 401, Castle Rock, CO 80104. Correspondence will be forwarded to the respective director, except that the Assistant Secretary reserves the right not to forward solicitations or any offensive or otherwise inappropriate materials.

Governance Documents

The Audit Committee, Compensation Committee, and Corporate Governance Committee each operate pursuant to written charters adopted by the Board. These charters, along with the Code of Business Conduct and Ethics, are available at the Company’s website and in print to any shareholder who requests a copy. To access these documents from the Company’s website, go to investors.ibex.co and select “Corporate Governance” from the drop-down menu. Requests for a printed copy should be addressed to Christy O’Connor, IBEX Limited, 202 6th Street, Unit 401, Castle Rock, CO 80104.

Director Compensation

The Board has approved the non-employee director compensation program described below.

Cash Compensation. Each of the non-employee directors is eligible to receive a $75,000 annual cash retainer for their Board and committee service. The cash retainers are payable monthly. In addition, the Company will reimburse non-employee directors for reasonable travel expenses incurred by them in connection with attendance at Board and committee meetings, in accordance with the Company’s expense reimbursement policy as in effect from time to time.

On September 18, 2023, the Company's Compensation Committee entered into a services agreement with Exequity LLP to provide ongoing executive and director compensation advisory services. During fiscal year 2024, Exequity completed a review of compensation of the Company's non-employee directors, the executive leadership team and additional global leadership team members and presented their findings and recommendations to the Compensation Committee in September 2024. In accordance with this peer group review, Exequity recommended that the Audit Committee Chair director fees be increased by $15,000 per year, based on the extensive work required of the Chairperson, to bring these fees in alignment with the Company's peer group. In May 2025 on recommendation by the Compensation Committee, the Board approved, effective following the Annual Meeting, an increase to the Audit Committee Chairperson's fees of $15,000.

Equity Compensation. Non-employee directors have not historically received an annual equity grant as a component of their regular compensation package for director services. The Company has awarded discretionary grants in the past to new directors; however, the Company does not maintain a formal policy providing for initial equity grants to newly appointed Board members. On February 14, 2025, the Company did award new directors Karen Batungbacal, Patrick McGinnis, and Mingzhe Zhuang each an award of 5,000 restricted share units, with 25% of such restricted share units to vest quarterly, commencing April 1, 2025.

Per the Exequity review referenced above, it was also determined that to bring the Company in alignment with its peer group, annual grants of equity should be awarded to our non-employee directors. In May 2025 on recommendation by the Compensation Committee, the Board approved, to be granted following the Annual Meeting, initial annual equity grants as follows: (1) the Chairman of the Board would receive 4,500 restricted share units; (2) tenured Board members (non-employee) would receive 4,166 restricted share units; and (3) new Board members would receive pro-rata number of shares based on the 4,166 restricted share units awarded to tenured board members. The share units would be allocated as 50% restricted share units and 50% performance-based share units. Performance-based stock units would be awarded based on the Company's Total Shareholder Return as measured against peer companies.

Indemnification Agreements. We have entered into indemnification agreements with our officers and directors. The indemnification agreements and our Bye-laws require us to indemnify these individuals to the fullest extent permitted by Bermuda law.

2025 Non-Employee Director Compensation Table

Name (1)	Fees Earned or Paid in Cash (2)(3) ($)	Stock Awards (4) ($)	All Other Compensation ($)	Total ($)
Karen Batungbacal	33,266	136,500	–	169,766
Daniella Ballou-Aares	75,000	–	–	75,000
Fiona Beck	75,000	–	–	75,000
John Jones	75,000	–	–	75,000
John Leone (3)	23,589	–	–	23,589
Shuja Keen (2)	37,500	–	–	37,500
Mohammed Khaishgi (2)	75,000	–	–	75,000
Gerald Kleisterlee	32,258	–	–	32,258
Patrick McGinnis	51,411	136,500	–	187,911
Mingzhe (JJ) Zhuang	42,742	136,500	–	179,242

1.Robert Dechant is also a member of the Company's Board of Directors but does not receive any additional compensation for his Board service, and accordingly, he is not included in this table.
2.The director fees for Messrs. Khaishgi and Keen are paid by the Company to TRGI in accordance with the terms of their respective director agreements.
3.The director fees for Mr. Leone are paid by the Company to Pinebridge Global Emerging Markets Partners II, L.P. in accordance with the terms of his director agreement.
4.Amounts reflect the aggregate grant date fair value of service-based restricted stock units granted to the Directors during fiscal year 2025 computed in accordance with FASB ASC Topic 718 and based on the closing price of our common stock on the date of grant. These amounts may not correspond to the actual value eventually realized by each Director because the value depends on the market value of our common stock at the time the award vests. As of June 30, 2025, the Directors had the following stock awards outstanding: each of Ms. Batungbacal, Mr. McGinnis and Mr. Zhuang had 4,375 restricted stock units; and each of Ms. Ballou-Aares, Ms. Beck, Mr. Jones, Mr. Khaishgi, Mr. Keen, Mr. Kleisterlee, and Mr. Leone had no outstanding stock awards.

PROPOSAL THREE - TO VOTE TO PERMIT THE BOARD TO FILL ANY VACANCY ON THE BOARD

Bye-law 36.5 permits shareholders to authorize the Board to fill any vacancy on the Board left unfilled at the Annual Meeting. The Board expects that the maximum Board size of eight directors will be filled with the eight director nominees selected in Proposal Two. However, in the event that any nominee for the Board in Proposal Two is not elected by the shareholders or becomes unable or unwilling to stand for election or serve as a director, the Board proposes that it shall have the authority to fill any vacancy on the Board left unfilled at the Annual Meeting if this proposal is passed.

Our Board recommends a vote “FOR” the proposal to authorize the Board to fill any vacancy on the Board.

PROPOSAL FOUR - APPROVAL OF THE AMENDED AND RESTATED IBEX LIMITED
2020 LONG-TERM INCENTIVE PLAN

Overview

We are asking shareholders to approve the amendment and restatement of the Ibex Limited 2020 Long-Term Incentive Plan. On October 22, 2025, the Board approved and adopted, subject to approval of shareholders at the Annual Meeting, the amendment and restatement of the Ibex Limited 2020 Long-Term Incentive Plan. In this proposal, we refer to the Ibex Limited 2020 Long-Term Incentive Plan as the "2020 LTIP" and we refer to the Amended and Restated Ibex Limited 2020 Long-Term Incentive Plan as the "A&R 2020 LTIP."

The A&R 2020 LTIP will continue to afford the Board’s Compensation Committee the ability to design compensatory awards that are responsive to the Company’s needs and includes authorization for a variety of awards designed to advance the interests and long-term success of the Company by encouraging stock ownership among officers and other employees of the Company and its subsidiaries, certain consultants and other service providers to the Company and its subsidiaries, and non-employee directors of the Company.

We are asking shareholders to approve the A&R 2020 LTIP, which would result in the following material changes from the 2020 LTIP, as currently in effect. Approval of the A&R 2020 LTIP would:

•Constitute approval of a new aggregate share reserve under the A&R 2020 LTIP of 2,637,326.13 Common Shares, par value $0.000111650536 per share, of the Company (“Common Shares”) for issuance under the A&R 2020 LTIP, which would constitute an additional 650,000 Common Shares since the last amendment to the 2020 LTIP.
•Create a new ten-year plan term, expiring on December 5, 2035.
•Revise the existing non-employee director annual compensation limit to clarify that it covers all compensation (including cash compensation and equity compensation) and make such revised limit $450,000 per director for any calendar year (or $900,000 during any such director’s first year of service).
•Revise the dividend treatment to provide that payment of dividends or dividend equivalents on awards is prohibited unless and until such underlying award vests (and that share options and share appreciation rights will not provide for any dividends or dividend equivalents).
•Include default accelerated vesting protection in the event a participant’s service is terminated without cause within two years following a change in control.
•Explicitly prohibit the repricing of underwater share options or share appreciation rights or the cancellation of such awards in exchange for cash, other awards or share options/share appreciation rights with a lower exercise/base price of the original awards without shareholder approval.
•Provide that the administrator may consist of a committee of the Board with two or more directors.
•Revise the share recycling provision to clarify that Common Shares reacquired by the Company on the open market, if any, or otherwise from the exercise of share options will not be added back to the share pool.

•Provide for certain other legal and other technical updates, including but not limited to adding whistleblower protection provisions and revising the existing clawback provisions.

The actual text of the A&R 2020 LTIP is attached to this Proxy Statement as Appendix B. The following description of the A&R 2020 LTIP is only a summary of its principal terms and provisions and is qualified by reference to the actual text as set forth in Appendix B.

Why We Believe You Should Vote for This Proposal

The A&R 2020 LTIP authorizes the Compensation Committee to provide equity-based compensation in the form of share options, share appreciation rights, share awards, share unit awards, performance shares and performance units, dividend equivalents, and certain other awards, including those denominated or payable in, or otherwise based on, Common Shares, for the purpose of providing our non-employee directors, officers and other employees of the Company and its subsidiaries, and certain consultants and other service providers of the Company and its subsidiaries, incentives and rewards for performance and/or service. We believe our future success depends in part on our ability to attract, motivate, and retain high quality employees and directors and that the ability to provide equity-based awards under the A&R 2020 LTIP is critical to achieving this success. We would be at a severe competitive disadvantage if we could not use share-based awards to recruit and compensate our employees and directors. The use of Common Shares as part of our compensation program is also important because equity-based awards are an essential component of our compensation for key employees, as they help link compensation with long-term shareholder value creation and reward participants based on service and/or performance.

As of September 30, 2025, 147,892 Common Shares remained available for issuance under the 2020 LTIP. If the A&R 2020 LTIP is not approved, we may be compelled to increase significantly the cash component of our employee and director compensation, which approach may not necessarily align employee and director compensation interests with the investment interests of our shareholders. Replacing equity awards with cash also would increase cash compensation expense and use cash that could be better utilized.

Overhang and Dilution

The following includes aggregated information regarding our view of the overhang and dilution associated with the 2020 LTIP, and the potential dilution associated with the A&R 2020 LTIP. This information is as of June 30, 2025.

Share Options Outstanding (A)	646,850
Weighted-Average Exercise Price of Outstanding Share Options	$19.28
Weighted-Average Remaining Term of Outstanding Share Options (Years)	6.5
Total Stock-Settled Full Value Awards Outstanding (B)	762,767
Total Shares Subject to Outstanding Awards (A + B)	1,409,617
Total Shares Remaining Available for Issuance under 2020 LTIP (C)	129,783
Additional Shares Requested (D)	650,000
Basic Common Shares Outstanding (E)	13,357,990
Potential Basic Dilution of Shares Remaining Available + Shares Requested ((C+D)/E)	5.8%
Total Potential Basic Dilution/Overhang ((A+B+C+D)/E)	16.4%

Based on the closing price on the Nasdaq Stock Market for our Common Shares on October 14, 2025 of $36.84 per share, the aggregate market value as of October 14, 2025 of the additional 650,000 Common Shares requested under the A&R 2022 LTIP was $23,946,000.

Burn Rate

Burn rate provides a measure of the potential dilutive impact of our annual equity award program. Set forth below is a table that reflects our burn rate as of fiscal year end for 2025, 2024 and 2023, as well as the average over those years:

	2025	2024	2023
Share Options Granted (A)	—	142,000	236,200
RSUs and target PSUs Granted	231,719	50,000	—
RSUs Granted (B)	166,665	30,000	—
PSUs Granted (target)	65,054	20,000	—
PSUs Vested/Earned (C)	—	—	—
Weighted-Average Common Shares Outstanding (D)	14,678,000	17,704,000	18,200,000
Burn Rate ((A+B+C)/D)	1.1%	1.0%	1.3%
Three-Year Average Burn Rate	1.1%

We currently anticipate that the shares available for issuance following the approval of the A&R 2020 LTIP will last for about three years, based on our historic grant rates and the approximate current share price, but could last for a different period of time if actual practice does not match recent rates or our share price changes materially.

Summary of Material Terms of the A&R 2020 LTIP

Purpose

We believe that the A&R 2020 LTIP will enable us to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to our employees, consultants and directors, and to promote the success of our business. The A&R 2020 LTIP is designed to:

•promote the long-term financial interests and growth of our Company and its subsidiaries by attracting and retaining directors and employees, which include management as well as other personnel;
•motivate management by means of growth-related incentives to achieve long-range goals; and
•further the alignment of the interests of participants and those of our shareholders, through opportunities for increased share or share-based ownership in our Company.

Administration

The A&R 2020 LTIP will be administered by the "Administrator", as defined below. For the purposes of the A&R 2020 LTIP, "Administrator" means our Compensation Committee, or such other committee(s) of director(s) duly appointed by our Board or our Compensation Committee to administer the A&R 2020 LTIP or delegated limited authority to perform administrative actions under the A&R 2020 LTIP, and having such powers as shall be specified by our Board or our Compensation Committee, provided, however, that at any time our Board may serve as the Administrator in lieu of or in addition to our Compensation Committee or such other committee(s) of director(s) to whom administrative authority has been delegated. As of October 15, 2025, the Administrator is the Compensation Committee. The Administrator has the authority, in its sole and absolute discretion, to grant awards under the A&R 2020 LTIP to eligible individuals, and to take all other actions necessary or desirable to carry out the purpose and intent of the A&R 2020 LTIP. Further, the Administrator has the authority, in its sole and absolute discretion, subject to the terms and conditions of the A&R 2020 LTIP, to, among other things:

•determine the eligible individuals to whom, and the time or times at which, awards shall be granted;
•determine the type of awards to be granted to any eligible individual;
•determine the number of shares to be covered by or used for reference purposes for each award or the value to be transferred pursuant to any award; and

•determine the terms, conditions and restrictions applicable to each award and any shares acquired pursuant thereto, including, without limitation, (i) the purchase price of any shares, (ii) the method of payment for shares purchased pursuant to any award, (iii) the method for satisfying any tax withholding obligation arising in connection with any award, including by the withholding or delivery of shares, (iv) the timing, terms and conditions of the exercisability, vesting or payout of any award or any shares acquired pursuant thereto, (v) the performance goals applicable to any award and the extent to which such performance goals have been attained, (vi) the time of the expiration of an award, (vii) any such modification, amendment or substitution that results in repricing of the award which may be made without prior shareholder approval, (viii) the effect of a participant’s Termination of Service, as defined in the A&R 2020 LTIP, on any of the foregoing and (ix) all other terms, conditions and restrictions applicable to any award or shares acquired pursuant thereto as the Administrator considers to be appropriate and not inconsistent with the terms of the A&R 2020 LTIP.

Eligibility

Subject to certain exceptions, officers and employees of, and other individuals, including non-employee directors, who are natural persons providing bona fide services to or for, the Company or its subsidiaries, as well as certain prospective service providers, are eligible to participate in the A&R 2020 LTIP. As of June 30, 2025, there were approximately 8 officers, 211 non-officer employees, and 7 non-employee directors of the Company eligible to participate in the 2020 LTIP. The basis for participation in the A&R 2020 LTIP is being eligible and selected by the Administrator or its designee to receive a grant thereunder.

Participation by Non-Employee Directors

Although our non-employee directors, including our independent directors, are not involved in the day-to-day running of our operations, they play an invaluable role in furthering our business interests by contributing their experience and expertise. It is crucial for us to be able to attract, retain and incentivize such individuals. It may not always be possible to quantify the services and contributions of our non-employee directors to our Company, and accordingly, it may not always be possible to compensate them fully or appropriately by increasing their directors’ fees or other cash payments. To that end, participation by non-employee directors in the A&R 2020 LTIP provides our Company with a further avenue via which to acknowledge and reward their services and contributions to our Company. In addition, we believe that opportunities for increased shares or share-based ownership in our Company will further the alignment of the interests of our non-employee directors with the interests of our shareholders.

Available Shares

Subject to adjustment, a maximum of 2,637,326.13 Common Shares may be awarded under the A&R 2020 LTIP (which consists of the original 1,287,326.13 Common Shares approved in 2020, an additional 700,000 Common Shares added pursuant to the first amendment to the 2020 LTIP, and an additional 650,000 Common Shares added pursuant to this A&R 2020 LTIP. Shares issued under A&R 2020 LTIP may consist in whole or in part of authorized but unissued shares or treasury shares. This limit may be adjusted to reflect certain changes in our capitalization, such as share splits, reverse share splits, share dividends, recapitalizations, rights offerings, reorganizations, mergers, consolidations, spin-offs, split-ups and similar transactions. Subject to adjustment as provided in the provision of the A&R 2020 LTIP pertaining to the occurrence of certain corporate transactions, the maximum number of shares that may be issued pursuant to share options granted under the A&R 2020 LTIP that are intended to qualify as “incentive stock options” as that term is defined in Section 422 of the Internal Revenue Code (the "Code") is 3,500,000 (provided that only the Common Shares originally reserved for issuance in 2020 will be eligible to be granted as incentive stock options).

If any award of Common Shares under the A&R 2020 LTIP or IBEX Holdings Limited 2018 Restricted Share Plan (the "2018 RSA Plan") expires or is forfeited in whole or in part, the unused Common Shares covered by such awards shall again be available for the grant under the A&R 2020 LTIP. Additionally, any Common Shares used to satisfy the applicable tax withholding obligations with respect to any awards under the A&R 2020 LTIP or the 2018 RSA Plan (including shares retained from the award creating the tax obligation) shall be added back to the number of shares available for the future grant of awards under the A&R 2020 LTIP. The A&R 2020 LTIP’s share pool shall not be increased by any Common Shares reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of share options.

Maximum Entitlements

Under the A&R 2020 LTIP the Administrator may establish compensation for our non-employee directors from time to time, provided that the sum of any cash compensation and the grant date fair value of awards granted under the A&R 2020 LTIP to a non-employee director as compensation for services as a non-employee director during any calendar year may not exceed $450,000, provided however that in a non-employee director’s first year of service, compensation for services may not exceed $900,000. The Administrator may make exceptions to this limit for individual non-employee directors in extraordinary circumstances, as the Administrator may determine in its discretion, provided that the non-employee director receiving such additional compensation may not participate in the decision to award such compensation or in other compensation decisions involving such non-employee director.

Types of Awards

Awards may be granted individually or in tandem with other types of awards, concurrently with or with respect to outstanding awards. All awards are subject to the terms and conditions provided in the award agreement, which shall be delivered to the participant receiving such award upon, or as promptly as is reasonably practicable following, the grant of such award. Unless otherwise specified by the Administrator, in its sole discretion, or otherwise provided in the award agreement, an award shall not be effective unless the award agreement is signed or otherwise accepted by the Company and the participant receiving the award (including by electronic delivery and/or electronic signature). Participants are not required to pay for the application or acceptance of awards.

•Share Options. The Administrator may grant awards of share options ("Share Options"). A Share Option means a right to purchase a specified number of Common Shares from the Company at a specified price during a specified period of time. The exercise price per share subject to a Share Option granted under the A&R 2020 LTIP shall not be less than the fair market value of one share on the date of grant of the Share Option, except as provided under applicable law or with respect to Share Options that are granted in substitution of similar types of awards of a company acquired by our Company or with which our Company combines (whether in connection with a corporate transaction, such as a merger, combination, consolidation or acquisition of property or stock, or otherwise) to preserve the intrinsic value of such awards. The Administrator may from time to time grant to eligible individuals awards of incentive stock options or nonqualified stock options; provided, however, that awards of incentive stock options shall be limited to employees of the Company or of any current or hereafter existing "parent corporation" or "subsidiary corporation," as defined in Sections 424(e) and 424(f) of the Code, respectively, of the Company, and any other eligible individuals who are eligible to receive incentive stock options under the provisions of Section 422 of the Code. No Share Option shall be an incentive stock option unless so designated by the Administrator at the time of grant or in the applicable award agreement. Share Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Administrator; provided, however, that awards of Share Options may not have a term in excess of ten years’ duration unless required otherwise by applicable law. Except as provided in the applicable award agreement or otherwise determined by the Administrator, to the extent Share Options are not vested and exercisable, a participant’s Share Options shall be forfeited upon his or her Termination of Service. Share Options granted under the A&R 2020 LTIP may not provide for any dividends or dividend equivalents thereon.

•Share Appreciation Rights. The Administrator may grant awards of share appreciation rights. A share appreciation right entitles the participant to receive, subject to the provisions of A&R 2020 LTIP and the applicable award agreement, a payment having an aggregate value equal to the product of (i) the excess of (A) the fair market value on the exercise date of one share of Common Share over (B) the base price per share specified in the applicable award agreement, times (ii) the number of shares specified by the share appreciation right, or portion thereof, which is exercised. The base price per share specified in the applicable award agreement shall not be less than the lower of the fair market value on the date of grant or the exercise price of any tandem share option to which the share appreciation right is related, or with respect to share appreciation rights that are granted in substitution of similar types of awards of a company acquired by the Company or a subsidiary or with which the Company or a subsidiary combines (whether in connection with a corporate transaction, such as a merger, combination, consolidation or acquisition of property or share, or otherwise) such base price as is necessary to preserve the intrinsic value of such awards. Share appreciation rights shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Administrator; provided, however, that share appreciation rights granted under the A&R 2020 LTIP may not have a term in excess of ten years unless otherwise required by applicable law. Except as provided in the applicable award agreement or otherwise determined by the Administrator, to the extent share appreciation rights are not vested and exercisable, a participant’s share appreciation rights shall be forfeited upon his Termination of Service. Share appreciation rights granted under the A&R 2020 LTIP may not provide for any dividends or dividend equivalents thereon.

•Share Awards. The Administrator may grant awards of unrestricted Common Shares or restricted shares (collectively, "Share Awards") on such terms and conditions, such as performance based on certain performance criteria, and for such consideration, including no consideration or such minimum consideration as the Administrator shall determine, subject to the limitations set forth in the A&R 2020 LTIP. Share Awards shall be evidenced in such manner as the Administrator may deem appropriate, including via book-entry registration. The Administrator shall determine the terms and conditions of a Share Award, including the conditions for vesting and repurchase (or forfeiture) and the issue price, if any. Dividends declared on restricted shares shall be held by the Company and made subject to forfeiture until the underlying restricted shares vest. For the avoidance of doubt, any dividends or other distributions shall accrue and only be paid to the extent the corresponding portion of the award of restricted shares becomes vested.

•Share Units. The Administrator may, from time to time, grant to eligible individuals awards of unrestricted share units or restricted share units. For the purposes of the A&R 2020 LTIP, "restricted share unit" means a right granted to a participant to receive shares or cash at the end of a specified deferral period, which right may be conditioned on the satisfaction of certain requirements, including the satisfaction of certain performance goals. Restricted share units shall be subject to such vesting, risk of forfeiture and/or payment provisions as the Administrator may impose at the date of grant. The restriction period to which such vesting and/or risk of forfeiture applies may lapse under such circumstances, including without limitation upon the attainment of performance goals, in such installments, or otherwise, as the Administrator may determine. Until shares are issued to the participant in settlement of share units, the participant shall not have any rights of a shareholder with respect to the share units or the shares issuable thereunder. The Administrator may grant the participant the right to dividend equivalents on share units; provided, however, that dividend equivalents declared payable on share units shall be accrued and made subject to forfeiture until such share units vest. For the avoidance of doubt, any dividend equivalents or other distributions shall accrue and only be paid to the extent the corresponding portion of the award of share units becomes vested.

•Performance Shares and Performance Units. An award of Performance Shares, as that term is used in the A&R 2020 LTIP, refers to Common Shares or stock units that are expressed in terms of our Common Shares, the issuance, vesting, lapse of restrictions or payment of which is contingent on performance as measured against predetermined objectives over a specified performance period. An award of Performance Units, as that term is used in the A&R 2020 LTIP, refers to dollar-denominated units valued by reference to designated criteria established by the administrator, other than our Common Shares, whose issuance, vesting, lapse of restrictions or payment is contingent on performance as measured against predetermined objectives over a specified performance period. The applicable award agreement will specify whether Performance Shares and Performance Units will be settled or paid in cash or Common Shares or a combination of both, or will reserve to the Administrator or the participant the right to make that determination prior to or at the payment or settlement date. The Administrator will, prior to or at the time of grant, condition the grant, vesting or payment of, or lapse of restrictions on, an award of Performance Shares or Performance Units upon (A) the attainment of performance goals during a performance period or (B) the attainment of performance goals and the continued service of the participant. The length of the performance period, the performance goals to be achieved during the performance period, and the measure of whether and to what degree such performance goals have been attained will be conclusively determined by the Administrator in the exercise of its absolute discretion. Performance goals may include minimum, maximum and target levels of performance, with the size of the award or payout of Performance Shares or Performance Units or the vesting or lapse of restrictions with respect thereto based on the level attained. An award of Performance Shares or Performance Units will be settled as and when the award vests or at a later time specified in the award agreement or in accordance with an election of the participant, if the Administrator so permits, that meets the requirements of Section 409A or Section 457A of the Code. Performance goals applicable to performance-based awards may be awarded based on performance metrics to be attained within a predetermined performance period as they may apply to an individual, one or more business units, divisions, or affiliates, or on a company-wide basis, and in absolute terms, relative to a base period, or relative to the performance of one or more comparable companies, peer groups, or an index covering multiple companies. The Administrator may, in its discretion, adjust the performance goals applicable to any awards to reflect any unusual or non-recurring events and other extraordinary items, impact of charges for restructurings, discontinued operations and the cumulative effects of accounting or tax changes.

•Other Share-Based Awards. The Administrator may, from time to time, grant to eligible individuals awards in the form of Other Share-Based Awards. For the purposes of the A&R 2020 LTIP, "Other Share-Based Award" means an award of shares or any other award that is valued in whole or in part by reference to, or that is otherwise based upon, shares, including without limitation dividend equivalents and convertible debentures. Dividend equivalents payable on Other Share-Based Awards shall be accrued and made subject to forfeiture until such Other Share-Based Awards vest. For the avoidance of doubt, any dividend equivalents or other distributions shall accrue and only be paid to the extent the corresponding portion of the Other Share-Based Award becomes vested.

Adjustment Events

In the event of a merger, amalgamation, consolidation, rights offering, statutory share exchange or similar event affecting our Company (each, a "Corporate Event"), or a share dividend, share split, reverse share split, separation, spinoff, reorganization, extraordinary dividend of cash or other property, share combination or subdivision or recapitalization or similar event affecting the capital structure of our Company (each, a "Share Change"), that occurs at any time after the IPO Date (as defined in the A&R 2020 LTIP) (including any such Corporate Event or Share Change that occurs after such adoption and coincident with or prior to the IPO Date), the Administrator shall make equitable and appropriate substitutions or proportionate adjustments to (a) the aggregate number and kind of shares or other securities on which awards under the A&R 2020 LTIP may be granted to eligible individuals, (b) the maximum number of shares or other securities with respect to which awards may be granted during any one calendar year to any individual, (c) the maximum number of shares or other securities that may be issued with respect to incentive stock options granted under the A&R 2020 LTIP, (d) the number of shares or other securities covered by each outstanding award and the exercise price, base price or other price per share, if any, and other relevant terms of each outstanding award and (e) all other numerical limitations relating to awards, whether contained in the A&R 2020 LTIP or in award agreements; provided, however, that any fractional shares resulting from any such adjustment shall be eliminated and that no such adjustment shall be made if as a result, the participant receives a benefit that a shareholder does not receive and any adjustment (except in relation to a capitalization issue) must be confirmed in writing by the auditors of our Company (acting as experts and not as arbitrators) to be, in their opinion, fair and reasonable.

In the case of Corporate Events, the Administrator may make such other adjustments to outstanding awards as it determines to be appropriate and desirable, which adjustments may include, without limitation, (a) the cancellation of outstanding awards in exchange for payments of cash, securities or other property or a combination thereof having an aggregate value equal to the value of such awards, as determined by the Administrator in its sole discretion (it being understood that in the case of a Corporate Event with respect to which shareholders receive consideration other than publicly traded equity securities of the ultimate surviving entity, any such determination by the Administrator that the value of a share option or share appreciation right shall for this purpose be deemed to equal the excess, if any, of the value of the consideration being paid for each share pursuant to such Corporate Event over the exercise price or base price of such share option or share appreciation right shall conclusively be deemed valid and that any share option or share appreciation right may be cancelled for no consideration upon a Corporate Event if its exercise price or base price equals or exceeds the value of the consideration being paid for each share pursuant to such Corporate Event), (b) the substitution of securities or other property (including, without limitation, cash or other securities of our Company and securities of entities other than our Company) for the shares subject to outstanding awards and (c) the substitution of equivalent awards, as determined in the sole discretion of the Administrator, of the surviving or successor entity or a parent thereof.

Change in Control

In the event of a change in control, as defined in the A&R 2020 LTIP, of our Company, outstanding awards will terminate upon the effective time of the change in control unless provision is made for the continuation, assumption or substitution of awards by the surviving or successor entity or its parent. Unless an award agreement says otherwise, the following will occur with respect to awards that terminate in connection with a change in control of our Company:
•share options and share appreciation rights will become fully exercisable and holders of these awards will be permitted immediately before the change in control to exercise them;
•restricted shares and share units with time-based vesting (i.e., not subject to achievement of performance goals) will become fully vested immediately before the change in control, and share units will be settled as promptly as is practicable in accordance with applicable law; and
•restricted shares and share units that vest based on the achievement of performance goals will vest as if the performance goal for the unexpired performance period had been achieved at the target level; and the performance share units will be settled as promptly as is practicable in accordance with applicable law.

In addition, unless otherwise specified in an award agreement or determined by the Compensation Committee, in the event that (A) outstanding awards are continued, assumed or substituted in connection with a change in control by the surviving or successor entity and (ii) within two years following such change in control, a participant experiences a Termination of Service as a result of a termination by the company without cause, then such continued, assumed or substituted awards held by such participant shall become fully vested and exercisable.

Shareholder Rights

Except as otherwise provided in the applicable award agreement, and with respect to an award of restricted shares, a participant will have no rights as a shareholder with respect to Common Shares covered by any award until the participant becomes the record holder of such Common Shares.

Amendment and Termination.

Our board of directors may, at any time, amend or terminate the A&R 2020 LTIP but no amendment or termination may be made that would materially and adversely affect the rights of any participant under any outstanding award, without his or her consent, except such an amendment made to comply with applicable law or rule of any securities exchange or market on which our shares are listed or admitted for trading or to prevent adverse tax or accounting consequences to our company or the participant. If required to comply with Bermuda law and any other applicable laws or stock exchange rules or the rules of any automated quotation systems (other than any requirement which may be disapplied by the Company following any available home country exemption), the Company shall obtain shareholder approval of any A&R 2020 LTIP amendment in such a manner and to such a degree as required.

Amendment of Awards

The Administrator may unilaterally amend the terms of any award theretofore granted, but no such amendment shall materially impair the rights of any participant with respect to an award without the participant’s consent,, except such an amendment made to cause the A&R 2020 LTIP or award to comply with applicable law, applicable rule of any securities exchange on which our Common Shares are listed or admitted for trading, or to prevent adverse tax or accounting consequences for the participant or our company or any of our Affiliates. For purposes of the foregoing sentence, an amendment to an award that results in a change in the tax consequences of the award to the participant shall not be considered to be a material impairment of the rights of the participant and shall not require the participant’s consent. Except in connection with a corporate transaction or event under Adjustment Events above or in connection with a change in control, the terms of outstanding awards may not be amended to reduce the exercise price of outstanding share options or the base price of outstanding share appreciation rights, or cancel outstanding "underwater" share options or share appreciation rights (including following a participant’s voluntary surrender of "underwater" share options or share appreciation rights) in exchange for cash, other awards or share options or share appreciation rights with an exercise price or base price, as applicable, that is less than the exercise price of the original share option or base price of the original share appreciation right, as applicable, without shareholder approval.

Transferability.

Subject to certain limited exceptions, awards under the A&R 2020 LTIP may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent or distribution.

Effective Date; Term

The A&R 2020 LTIP will remain in effect, subject to the right of our Board or our Compensation Committee to amend or terminate the A&R 2020 LTIP at any time, until the earlier of (a) the earliest date as of which all awards granted under the A&R 2020 LTIP have been satisfied in full or terminated and no shares approved for issuance under the A&R 2020 LTIP remain available to be granted under new awards, or (b) December 5, 2035. No awards will be granted under the A&R 2020 LTIP after such termination date. Subject to other applicable provisions of the A&R 2020 LTIP, all awards made under the A&R 2020 LTIP on or before December 5, 2035, or such earlier termination of the A&R 2020 LTIP, shall remain in effect until such awards have been satisfied or terminated in accordance with the A&R 2020 LTIP and the terms of such awards.

Historical Awards

Since its inception, the following grants have been made under the 2020 LTIP to the persons and categories of persons identified below:

Name	Number of Shares Subject to Share Options	Number of Shares Subject to Restricted Share Units	Number of Performance-Based Restricted Share Units*
Named Executive Officers:
Robert Dechant, Chief Executive Officer	115,027	26,787	146,369
David Afdahl, Chief Operating Officer	28,319	4,842	114,550
Julie Casteel, Chief Marketing and Strategic Accounts Officer	16,574	4,842	101,968
Bruce Dawson, Chief Sales and Client Services Officer	18,114	4,842	87,361
Taylor Greenwald, Chief Financial Officer	—	36,294	26,294
Executive Officers as a Group	279,951	110,970	599,585
Non-Executive Directors as a Group	68,570	25,000	—
Each nominee for election as a director (other than Chief Executive Officer, who is included above):
Daniella Ballou-Aares	2,066	—	—
Karen Batungbacal	—	5,000	—
Fiona Beck	—	5,000	—
John Jones	10,759	—	—
Mohammed Khaishgi	50,068	—	—
Patrick McGinnis	—	5,000	—
Mingzhe (JJ) Zhuang	—	5,000	—
Non-Executive Officer Employees as a Group	1,057,055	156,295	53,813
*The number of performance-based restricted share units in the table above assumes target (100%) payout for all awards.

New Plan Benefits

Future awards under the A&R 2020 LTIP will be made at the discretion of the Compensation Committee; therefore, it is not currently possible to quantify the benefits or amounts that may be received by the named executive officers or groups noted in the table below pursuant to the A&R 2020 LTIP in the future. However, we have estimated awards that are anticipated to be made in fiscal year 2026 to our non-employee directors based on the current non-employee director compensation program.

Name and Position	Dollar Value ($)

Robert Dechant, Chief Executive Officer............................................................	N/A
David Afdahl, Chief Operating Officer........................................................	N/A
Julie Casteel, Chief Marketing and Strategic Accounts Officer	N/A
Bruce Dawson, Chief Sales and Client Services Officer....................................	N/A
Taylor Greenwald, Chief Financial Officer	N/A
Executive Officers as a Group......................................................................	N/A
Non-Executive Directors as a Group.....................................................................	9,204 (1)
Non-Executive Officer Employees as a Group................................................	N/A
(1) The amount disclosed represents the number of restricted share unit awards approved in May 2025 to be issued to our 7 non-employee directors after the Annual Meeting.

U.S. Federal Income Tax Consequences

The following is a brief summary of certain of the Federal income tax consequences of certain transactions under the A&R 2020 LTIP based on Federal income tax laws in effect. This summary, which is presented for the information of shareholders considering how to vote on this proposal and not for A&R 2020 LTIP participants, is not intended to be complete and does not describe Federal taxes other than income taxes (such as Medicare and Social Security taxes), or state, local or foreign tax consequences.

Tax Consequences to Participants

Restricted Shares

The recipient of restricted shares generally will be subject to tax at ordinary income rates on the fair market value of the restricted shares (reduced by any amount paid by the recipient for such restricted shares) at such time as the restricted shares are no longer subject to forfeiture or restrictions on transfer for purposes of Section 83 of the Code ("Restrictions"). However, a recipient who so elects under Section 83(b) of the Code within 30 days of the date of transfer of the shares will have taxable ordinary income on the date of transfer of the shares equal to the excess of the fair market value of such shares (determined without regard to the Restrictions) over the purchase price, if any, of such restricted shares. If a Section 83(b) election has not been made, any dividends received with respect to restricted shares that are subject to the Restrictions generally will be treated as compensation that is taxable as ordinary income to the recipient.

Performance Shares and Performance Units

No income generally will be recognized upon the grant of performance shares or performance units. Upon payment in respect of the earn-out of performance shares or performance units, the recipient generally will be required to include as taxable ordinary income in the year of receipt an amount equal to the amount of cash received and the fair market value of any unrestricted Common Shares received.

Nonqualified Stock Options

In general:
•no income will be recognized by an optionee at the time a non-qualified stock option is granted;
•at the time of exercise of a non-qualified stock option, ordinary income will be recognized by the optionee in an amount equal to the difference between the option price paid for the shares and the fair market value of the shares, if unrestricted, on the date of exercise; and
•at the time of sale of shares acquired pursuant to the exercise of a non-qualified stock option, appreciation (or depreciation) in value of the shares after the date of exercise will be treated as either short-term or long-term capital gain (or loss) depending on how long the shares have been held.

Incentive Stock Options

No income generally will be recognized by an optionee upon the grant or exercise of an “incentive stock option” as defined in Section 422 of the Code. If Common Shares are issued to the optionee pursuant to the exercise of an incentive stock option, and if no disqualifying disposition of such shares is made by such optionee within two years after the date of grant or within one year after the transfer of such shares to the optionee, then upon sale of such shares, any amount realized in excess of the option price will be taxed to the optionee as a long-term capital gain and any loss sustained will be a long-term capital loss.

If Common Shares acquired upon the exercise of an incentive stock option are disposed of prior to the expiration of either holding period described above, the optionee generally will recognize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of such shares at the time of exercise (or, if less, the amount realized on the disposition of such shares if a sale or exchange) over the exercise price paid for such shares. Any further gain (or loss) realized by the participant generally will be taxed as short-term or long-term capital gain (or loss) depending on the holding period.

Share Appreciation Rights

No income will be recognized by a participant in connection with the grant of a share appreciation right. When the share appreciation right is exercised, the participant normally will be required to include as taxable ordinary income in the year of exercise an amount equal to the amount of cash received and the fair market value of any unrestricted Common Shares received on the exercise.

Restricted Share Units

No income generally will be recognized upon the award of restricted share units. The recipient of a restricted share unit award generally will be subject to tax at ordinary income rates on the fair market value of unrestricted Common Shares on the date that such shares are transferred to the participant under the award (reduced by any amount paid by the participant for such restricted share units), and the capital gains/loss holding period for such shares will also commence on such date.

Tax Consequences to the Company and its Subsidiaries

To the extent that a participant recognizes ordinary income in the circumstances described above, the Company or the subsidiary for which the participant performs services will be entitled to a corresponding deduction provided that, among other things, the income meets the test of reasonableness, is an ordinary and necessary business expense, is not an “excess parachute payment” within the meaning of Section 280G of the Code and is not disallowed by the $1 million limitation on certain executive compensation under Section 162(m) of the Code.

Registration with the SEC

We intend to file a Registration Statement on Form S-8 relating to the issuance of Common Shares under the A&R 2020 LTIP with the SEC pursuant to the Securities Act of 1933, as amended, as soon as practicable after approval of the A&R 2020 LTIP by our shareholders.

Our Board recommends a vote "FOR" the proposal to approve the Amended and Restated Ibex Limited 2020 Long-Term Incentive Plan

PROPOSAL FIVE - APPOINTMENT OF THE COMPANY'S AUDITOR AND INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM AND AUTHORIZATION OF AUDIT COMMITTEE TO FIX REMUNERATION OF AUDITOR AND INDEPENDENT PUBLIC ACCOUNTING FIRM

In accordance with Section 89 of the Companies Act, our shareholders have the authority to appoint our auditors and independent registered public accounting firm and to authorize the Audit Committee, acting on behalf of the Board, to fix the remuneration of such firm. At the Annual Meeting, shareholders will be asked to appoint Deloitte & Touche LLP ("Deloitte") as our auditor and independent registered public accounting firm and authorize the Audit Committee to fix the remuneration of Deloitte for the fiscal year ended June 30, 2026.

Deloitte has served as the Company’s auditor and independent registered public accounting firm since October 28, 2021. Representatives of Deloitte are not expected to be physically present at the Annual Meeting. However, they will be available online during the Annual Meeting and will have an opportunity to make a statement if they wish and be available to respond to appropriate questions from shareholders.

We are asking shareholders to ratify the Audit Committee’s selection of Deloitte as our auditor and independent registered public accounting firm and authorize the Audit Committee to fix the remuneration of Deloitte for the fiscal year ending June 30, 2026. In the event that shareholders do not re-appoint Deloitte at the Annual Meeting, Deloitte shall hold office until a successor is appointed in accordance with Bermuda law and the Bye-laws.

Audit Fees and Services

The following is a summary of fees paid or to be paid to Deloitte for services rendered over the prior two fiscal years.

	For the year ended June 30, 2025	For the year ended June 30, 2024
Audit Fees(1)	$1,354,982	$1,272,167
Audit-Related Fees	-	-
Tax Fees	-	-
All Other Fees	-	-
Total	$1,354,982	$1,272,167
(1) Audit fees are the aggregate fees bills or expected to be billed for each of fiscal years ended June 30, 2025 and June 30, 2024 for professional services rendered by the principal accountant for the audit of our annual financial statements and review of quarterly financial statements for services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements for those fiscal years.

Pre-Approval Policy

The Audit Committee has adopted an Audit and Non-Audit Services Pre-Approval policy, under which the Audit Committee annually reviews and pre-approves the services that are expected to be provided by the outside auditor. Any engagement to provide audit or non-audit services that has not been pre-approved through that process must be specifically pre-approved by the Audit Committee if it is to be provided by the outside auditor. All of the services provided by Deloitte to us since their appointment were pre-approved by the Audit Committee.

Our Board recommends a vote “FOR” the resolution to authorize the appointment of Deloitte as the Company’s auditor and independent registered public accounting firm and to authorize the Audit Committee to set the remuneration of Deloitte for the fiscal year ended June 30, 2026.

Audit Committee Report*

The Audit Committee has reviewed and discussed our audited financial statements with management, and has discussed with our independent registered public accounting firm the matters required to be discussed by applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”) and SEC. Additionally, the Audit Committee has received the written disclosures and the letter from our independent registered public accounting firm, as required by the applicable requirements of the PCAOB, and has discussed with the independent registered public accounting firm the independent registered public accounting firm’s independence. Based upon such review and discussion, the Audit Committee recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended June 30, 2025 for filing with the SEC.

Submitted by:

Audit Committee of the Board of Directors
Fiona Beck (Chair)
Daniella Ballou-Aares
Patrick McGinnis

* The information contained in this Audit Committee Report shall not be deemed to be “soliciting material” or “filed” or incorporated by reference in future filings with the SEC, or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act"), except to the extent that the Company specifically requests that the information be treated as soliciting material or specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended (the “Securities Act”) or the Exchange Act.

EXECUTIVE COMPENSATION

As an emerging growth company, we have opted to comply with the executive compensation disclosure rules applicable to emerging growth companies pursuant to the JOBS Act. We have provided compensation disclosure for our “named executive officers” (also referred to as our “NEOs”). For fiscal 2025, our named executive officers and the positions each held as of June 30, 2025 were:

1.Robert Dechant, Chief Executive Officer;
2.David Afdahl, Chief Operating Officer;
3.Julie Casteel, Chief Marketing and Strategic Accounts Officer;
4.Bruce Dawson, Chief Sales and Client Services Officer; and
5.Taylor Greenwald, Chief Financial Officer

2025 Summary Compensation Table

The following table presents all of the compensation awarded to, earned by or paid to our NEOs for the fiscal years ended June 30, 2025 and June 30, 2024.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($) (2)	Stock Awards ($)(3)	Non-Equity Incentive Plan Compensation ($) (4)	All Other Compensation ($) (5)	Total ($)
Robert Dechant	2025	637,500	100	997,845	1,011,978	15,583	2,663,006
Chief Executive Officer	2024	600,000	195,177	—	231,202	13,800	1,040,179

David Afdahl	2025	400,000	—	221,764	459,338	26,500	1,107,602
Chief Operating Officer	2024	400,000	130,518	—	154,135	9,341	693,994

Julie Casteel	2025	350,000	100	221,764	401,921	—	973,785
Chief Marketing &	2024	350,000	114,303	—	134,868	—	599,171
Strategic Accts. Officer

Bruce Dawson	2025	350,000	100	221,764	401,920	17,769	991,553
Chief Sales and Client	2024	350,000	114,203	—	134,686	11,457	610,346
Services Officer

Taylor Greenwald	2025	450,000	—	288,265	452,161	26,723	1,217,149
Chief Financial Officer	2024	359,712	—	856,300	72,251	—	1,288,263

1.Amounts reflect the base salary in effect for and actually paid to the NEOs in the years shown.
2.Amounts represent the discretionary Fast Track Bonuses paid to the NEOs following the end of the first quarter of fiscal year 2024. For more information, please see "Elements of the Company's Executive Compensation Program - 2024 Bonuses" in our proxy statement filed with the SEC on October 28, 2024. In addition, for fiscal year 2025, Messrs. Dechant and Dawson and Ms. Casteel each earned a $100 bonus in fiscal year 2025 in recognition of their tenure with the Company.
3.Amounts reflect the aggregate grant date fair value of time-based and performance-based restricted stock units granted to the NEOs during fiscal year 2025, computed in accordance with FASB ASC Topic 718 using a Monte Carlo valuation model for the performance-based awards. See footnote 11 (Stock-Based Compensation) to the Financial Statement contained in the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2025 for an explanation of the assumptions made by the Company in the valuation of the awards shown in these columns. The values reported above for performance-based restricted stock units are based on the probable outcome as of the grant date. The values for such performance-based restricted stock units, assuming the achievement of the performance goals at the maximum level, would be as follows for each NEO: Mr. Dechant - $571,909; Mr. Afdahl - $221,764; Ms. Casteel - $221,764; Mr. Dawson - $221,764; and Mr. Greenwald - $288,265. Amounts reflect the aggregate grant date fair value of time-based units granted during fiscal year 2024, computed in accordance with FASB ASC Topic 718 and based on the closing price of our common stock on the date of grant. These amounts may not correspond to the actual value eventually realized by each NEO because the value depends on the achievement of goals and market value of our common stock at the time the award vests.
4.Amounts reflect annual cash bonuses earned by the NEOs for the years shown. Under the annual bonus plan, the NEOs were each eligible to receive bonuses determined as a percentage of their respective base salaries based on the achievement of pre-established financial and operational metrics. For more information, please see "2025 Bonuses" below.
5.    Amounts reflect, for Messrs. Dechant, Afdahl, Dawson and Greenwald, Company contributions to their respective accounts under the Company’s 401(k) plan.

Elements of the Company’s Executive Compensation Program

For the fiscal year ended June 30, 2025, the compensation for each NEO generally consisted of a base salary, performance-based bonus, stock awards, and standard employee benefits. These elements (and the amounts of compensation and benefits under each element) were selected because the Company believes they are necessary to help attract and retain executive talent which is fundamental to its success. Below is a more detailed summary of the current executive compensation program as it relates to the Company's NEOs.

Base Salary

The named executive officers receive a base salary to compensate them for services rendered to the Company. The base salary payable to each named executive officer is intended to provide a fixed component of compensation reflecting the executive’s skill set, experience, role, and responsibilities. Each NEO's initial base salary was provided in his or her employment agreement, and the base salaries of the Company's executives are reviewed and, if appropriate, adjusted on an annual basis.

The actual base salary paid to each named executive officer for fiscal 2025 is set forth above in the Summary Compensation Table in the column entitled “Salary.”

2025 Bonuses

The Company maintains a cash-based non-equity incentive compensation program in which certain of its employees, including its named executive officers, are eligible to receive bonuses based on business and performance goals. Such awards are designed to incentivize the named executive officers with a variable level of compensation that is based on performance measures established by the Compensation Committee that are tied to predefined business and personal goals and objectives.

In our fiscal year 2025, Mr. Dechant was eligible to earn an annual cash bonus targeted at 150% of his base salary. Ms. Casteel and Messrs. Afdahl, Dawson and Greenwald were eligible to earn annual cash bonuses each targeted at 100% of their respective base salaries. Each named executive officer was eligible to earn his or her bonus based on the attainment of business goals and objectives set and approved by the Compensation Committee. The actual bonus amounts earned by each named executive officer for 2025 under our non-equity incentive program are set forth above in the Summary Compensation Table in the column entitled "Non-Equity Incentive Plan Compensation."

Equity Compensation

The Company maintains the 2020 Long-Term Incentive Plan, referred to as the 2020 Plan in order to facilitate the grant of equity incentives to directors, employees (including the NEOs), consultants and other service providers of the Company and its affiliates to obtain and retain the services of these individuals, which is essential to its long-term success.

Pursuant to the 2020 Plan, On November 8, 2024, the named executive officers were each awarded the following restricted stock units ("RSUs"): Mr. Dechant - 21,787; Mr. Afdahl - 4,842; Ms. Casteel - 4,842; Mr. Dawson - 4,842; and Mr. Greenwald - 6,294, with 25% of the RSUs vested on July 1, 2024, and 25% of the RSUs vest annually thereafter.

On April 20, 2022, the Company made grants of performance-based restricted stock units ("PSUs") under the 2020 Plan to certain employees, including the named executive officers. Fifty percent (50%) of these PSUs will become eligible to vest upon the first such time that the Company achieves revenue in respect of any fiscal year of $600 million or greater (the "Revenue PSUs"). One-third of the Revenue PSUs vest immediately upon the revenue goal being met, and the remaining two-thirds vest in equal annual installments over the next two years, subject to continued employment or service with the Company. The other fifty percent (50%) of these PSUs will become eligible to vest upon the first such time that the Company achieves adjusted EBITDA in respect of any fiscal year of $74 million or greater (the “EBITDA PSUs”). One-third of the EBITDA PSUs vest immediately upon the adjusted EBITDA goal being met, and the remaining two-thirds vest in equal annual installments over the next two years, subject to continued employment or service with the Company. On May 31, 2024, Mr. Greenwald received a grant of PSUs subject to substantially similar performance vesting conditions, except that Mr. Greenwald’s EBITDA PSUs vest: (i) 1/3 upon achievement of a $74 million adjusted EBITDA goal, (ii) 1/3 upon achievement of an $83 million adjusted EBITDA goal, and (iii) following the achievement of second performance trigger, 1/3 subject to continued employment or service with the Company for one additional year.

On November 8, 2024, the Company made grants of PSUs under the 2020 Plan to certain employees, including the named executive officers. These grants provided each individual with a target number of PSUs (the "Target Amount") that could be earned under the grant based upon the Company’s Total Shareholder Return ("TSR") for three separate Performance Periods (as defined below) as compared with the TSR of a select group of peer index companies and market indices ("Performance Peer Group Companies") for the applicable Performance Period. The PSUs shall be eligible to vest on based on the Company’s TSR as follows: (i) one-third (1/3) of the Target Amount shall be eligible to vest on September 30, 2025 based on the Company’s TSR during the one-year period (the "First Performance Period") commencing on July 1, 2024 and ending June 30, 2025, (ii) one-third (1/3) of the Target Amount shall be eligible to vest on September 30, 2026 based on the Company’s TSR during the two-year period (the "Second Performance Period") commencing on July 1, 2024 and ending June 30, 2026, and (iii) one-third (1/3) of the Target Amount shall be eligible to vest on September 30, 2027 based on the Company’s TSR during the three-year period (the "Third Performance Period") commencing on July 1, 2024 and ending June 30, 2027 (each of the First Performance Period, the Second Performance Period, and the Third Performance Period, a "Performance Period"). Based on the Company's TSR relative to the TSR of the Performance Peer Group Companies for each Performance Period, the grantee may earn up to a total of two times the Target Amount over the three-year vesting period. The maximum aggregate value of the award on the vesting date, regardless of the level of Company TSR achievement and/or appreciation in the value of the Company's common stock during the Performance Periods, shall not exceed five times the fair market value of the Target Amount on the grant date.

Other Elements of Compensation

Retirement Plans

The Company maintains a 401(k) retirement savings plan for its employees in the United States, including the named executive officers, who satisfy certain eligibility requirements. The named executive officers are eligible to participate in the 401(k) plan on the same terms as other full-time employees, including matching contributions equal to 100% of the first 3% of applicable employee contributions and 50% of the next 2% of such contributions. The Company does not maintain any defined benefit pension plans or nonqualified deferred compensation plans.

Employee Benefits and Perquisites

All of our full-time employees in the United States, including the named executive officers, are eligible to participate in health and welfare plans, including medical, dental and vision benefits, medical and dependent care flexible spending and health savings accounts, short-term and long-term disability insurance and life insurance.

We believe the benefits described above are necessary and appropriate to provide a competitive compensation package to our employees, including the named executive officers.

Outstanding Equity Awards at 2025 Fiscal-Year End Table

The following table sets forth information regarding equity awards held by our named executive officers as of June 30, 2025.

Name	Grant Date	Option Awards				Stock Awards
		Number of Securities Underlying Unexercised Options (#) Exercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested ($)	Equity Incentive Plan Awards: Number of unearned shares, units or other rights that have not vested (#)	Equity Incentive Plan Awards: Market or payout value of unearned shares, units or other rights that have not vested (#)(5)
Robert Dechant	06/30/2020(1)	69	-	12.75	06/30/2030	-	-	-	-
	08/07/2020(2)	45,027	-	19.00	08/07/2030	-	-	-	-
	12/14/2020(3)	-	20,000	19.85	12/14/2030	-	-	-	-
	04/20/2022(4)	-	-			-	-	124,582	3,625,336
	11/08/2024(6)	-	-			21,787	634,002	-	-
	11/08/2024(7)	-	-			-	-	43,574	1,268,003
David Afdahl	06/30/2020(1)	17,500	-	12.75	06/30/2030	-	-	-	-
	08/07/2020(2)	10,819	-	19.00	08/07/2030	-	-	-	-
	04/20/2022(4)	-	-			-	-	109,708	3,192,503
	11/08/2024(6)	-	-			4,842	140,902	-	-
	11/08/2024(7)	-	-			-	-	9,684	281,804
Julie Casteel	04/20/2022(4)	-	-			-	-	97,126	2,826,367
	11/08/2024(6)	-	-			4,842	140,902	-	-
	11/08/2024(7)	-	-			-	-	9,684	281,804
Bruce Dawson	08/07/2020(2)	8,114	-	19.00	08/07/2030	-	-	-	-
	04/20/2022(4)	-	-			-	-	82,519	2,401,303
	11/08/2024(6)	-	-			4,842	140,902	-	-
	11/08/2024(7)	-	-			-	-	9,684	281,804
Taylor Greenwald	12/04/2023(8)	-	-			22,500	654,750	-	-
	05/31/2024(9)		-			-	-	20,000	582,000
	11/08/2024(6)	-	-			6,294	183,155	-	-
	11/08/2024(7)	-	-			-	-	12,588	366,311
1.These options became vested as to 25% of the options on the grant date with the remaining 75% vesting in equal monthly installments over the following three-year period, subject to the named executive officer’s continued employment through each applicable vesting date. As of June 30, 2025, these options are fully vested.
2.These options became vested as to 50% of the options on the grant date with the remaining 50% vesting in equal monthly installments over the following two-year period, subject to the named executive officer’s continued employment through each applicable vesting date. As of June 30, 2025, these options are fully vested.

3.These options will vest in full immediately following the first such time, prior to the option expiration date, as the Company common shares, publicly traded on Nasdaq, maintain an average closing price of $30.00 over a thirty-day period.
4.    This performance-based restricted stock unit award was granted on April 20, 2022 and vests as described in the narrative under the "Equity Compensation" section above.
5.    Market value reflects the $29.10 closing price of the Company's stock on June 30, 2025.
6.    This restricted stock unit award was granted November 8, 2024. 25% of the shares vested on July 1, 2025, with 25% vesting annually thereafter.
7.    This performance-based restricted stock unit award was granted November 8, 2024 and vests as described in the narrative under the "Equity Compensation" section above. Based on applicable SEC rules, the amounts and values for these performance-based restricted stock units are reported assuming achievement of the performance goals at the maximum level.
8.    This restricted stock unit award was granted on December 4, 2023. 7,500 shares vested on September 18, 2024, with 7,500 shares vesting annually thereafter, subject to Mr. Greenwald's continued employment through each applicable vesting date.
9.    This performance-based restricted stock unit award was granted on May 31, 2024 and vests as described in the narrative under the "Equity Compensation" section above.

Executive Compensation Arrangements

Employment Agreements

The Company has entered into employment agreements with each NEO (the “Employment Agreements”), the key terms of which are described below.

Dechant Employment Agreement

On April 2, 2015, we entered into an employment agreement with Mr. Dechant (the “Dechant Employment Agreement”), providing for his employment as Chief Executive Officer of the Company. The Dechant Employment Agreement provides that Mr. Dechant is entitled to an annual base salary, which was increased on October 24, 2024 from $600,000 to $650,000, and eligibility for an annual performance bonus based on the Company’s achievement of targets and milestones as determined by the Board.

Pursuant to the Dechant Employment Agreement, upon the termination of Mr. Dechant’s employment by the Company without “Cause” or by Mr. Dechant for “Good Reason”, Mr. Dechant will be entitled, in addition to any accrued amounts and subject to his execution and non-revocation of a general release of claims in favor of the Company, to (i) twelve months’ salary continuation (unless, during such period, Mr. Dechant commences employment with a new employer or provides consulting services for more than six months with monthly compensation in excess of $20,000, in which case, his severance payments will be reduced by an amount equal to 70% of such new compensation), and (ii) for the same period of time, continued participation by Mr. Dechant and his dependents in the Company’s health and welfare benefit plans at active employee rates.

“Cause” is defined in the Dechant Employment Agreement generally as Mr. Dechant’s (i) material breach of the Dechant Employment Agreement or material violation of the Company’s policies or any law or regulation pertinent to our business or reputation, (ii) failure to promptly follow any lawful directive of the Board (to the extent such failure is not cured within three days following Mr. Dechant’s receipt of written notice thereof), (iii) engagement in any intentional misconduct or negligence in the performance of his duties, (iv) falsification of any reports or communications issued to any member of the Board or an employee, officer, agent, or director of the Company, or any act of willful dishonesty, fraud, blackmail, or extortion as determined by the Board in its reasonable discretion, (v) commission of any act in competition with or materially detrimental to the best interests of the Company, or (vi) conviction or, or plea of guilty or nolo contendere to, a felony or other crime involving moral turpitude. “Good Reason” is defined in the Dechant Employment Agreement generally as (i) any material diminution in Mr. Dechant’s base salary, other than as a result of a similar percentage reduction in the base salary of other members of the Company’s senior management team, or (ii) the Company removing Mr. Dechant from the office of Chief Executive Officer; provided, that Mr. Dechant’s resignation will not be deemed to constitute “Good Reason” unless (x) Mr. Dechant provides the Company written notice of the purported Good Reason within 30 days after the initial evidence of such event or circumstance, (y) such event or circumstance is not corrected within 30 days following our receipt of such notice, and (z) Mr. Dechant’s resignation becomes effective not more than 180 days following the date of such notice.

In addition, pursuant to the Dechant Employment Agreement, Mr. Dechant is subject to (i) a non-competition restriction for a period of 15 months following his termination of employment with the Company for any reason, (ii) a non-solicitation restriction (covering our customers and employees and consultants) for a period of 24 months following his termination of employment with the Company for any reason, (iii) a perpetual non-disparagement restriction, and (iv) a perpetual restriction on his disclosure of the Company’s confidential information.

Afdahl Employment Agreement

On July 1, 2020, we entered into an amended employment agreement with Mr. Afdahl (the “Afdahl Employment Agreement”), providing for his employment as Chief Operations Officer of the Company. The Afdahl Employment Agreement provides that Mr. Afdahl is entitled to an annual base salary, which for fiscal year 2025 was $400,000, and eligibility for an annual performance bonus based on the Company’s achievement of targets and milestones as determined by the Company's board of directors.

Pursuant to the Afdahl Employment Agreement, upon the termination of Mr. Afdahl’s employment by the Company without “Cause” or by Mr. Afdahl for “Good Reason”, Mr. Afdahl will be entitled, in addition to any accrued amounts and subject to his execution and non-revocation of a general release of claims in favor of the Company, to (i) twelve months’ salary continuation (unless, during such period, Mr. Afdahl commences employment with a new employer or provides consulting services for more than six months with monthly compensation in excess of $20,000, in which case, his severance payments will be reduced to an amount equal to 70% of such new compensation), and (ii) for the same period of time, continued participation by Mr. Afdahl and his dependents in the Company’s health and welfare benefit plans at active employee rates.

For purposes of the Afdahl Employment Agreement, “Cause” and “Good Reason” are each defined in a manner that is substantially similar to the respective definitions of such terms in the Dechant Employment Agreement.

In addition, pursuant to the Afdahl Employment Agreement, Mr. Afdahl is subject to (i) a non-competition restriction for a period of 12 months following his termination of employment with the Company for any reason, (ii) a non-solicitation restriction (covering our customers and employees and consultants) for a period of 12 months following his termination of employment with the Company for any reason, (iii) a perpetual non-disparagement restriction, and (iv) a perpetual restriction on his disclosure of the Company’s confidential information.

Casteel Employment Agreement

On July 1, 2020, we entered into an amended employment agreement with Ms. Casteel (the “Casteel Employment Agreement”), providing for her employment as Chief Marketing and Strategic Accounts Officer of the Company. The Casteel Employment Agreement provides that Ms. Casteel is entitled to an annual base salary, which for fiscal year 2024 was $350,000.

Pursuant to the Casteel Employment Agreement, upon the termination of Ms. Casteel’s employment by the Company without “Cause” or by Ms. Casteel for “Good Reason”, Ms. Casteel will be entitled, in addition to any accrued amounts and subject to her execution and non-revocation of a general release of claims in favor of the Company, to (i) twelve months’ salary continuation (unless, during such period, Ms. Casteel commences employment with a new employer or provides consulting services for more than six months with monthly compensation in excess of $20,000, in which case, her severance payments will be reduced to an amount equal to 70% of such new compensation), and (ii) for the same period of time, continued participation by Ms. Casteel and her dependents in the Company’s health and welfare benefit plans at active employee rates.

For purposes of the Casteel Employment Agreement, “Cause” and “Good Reason” are each defined in a manner that is substantially similar to the respective definitions of such terms in the Dechant and Afdahl Employment Agreements.

In addition, pursuant to the Casteel Employment Agreement, Ms. Casteel is subject to (i) a non-competition restriction for a period of 12 months following her termination of employment with the Company for any reason, (ii) a non-solicitation restriction (covering our customers and employees and consultants) for a period of 12 months following her termination of employment with the Company for any reason, (iii) a perpetual non-disparagement restriction, and (iv) a perpetual restriction on her disclosure of the Company’s confidential information.

Dawson Employment Agreement

On July 1, 2020, we entered into an amended employment agreement with Mr. Dawson (the “Dawson Employment Agreement”), providing for his employment as Chief Sales and Client Services Officer of the Company. The Dawson Employment Agreement provides that Mr. Dawson is entitled to an annual base salary, which for fiscal year 2024 was $350,000.

Pursuant to the Dawson Employment Agreement, upon the termination of Mr. Dawson’s employment by the Company without “Cause” or by Mr. Dawson for “Good Reason”, Mr. Dawson will be entitled, in addition to any accrued amounts and subject to his execution and non-revocation of a general release of claims in favor of the Company, to (i) twelve months’ salary continuation (unless, during such period, Mr. Dawson commences employment with a new employer or provides consulting services for more than six months with monthly compensation in excess of $20,000, in which case, his severance payments will be reduced to an amount equal to 70% of such new compensation), and (ii) for the same period of time, continued participation by Mr. Dawson and his dependents in the Company’s health and welfare benefit plans at active employee rates.

For purposes of the Dawson Employment Agreement, “Cause” and “Good Reason” are each defined in a manner that is substantially similar to the respective definitions of such terms in the Dechant, Afdahl, and Casteel Employment Agreements.

In addition, pursuant to the Dawson Employment Agreement, Mr. Dawson is subject to (i) a non-competition restriction for a period of 12 months following his termination of employment with the Company for any reason, (ii) a non-solicitation restriction (covering our customers and employees and consultants) for a period of 12 months following his termination of employment with the Company for any reason, (iii) a perpetual non-disparagement restriction, and (iv) a perpetual restriction on his disclosure of the Company’s confidential information.

Greenwald Employment Agreement

On August 14, 2023, we entered into an employment agreement with Mr. Greenwald (the “Greenwald Employment Agreement”), providing for his employment as Chief Financial Officer of the Company. The Greenwald Employment Agreement provides that Mr. Greenwald is entitled to an annual base salary, which for fiscal year 2025 was $450,000.

Pursuant to the Greenwald Employment Agreement, upon the termination of Mr. Greenwald’s employment by the Company without “Cause” or by Mr. Greenwald for “Good Reason”, Mr. Greenwald will be entitled, in addition to any accrued amounts and subject to his execution and non-revocation of a general release of claims in favor of the Company, to (i) twelve months’ salary continuation (unless, during such period, Mr. Greenwald commences employment with a new employer or provides consulting services for more than six months with monthly compensation in excess of $20,000, in which case, his severance payments will be reduced to an amount equal to 70% of such new compensation), and (ii) for the same period of time, continued participation by Mr. Greenwald and his dependents in the Company’s health and welfare benefit plans at active employee rates.

For purposes of the Greenwald Employment Agreement, “Cause” and “Good Reason” are each defined in a manner that is substantially similar to the respective definitions of such terms in the Dechant, Afdahl, Casteel, and Dawson Employment Agreements.

In addition, pursuant to the Greenwald Employment Agreement, Mr. Greenwald is subject to (i) a non-competition restriction for a period of 12 months following his termination of employment with the Company for any reason, (ii) a non-solicitation restriction (covering our customers and employees and consultants) for a period of 12 months following his termination of employment with the Company for any reason, (iii) a perpetual non-disparagement restriction, and (iv) a perpetual restriction on his disclosure of the Company’s confidential information.

Equity Compensation Plan Information

The following table provides certain information with respect to all of our equity compensation plans as of June 30, 2025:

Plan	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options and Rights		(b) Weighted Average Exercise Price of Outstanding Options and Rights		(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity compensation plans approved by shareholders (1)	1,409,617	(2)	$19.28	(3)	129,783
Equity compensation plans not approved by shareholders	—		$—		—
Total	1,409,617		$19.28		129,783

(1) Refers to the 2020 Plan.
(2) This number reflects the stock options, time- and performance-vesting restricted stock units, restricted share awards granted under the 2020 Plan.
(3) Represents weighted average exercise price for outstanding stock options with respect to 646,850 common shares.

Compensation Consultant for Fiscal Year 2025

On September 18, 2023, the Company's Compensation Committee entered into a services agreement with Exequity LLP to provide ongoing executive compensation advisory services. Exequity provides the Compensation Committee with ongoing general advisory services, which may include, but are not limited to, assistance with the Compensation Committee's review of executive pay proposals and program designs, provide assistance to management with preparation of executive pay proposals, various data analyses including competitive assessments of executive compensation, and support with respect to relevant legal and regulatory considerations impacting executive compensation and benefit programs.

Timing of Option Grants

The Company has a policy of granting stock options only during open trading windows, as such windows are determined by the Company's Insider Trading Policy. These trading windows are only opened by the Company when it determines that its officers and directors are not likely to be in possession of any material nonpublic information. Other than described above, the Company does not take into account material nonpublic information to determine the timing or terms of any such option grant, and the Company has not timed the disclosure of material nonpublic information for the purposes of affecting the value of executive compensation.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Related Party Transaction Policies and Procedures

We have written policies and procedures whereby our Audit Committee is responsible for reviewing and approving transactions between us or any of our subsidiaries and any related person (defined in the policy as to include any person who is or was (since the beginning of our last fiscal year) an executive officer, director or director nominee, a greater than 5% beneficial owner of the Company's common shares, an immediate family member of either of the foregoing or a firm, corporation or other entity at which a person described in the foregoing serves as an officer or director or which he/she is a partner or principal or similar position or has a 5% of greater beneficial ownership interest), in which the amount involved exceeds $120,000 and in which one more of such related persons has a direct or indirect material interest. In determining whether to approve or ratify a related party transaction, the Audit Committee will take into account, among other factors it deems appropriate, the material terms of the transaction, the nature of the related party's interest in the transaction, the significance of the transaction to the related party and to the Company, the nature of the related party's relationship with the Company and whether the transaction would likely impair the judgment of a director of officer to act in the best interest of the Company.

In addition, our Code of Business Conduct and Ethics requires that all of our employees and directors inform us of any material transaction or relationship that comes to their attention that could reasonably be expected to create a conflict of interest. Further, at least annually, each director and executive officer will complete a detailed questionnaire that asks questions about any business relationship that may give rise to a conflict of interest and all transactions in which we are involved and in which the executive officer, a director or a related person has a direct or indirect material interest.

Related-Party Transactions

Since July 1, 2024, the Company has entered into or engaged in the following related party transactions.

Sublease of Office Space

Pursuant to an agreement dated December 15, 2021, Ibex Global Solutions, Inc. and TRG Holdings LLC, a wholly-owned indirect subsidiary of TRGI, have agreed to sublease and share office space in Washington, D.C. leased by Ibex Global Solutions, Inc. The term of the sublease ended on October 31, 2024, however, TRGI is currently a "tenant at will" as a holdover under the sublease and they may be removed upon thirty days' written notice. The lease amount payable by TRG Holdings LLC under this sublease is $12,203 per month, commencing on November 1, 2022, plus fifty percent (50%) of all operating expenses, real estate taxes and any additional charges as such are defined in the master lease.

Participation in Health and Welfare Plans

Our subsidiary Ibex Global Solutions, Inc. f/k/a TRG Customer Solutions, Inc. and TRG Holdings LLC are parties to a Third Party Services Agreement dated April 1, 2013 whereby employees of TRG Holdings LLC and its affiliates are permitted to participate in the health, dental, and life insurance plans offered by Ibex Global Solutions, Inc. to its employees. TRG Holdings LLC is obligated to indemnify Ibex Global Solutions, Inc. for any claims arising out of the participation in such plans by employees of TRG Holdings LLC and its affiliates.

BENEFICIAL OWNERSHIP OF SECURITIES

The following table sets forth information known to the Company regarding beneficial ownership of the Company’s common shares as of October 3, 2025 by:

●	each person known by the Company to be the beneficial owner of more than 5% of the Company’s outstanding common shares;

●	each of the Company’s named executive officers, directors and director nominees; and

●	all executive officers and directors as a group.
Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options, warrants and certain other derivative securities that are currently exercisable or will become exercisable within 60 days. The percentage of beneficial ownership is based on 13,467,175 shares of Company common shares issued and outstanding as of October 3, 2025.

Unless otherwise indicated and subject to community property laws and similar laws, the Company believes that all parties named in the table below have sole voting and investment power with respect to all shares of common shares beneficially owned by them. The address of each of the executive officers and directors in the table below is c/o Ibex Limited, 1717 Pennsylvania Avenue NW, Suite 825, Washington, D.C. 20006.

Name	Number	Percent
Major Shareholders:
TRGI (1)	1,731,574	12.9

Executive officers and directors:
Daniella Ballou-Aares (2)	15,060	*
Karen Batungbacal (3)	1,875	*
Fiona Beck (4)	11,500	*
John Jones (5)	23,753	*
Mohammed Khaishgi (6)	59,692	*
Patrick McGinnis (7)	1,655	*
Mingzhe Zhuang (8)	1,875	*
Robert Dechant (9)	201,546	1.5
David Afdahl (10)	81,798	*
Julie Casteel (11)	24,685	*
Bruce Dawson (12)	3,129	*
Taylor Greenwald (13)	16,761	*
All executive officers and directors as a group (fifteen persons) (14)	455,925	3.4

*	Less than one percent.

(1) Based on information contained in a Form 4 filed with the SEC on November 21, 2024. The address for TRGI is Crawford House, 50 Cedar Avenue, Hamilton HM11, Bermuda.

(2) Ms. Ballou-Aares holdings include (a) 12,994 common shares and (b) 2,066 common shares underlying vested stock options.

(3) Ms. Batungbacal's holdings include 1,875 common shares.

(4) Ms. Beck's holdings include 11,500 common shares.

(5) Mr. Jones’s holdings include (a) 12,994 common shares and (b) 10,759 common shares underlying vested stock options.

(6) Mr. Khaishgi's holdings include (a) 2,312 common shares held directly, (b) 50,068 common shares underlying vested stock options, and (c) 7,312 commons shares held by the Khaishgi Allibhoy Family Foundation. Mr. Khaishgi is the trustee of the Khaishgi Allibhoy Family Foundation and is deemed to beneficially own its shares.

(7) Mr. McGinnis's holdings include 1,655 common shares.

(8) Mr. Zhuang's holdings include 1,875 common shares.

(9) Mr. Dechant’s holdings include (a) 181,477 common shares, (b) 69 common shares underlying vested stock options, and (c) 20,000 common shares underlying unvested performance stock options that vest on October 10, 2025.

(10) Mr. Afdahl’s holdings include (a) 53,479 common shares and (b) 28,319 common shares underlying vested stock options.

(11) Ms. Casteel's holdings include 24,685 common shares.

(12) Mr. Dawson’s holdings include 3,129 common shares.

(13) Mr. Greenwald's holdings include 16,761 common shares.

(14) Total executive officer and director holdings include (a) 344,644 common shares, (b) 91,281 common shares underlying vested stock options, and (c) 20,000 common shares underlying unvested performance stock options that vest October 10,2025.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our directors and officers, and persons who beneficially own more than 10% of our common shares to file reports of ownership and changes in ownership with the SEC. To our knowledge, based solely on a review of such filings and written representations furnished to us, we believe that all required Section 16 reports under the Exchange Act were filed on a timely basis during the year ended June 30, 2025, except for a late filing of one Form 4 for Mr. Bruce Dawson covering a transaction for the exercise of options and a Form 3 filed late for each of Mr. Andreas Wilkens and Mr. Mingzhe Zhuang reporting their initial securities ownership.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

This proxy statement is being provided to you in connection with the solicitation of proxies by the Board for use at the Annual Meeting to be held on December 5, 2025 at 4:00 p.m. Eastern Time (5:00 p.m. Atlantic Time), or at any adjournments or postponements thereof.

     Where is the Annual Meeting being held?

    The Board has determined that the Annual Meeting should be held online this year via live audio webcast in order to permit shareholders from any location with access to the Internet to participate. This format also reduces the environmental impact of the Annual Meeting. The Company has endeavored to provide shareholders with the same rights and opportunities for participation in the Annual Meeting online as an in-person meeting.

    How can I participate in and vote at the Annual Meeting Online?

    Shareholders of record as of 5:00 p.m. Eastern Time on October 10, 2025, the record date, are entitled to participate in and vote at the Annual Meeting. To participate in the Annual Meeting, including to vote and ask questions, shareholders of record should go to the Annual Meeting website at www.virtualshareholdermeeting.com/IBEX2025, enter the 16-digit control number found on your proxy card and follow the instructions on the website.

If your shares are held in street name and your voting instruction form indicates that you may vote those shares through the http://www.proxyvote.com website, then you may access, participate in, and vote at the Annual Meeting with the 16-digit access code indicated on that voting instruction form. Otherwise, shareholders who hold their shares in street name should contact their bank, broker or other nominee (preferably at least 5 days before the Annual Meeting) and obtain a “legal proxy” in order to be able to attend, participate in, or vote at the Annual Meeting.

The Annual Meeting will begin promptly at 4:00 p.m. Eastern Time (5:00 p.m. Atlantic Time) on December 5, 2025. Online check-in will begin at approximately 3:30 p.m. Eastern Time (4:30 p.m. Atlantic Time), and we encourage you to provide sufficient time before the Annual Meeting begins to check-in. Technicians will be available to assist you with any difficulties you may have accessing the Annual Meeting. We will make a replay of the Annual Meeting available on our Investor Relations website until the next annual meeting.

Shareholders may submit questions before and during the Annual Meeting at the meeting website. We plan to answer as many questions as possible during the time permitted. A list of answers to appropriate investor questions received before and during the Annual Meeting will be available on the Investor Relations page of our website as soon as practicable after the Annual Meeting. More information regarding the question and answer process, including the number and types of questions permitted, the time allotted for questions, and how questions will be recognized, answered, and disclosed, will be available in the meeting rules of conduct, which will be posted on the Annual Meeting website before and during the meeting.

What proposals will be addressed at the Annual Meeting?

Shareholders will be asked to consider the following proposals at the Annual Meeting:
Proposal 1 - To vote to set the number of directors of the Company at a maximum of eight directors;
Proposal 2 - To vote to elect the eight nominees for director named in this proxy statement to hold office until the earlier of the next annual general meeting or their resignation, death, or removal;
Proposal 3 - To vote to authorize the Board to fill any vacancy on the Board;

Proposal 4 - To vote to approve the Amended and Restated Ibex Limited 2020 Long-Term Incentive Plan; and

Proposal 5 - To vote to approve the appointment of Deloitte & Touche LLP as the Company’s auditor and independent registered public accounting firm and authorize the Audit Committee, acting on behalf of the Board, to fix the remuneration of Deloitte & Touche LLP for the fiscal year ended June 30, 2026.
We will also consider any other business that properly comes before the Annual Meeting.

How does the Board of Directors recommend that I vote?

Our Board unanimously recommends that shareholders vote “FOR” Proposals 1, 3, 4, and 5 and “FOR” each director nominee.

Who may vote at the Annual Meeting of Shareholders?

Shareholders who owned shares of the Company’s common shares, par value $0.000111650536 per share, as of 5:00 p.m. Eastern Time on October 10, 2025 are entitled to vote at the Annual Meeting. As of the record date, there were 13,467,175 shares of our common shares issued and outstanding.

How many votes must be present to hold the Annual Meeting?

In order for us to conduct the Annual Meeting, a quorum must be present or represented by proxy. Our Bye-laws provide that, subject to the rules of Nasdaq, the quorum required for a general meeting of shareholders is one or more shareholders present in person or by proxy and representing in excess of 25% of the total issued voting shares in the Company throughout the meeting. Nasdaq listing rules, however, will require the presence in person or by proxy of shareholders representing at least 33 1/3% of the outstanding shares of the Company’s common voting stock to constitute a quorum.

How many votes do I have?

Each share of common shares is entitled to one vote on each matter that comes before the Annual Meeting.

What is the difference between a shareholder of record and a beneficial owner of shares held in street name?

Shareholder of Record. If your shares are registered directly in your name with the Company’s transfer agent, you are considered the shareholder of record with respect to those shares, and the proxy materials were sent directly to you by the Company. The Company’s transfer agent and registrar is Broadridge Corporate Issuer Solutions, Inc. ("Broadridge").

Beneficial Owner of Shares Held in Street Name. If your shares are held in an account at a brokerage firm, bank, broker-dealer, or other similar organization, then you are the beneficial owner of shares held in “street name,” and the proxy materials were forwarded to you by that organization. The organization holding your account is considered the shareholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to instruct that organization on how to vote the shares held in your account. Those instructions are typically contained in a “voter instruction form.”

What is the proxy card?

The proxy card enables you to appoint Robert Dechant, our Chief Executive Officer, and Christy O’Connor, our Chief Legal Officer and Assistant Secretary, as your representatives at the Annual Meeting. By completing and returning the proxy card, you are authorizing Mr. Dechant and Ms. O’Connor to vote your shares at the Annual Meeting in accordance with your instructions on the proxy card. This way, your shares will be voted whether or not you attend the Annual Meeting. Even if you plan to attend the Annual Meeting, it is strongly recommended that you complete and return your proxy card before the Annual Meeting date in case your plans change. If a proposal comes up for vote at the Annual Meeting that is not on the proxy card, the proxies will vote your shares, under your proxy, according to their best judgment.

If I am a shareholder of record of the Company’s shares, how do I vote?

Before the Annual Meeting, you may vote:

    ●    By mail, by completing, signing, and dating your proxy card
    ●    Online at www.proxyvote.com
    ●    By telephone, at 1-800-690-6903

    During the Annual Meeting, you may vote online at www.virtualshareholdermeeting.com/IBEX2025.

If I am a beneficial owner of shares held in street name, how do I vote?

    Beneficial owners should check their voting instruction form for how to vote in advance of and how to participate in the Annual Meeting.

Will my shares be voted if I do not provide my proxy?

If you hold your shares directly in your own name, they will not be voted if you do not provide a proxy. Brokers holding shares must vote according to specific instructions they receive from the beneficial owners of those shares. If brokers do not receive specific instructions, brokers may in some cases vote the shares in their discretion, but are not permitted to vote on certain proposals and may elect not vote on any of the proposals unless you provide voting instructions. Voting your shares will help to ensure that your interests are represented at the Annual Meeting. If you do not provide voting instructions and the broker elects to vote your shares on some but not all matters, it will result in a ‘broker non-vote’ for the matters on which the broker does not vote. Broker non-votes will be considered as present for quorum purposes, but they are not considered as votes cast and will not be counted in determining the outcome of the vote on any of the other proposals.

What vote is required to elect directors?

Directors are elected by the affirmative votes of a majority of the votes cast at the Annual Meeting.

Abstentions and broker non-votes will not affect the outcome of the vote on this proposal.

What vote is required to approve Proposals 1, 3, 4, and 5?

Approval of Proposals 1, 3, 4, and 5 requires the affirmative votes of a majority of the votes cast at the Annual Meeting.

Abstentions and broker non-votes will not affect the outcome of the vote on these proposals.

Can I change my vote after I have voted?

You may revoke your proxy and change your vote at any time before the final vote at the Annual Meeting. You may vote again by signing and returning a new proxy card or voting instruction form with a later date or by attending the Annual Meeting online and voting. Your attendance at the Annual Meeting online will not automatically revoke your proxy unless you vote again at the Annual Meeting or specifically request that your prior proxy be revoked by delivering to the Company’s Assistant Secretary at 202 6th Street, Unit 401, Castle Rock, CO 80104 a written notice of revocation prior to the Annual Meeting.

Please note, however, that if your shares are held of record by a brokerage firm, bank, or other nominee, you must instruct your broker, bank, or other nominee that you wish to change your vote by following the procedures on the voting instruction form provided to you by the broker, bank, or other nominee.

What happens if I do not indicate how to vote my proxy?

If you sign your proxy card without providing further instructions, your shares will be voted “FOR” each of the director nominees and “FOR” each of Proposals 1, 3, 4, and 5.

Where do I find the voting results of the Annual Meeting?

We will announce preliminary voting results at the Annual Meeting. The final voting results will be tallied by Broadridge and published in the Company’s Current Report on Form 8-K, which the Company will file with the SEC within four business days following the Annual Meeting.

Who bears the cost of soliciting proxies?

The Company will bear the cost of soliciting proxies and will reimburse brokerage firms and others for expenses involved in forwarding proxy materials to beneficial owners or soliciting their execution. In addition to solicitations by mail, the Company, through its directors and officers, may solicit proxies in person, by telephone or by electronic means. Such directors and officers will not receive any special remuneration for these efforts.

OTHER MATTERS

Other Business

We are not currently aware of any business to be acted upon at the Annual Meeting other than the matters discussed in this proxy statement. The form of proxy accompanying this proxy statement confers discretionary authority upon the named proxy holders with respect to amendments or variations to the matters identified in the accompanying Notice with respect to any other matters which may properly come before the Annual Meeting or any adjournment or postponement thereof. If other matters do properly come before the Annual Meeting, or at any such adjournment or postponement of the Annual Meeting, we expect that shares of our common shares, represented by properly submitted proxies, will be voted by the proxy holders in accordance with the recommendations of our Board.

Submission of Shareholder Proposals for the 2026 Annual Meeting

Rule 14a-8 Proposals. For any proposal to be considered for inclusion in our proxy statement and form of proxy for submission to the shareholders at next year’s annual general meeting of shareholders (the “2026 Annual Meeting”), it must be submitted in writing and comply with the requirements of Rule 14a-8 of the Exchange Act. Such proposals must be received by the Company at its offices at 1717 Pennsylvania Avenue NW, Suite 825, Washington, D.C. 20006 no later than the close of business (5 p.m. Eastern Time) on June 30, 2026.

Non-Rule 14a-8 Proposals. For any proposal to be considered at the 2026 Annual Meeting or to nominate one or more directors, and the proposal is not intended to be included in the Company’s proxy statement relating to that meeting, the shareholder must give advance written notice to the Company at its offices at 1717 Pennsylvania Avenue NW, Suite 825, Washington, D.C. 20006 no later than the close of business (5:00 p.m. Eastern Time) on September 11, 2026, as required by SEC Rule 14a-4(c)(1).

Universal Proxy Nominations. To comply with the universal proxy rules, if a shareholder intends to solicit proxies in support of director nominees, then our Assistant Secretary must receive proper written notice that sets forth all information required by Rule 14a-19 under the Exchange Act to the Assistant Secretary at 1717 Pennsylvania Avenue NW, Suite 825, Washington, D.C. 20006 no later than the close of business (5:00 p.m. Eastern Time) on October 6, 2026 (or, if the 2026 Annual Meeting is called for a date that is more than 30 days before or more than 30 days after December 5, 2026, then notice must be provided not later than 60 calendar days prior to the date of the 2026 Annual Meeting or the 10th calendar day following the day on which public announcement of the date of the 2026 Annual Meeting is first made by the Company).

Bermuda Law Proposals. In addition, Section 79 of the Companies Act provides that (i) any number of shareholders representing not less than 5% of the total voting power of the shares eligible to vote at a general meeting of shareholders, or (ii) not less than 100 shareholders may propose any resolution which may properly be moved at the next annual general meeting of shareholders. Upon timely receipt of notice, we shall, at the expense of such shareholder(s), give our other shareholders entitled to receive notice of the next annual general meeting of shareholders notice of such proposed resolution. To be timely, the proposal requiring notice of a resolution must be deposited at our registered office at least six weeks before the next annual general meeting of shareholders. Shareholders satisfying the criteria of Section 79 may also require us to circulate a statement in respect of any matter to come before an annual general meeting of shareholders by notice deposited at our registered office in the manner provided by the Companies Act.

Householding Information

Unless we have received contrary instructions, we may send a single copy of the proxy materials to any household at which two or more shareholders reside. This process, known as “householding,” reduces the volume of duplicate information received at any one household, helps to reduce our expenses, and can benefit the environment. However, if shareholders prefer to receive multiple sets of our disclosure documents at the same address this year or in future years, the shareholders should follow the instructions described below. Similarly, if an address is shared with another shareholder and together, both of the shareholders would like to receive only a single set of our disclosure documents, the shareholders should follow these instructions: If the shares are registered in the name of the shareholder, the shareholder should contact Christy O’Connor at our offices by sending a written request to 202 6th

Street, Unit 401, Castle Rock, CO 80104 or by calling 202-702-4478, to inform us of his or her request; or if a bank, broker, or other nominee holds the shares, the shareholder should contact the bank, broker, or other nominee directly.
Where You Can Find More Information

We file annual and quarterly reports and other reports and information with the SEC. We distribute to our shareholders annual reports containing financial statements audited by our independent registered public accounting firm and, upon request, quarterly reports for the first three quarters of each fiscal year containing unaudited financial information. In addition, the reports and other information are filed through Electronic Data Gathering, Analysis and Retrieval (known as “EDGAR”) system and are publicly available on the Securities and Exchange Commission’s website, located at http://www.sec.gov.

We will provide without charge to you, upon written or oral request, a copy of the Annual Report on Form 10-K for the fiscal year ended June 30, 2025, including the financial statements and schedules. Any requests for copies of information, reports or other filings with the SEC should be directed to Christy O’Connor, Assistant Secretary, IBEX Limited, 202 6th Street, Unit 401, Castle Rock, CO 80104.

APPENDIX A

Non-GAAP Measures

Non-GAAP Financial Measures

We present non-GAAP financial measures because we believe that they and other similar measures are widely used by certain investors, securities analysts and other interested parties as supplemental measures of performance and liquidity. We also use these measures internally to establish forecasts, budgets and operational goals to manage and monitor our business, as well as evaluate our underlying historical performance, as we believe that these non-GAAP financial measures provide a more helpful depiction of our performance of the business by encompassing only relevant and manageable events, enabling us to evaluate and plan more effectively for the future. The non-GAAP financial measures may not be comparable to other similarly titled measures of other companies, have limitations as analytical tools, and should not be considered in isolation or as a substitute for analysis of our operating results as reported in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”). Non-GAAP financial measures and ratios are not measurements of our performance, financial condition or liquidity under U.S. GAAP and should not be considered as alternatives to operating profit or net income / (loss) or as alternatives to cash flow from operating, investing or financing activities for the period, or any other performance measures, derived in accordance with U.S. GAAP.

Adjusted net income, adjusted net income margin, and adjusted earnings per share

Adjusted net income is a non-GAAP profitability measure that represents net income before the effect of the following items: severance costs, impairment losses, warrant contra revenue, foreign currency gains and losses, and stock-based compensation expense, net of the tax impact of such adjustments. We define adjusted net income margin as adjusted net income divided by revenue. We define adjusted earnings per share as adjusted net income divided by weighted average diluted shares outstanding.

We use adjusted net income, adjusted net income margin, and adjusted earnings per share internally to establish forecasts, budgets and operational goals to manage and monitor our business, as well as evaluate our underlying historical performance. We believe that adjusted net income, adjusted net income margin, and adjusted earnings per share are meaningful indicators of performance as it reflects what we believe is closer to the actual results of our business performance by removing items that we believe are not reflective of our underlying business. We also believe that adjusted net income, adjusted net income margin, and adjusted earnings per share may be widely used by investors, securities analysts and other interested parties as a supplemental measure of performance.

Adjusted net income, adjusted net income margin, and adjusted earnings per share may not be comparable to other similarly titled measures of other companies and have limitations as an analytical tool and should not be considered in isolation or as a substitute for analysis of our operating results as reported under U.S. GAAP. Because of these limitations, investors should consider adjusted net income, adjusted net income margin, and adjusted earnings per share in conjunction with other U.S. GAAP financial performance measures, including net income from operations and net income, among others.

The following table provides a reconciliation of net income to adjusted net income, net income margin to adjusted net income margin, and diluted earnings per share to adjusted earnings per share for the years presented:

	Year ended June 30,
($000s, except per share amounts)	2025	2024
Net income	$36,864	$33,655
Net income margin	6.6%	6.6%

Severance costs	558	1,621
Impairment losses	1,429	1,532
Warrant contra revenue	—	1,183
Foreign currency losses / (gains)	693	(1,815)
Stock-based compensation expense	5,432	3,765
Total adjustments	$8,112	$6,286
Tax impact of adjustments (1)	(1,975)	(1,590)
Adjusted net income	$43,001	$38,351
Adjusted net income margin	7.7%	7.5%

Diluted earnings per share	$2.36	$1.84
Per share impact of adjustments to net income	0.39	0.26
Adjusted earnings per share	$2.75	$2.10

Weighted average diluted shares outstanding	15,725	18,255
(1) The tax impact of each adjustment is calculated using the effective tax rate in the relevant jurisdictions.

EBITDA, adjusted EBITDA, and adjusted EBITDA margin

EBITDA is a non-GAAP profitability measure that represents net income before the effect of the following items: interest expense, income tax expense, and depreciation and amortization. Adjusted EBITDA is a non-GAAP profitability measure that represents EBITDA before the effect of the following items: severance costs, impairment losses, interest income, warrant contra revenue, foreign currency gains and losses, and stock-based compensation expense. Adjusted EBITDA margin is a non-GAAP profitability measure that represents adjusted EBITDA divided by revenue.

We use EBITDA, adjusted EBITDA, and adjusted EBITDA margin internally to establish forecasts, budgets and operational goals to manage and monitor our business, as well as evaluate our underlying historical performance. We may use adjusted EBITDA as a vesting trigger in some performance-based restricted stock units. We believe that EBITDA, adjusted EBITDA and adjusted EBITDA margin are meaningful indicators of the health of our business as they provide additional information to investors about certain non-cash or non-recurring charges that we believe may not continue at the same level in the future or be reflective of our long-term performance. We also believe that EBITDA, adjusted EBITDA and adjusted EBITDA margin are widely used by investors, securities analysts, and other interested parties as a supplemental measure of performance.

EBITDA, adjusted EBITDA and adjusted EBITDA margin may not be comparable to other similarly titled measures of other companies and have limitations as analytical tools and should not be considered in isolation or as a substitute for analysis of our operating results as reported under U.S. GAAP. Some of these limitations are as follows:

•although depreciation and amortization expense is a non-cash charge, the assets being depreciated and amortized may have to be replaced in the future. EBITDA, adjusted EBITDA and adjusted EBITDA margin do not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements;
•EBITDA, adjusted EBITDA and adjusted EBITDA margin are not intended to be a measure of free cash flow for our discretionary use, as they do not reflect: (i) changes in, or cash requirements for, our working capital needs; (ii) debt service requirements; (iii) tax payments that may represent a reduction in cash available to us; and (iv) other cash costs that may recur in the future;
•other companies, including companies in our industry, may calculate similarly titled measures differently, which reduces their usefulness as comparative measures.

Because of these and other limitations, investors should consider EBITDA, adjusted EBITDA and adjusted EBITDA margin in conjunction with U.S. GAAP financial performance measures, including cash flows from operating activities, investing activities and financing activities, net income, net income margin, and other financial results.

The following table provides a reconciliation of net income to EBITDA, and adjusted EBITDA and net income margin to adjusted EBITDA margin for the years presented:

	Year ended June 30,
($000s)	2025	2024
Net income	$36,864	$33,655
Net income margin	6.6%	6.6%

Interest expense	1,634	514
Income tax expense	9,068	7,331
Depreciation and amortization	17,232	19,461
EBITDA	$64,798	$60,961
Severance costs	558	1,621
Impairment losses	1,429	1,532
Interest income	(955)	(2,071)
Warrant contra revenue	—	1,183
Foreign currency losses / (gains)	693	(1,815)
Stock-based compensation expense	5,432	3,765
Adjusted EBITDA	$71,955	$65,176

Adjusted EBITDA margin	12.9%	12.8%

Free cash flow

Free cash flow is a non-GAAP liquidity measure that represents net cash provided by operating activities less capital expenditures. While we believe that free cash flow provides useful information to investors in understanding and evaluating our liquidity position in the same manner as our management, our use of free cash flow has limitations as an analytical tool, and investors should not consider it in isolation or as a substitute for analysis of our financial results as reported under U.S. GAAP. Further, other companies, including companies in our industry, may adjust their cash flows differently, which may reduce the value of free cash flow as a comparative measure. The following table reconciles net cash provided by operating activities to free cash flow, for the years presented:

	Year ended June 30,
($000s)	2025	2024
Net cash provided by operating activities	$45,668	$35,900
Less: capital expenditures	18,375	8,855
Free cash flow	$27,293	$27,045

Net cash

Net cash is a non-GAAP liquidity measure that represents cash and cash equivalents less total debt. We believe that net cash provides useful information to investors in understanding and evaluating our ability to pay off debt. Our use of net cash has limitations as an analytical tool, and investors should not consider it in isolation or as a substitute for analysis of our financial results as reported under GAAP. Further, other companies, including companies in our industry, may adjust their cash or debt differently, which may reduce the value of net cash as a comparative measure.

Net cash is calculated below:

($000s)	June 30, 2025	June 30, 2024
Cash and cash equivalents	$15,350	$62,720

Debt
Current	$823	$660
Non-current	796	867
Total debt	$1,619	$1,527
Net cash	$13,731	$61,193

APPENDIX B

IBEX LIMITED AMENDED AND RESTATED
2020 LONG-TERM INCENTIVE PLAN

1.History; Existence of the Plan.
IBEX LIMITED, a Bermuda exempted company (“IBEX”), has established the IBEX 2020 LONG-TERM INCENTIVE PLAN, as set forth herein, and as the same may be amended from time to time (the “Plan”). The Plan was originally effective on the Adoption Date. The Plan was subsequently amended on January 14, 2022 to provide for an increase in the shares available under the Plan (the “Amendment Date”) and is hereby further amended and restated, effective as of December 5, 2025 (the “Amendment and Restatement Date”).

Since the Adoption Date, no awards have been made under the IBEX Holdings Limited 2017 Share Plan or the IBEX Holdings Limited 2018 Restricted Share Plan (such plan referred to as the “2018 Plan”).

2.Purposes of the Plan.
The Plan is designed to:

(a)promote the long-term financial interests and growth of IBEX and its Subsidiaries (together, the “Company”) by attracting and retaining management and other personnel of IBEX and other Eligible Individuals.

(b)motivate management personnel by means of growth-related incentives to achieve long-range goals; and

(c)further the alignment of interests of Participants with those of the shareholders of IBEX through opportunities for increased share or share-based ownership in IBEX.

Toward these objectives, the Administrator may grant share options, share appreciation rights, share awards, share units, performance shares, performance units, and other share-based awards to eligible individuals on the terms and subject to the conditions set forth in the Plan.

3.Terminology.
Except as otherwise specifically provided in an Award Agreement, capitalized words and phrases used in the Plan or an Award Agreement shall have the meaning set forth in the glossary at Section 17 of the Plan or as defined the first place such word or phrase appears in the Plan.

4.Administration.
(a)Administration of the Plan. The Plan shall be administered by the Administrator.

(b)Powers of the Administrator. The Administrator shall, except as otherwise provided under the Plan, have plenary authority, in its sole and absolute discretion, to grant Awards pursuant to the terms of the Plan to Eligible Individuals and to take all other actions necessary or desirable to carry out the purpose and intent of the Plan. Among other things, the Administrator shall have the authority, in its sole and absolute discretion, subject to the terms and conditions of the Plan to:

(i)determine the Eligible Individuals to whom, and the time or times at which, Awards shall be granted;

(ii)determine the types of Awards to be granted any Eligible Individual;

(iii)determine the number of Common Shares to be covered by or used for reference purposes for each Award or the value to be transferred pursuant to any Award;

(iv)determine the terms, conditions and restrictions applicable to each Award (which need not be identical) and any shares acquired pursuant thereto, including, without limitation, (A) the purchase price of any Common Shares, (B) the method of payment for shares purchased pursuant to any Award, (C) the method for satisfying any tax withholding obligation arising in connection with any Award, including by the withholding or delivery of Common Shares, (D) the timing, terms and conditions of the exercisability, vesting or payout of any Award or any shares acquired pursuant thereto, (E) the Performance Goals applicable to any Award and the extent to which such Performance Goals have been attained, (F) the time of the expiration of any Award, (G) the effect of the Participant’s Termination of Service on any of the foregoing, and (H) all other terms, conditions and restrictions applicable to any Award or shares acquired pursuant thereto as the Administrator shall consider to be appropriate and not inconsistent with the terms of the Plan;

(v)subject to Sections 7(e) 10(c) and 15, modify, amend or adjust the terms and conditions of any Award, including but not limited to, any such modification, amendment or substitution that results in repricing of the Award which may be made without prior stockholder approval;

(vi)accelerate or otherwise change the time at or during which an Award may be exercised or becomes payable and waive or accelerate the lapse, in whole or in part, of any restriction, condition or risk of forfeiture with respect to such Award; provided, however, that, except in connection with death, disability or a Change in Control, no such change, waiver or acceleration to any Award that is considered “deferred compensation” within the meaning of Section 409A or Section 457A of the Code (to the extent applicable) if the effect of such action is inconsistent with Section 409A or Section 457A of the Code;

(vii)determine whether an Award will be paid or settled in cash, Common Shares, or in any combination thereof and whether, to what extent and under what circumstances cash or Common Shares payable with respect to an Award shall be deferred either automatically or at the election of the Participant;

(viii)for any purpose, including but not limited to, qualifying for preferred or beneficial tax treatment, accommodating the customs or administrative challenges or otherwise complying with the tax, accounting or regulatory requirements of one or more jurisdictions, adopt, amend, modify, administer or terminate sub-plans, appendices, special provisions or supplements applicable to Awards regulated by the laws of a particular jurisdiction, which sub-plans, appendices, supplements and special provisions may take precedence over other provisions of the Plan, and prescribe, amend and rescind rules and regulations relating to such sub-plans, supplements and special provisions;

(ix)establish any “blackout” period, during which transactions affecting Awards may not be effectuated, that the Administrator in its sole discretion deems necessary or advisable;

(x)determine the Fair Market Value of Common Shares or other property for any purpose under the Plan or any Award;

(xi)administer, construe and interpret the Plan, Award Agreements and all other documents relevant to the Plan and Awards issued thereunder, and decide all other matters to be determined in connection with an Award;

(xii)establish, amend, rescind and interpret such administrative rules, regulations, agreements, guidelines, instruments and practices for the administration of the Plan and for the conduct of its business as the Administrator deems necessary or advisable;

(xiii)correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any Award or Award Agreement in the manner and to the extent the Administrator shall consider it desirable to carry it into effect; and

(xiv)otherwise administer the Plan and all Awards granted under the Plan.

(c)Delegation of Administrative Authority. The Administrator may designate officers or employees of the Company to assist the Administrator in the administration of the Plan and, to the extent permitted by applicable law and stock exchange rules, the Administrator may delegate to officers or other employees of the Company the Administrator’s duties and powers under the Plan, subject to such conditions and limitations as the Administrator shall prescribe, including without limitation the authority to execute agreements or other documents on behalf of the Administrator; provided, however, that such delegation of authority shall not extend to the granting of, or exercise of discretion with respect to, Awards to Eligible Individuals who are officers under Section 16 of the Exchange Act, to the extent applicable.

(d)Non-Uniform Determinations. The Administrator’s determinations under the Plan (including without limitation, determinations of the persons to receive Awards, the form, amount and timing of such Awards, the terms and provisions of such Awards and the Award Agreements evidencing such Awards, and the ramifications of a Change in Control upon outstanding Awards) need not be uniform and may be made by the Administrator selectively among Awards or persons who receive, or are eligible to receive, Awards under the Plan, whether or not such persons are similarly situated.

(e)Limited Liability; Advisors. To the maximum extent permitted by law, no member of the Administrator, nor any director, officer, employee or representative of IBEX shall be liable for any action taken or decision made in good faith relating to the Plan or any Award thereunder. The Administrator may employ counsel, consultants, accountants, appraisers, brokers or other persons. The Administrator, IBEX and the officers and directors IBEX shall be entitled to rely upon the advice, opinions or valuations of any such persons.

(f)Indemnification. To the maximum extent permitted by law, by IBEX’s bye-laws, and by any directors’ and officers’ liability insurance coverage which may be in effect from time to time, the members of the Administrator and any agent or delegate of the Administrator who is a director, officer or employee of IBEX or an Affiliate shall be indemnified by IBEX against any and all liabilities and expenses to which they may be subjected by reason of any act or failure to act with respect to their duties on behalf of the Plan.

(g)Effect of Administrator’s Decision. All actions taken and determinations made by the Administrator on all matters relating to the Plan or any Award pursuant to the powers vested in it hereunder shall be in the Administrator’s sole and absolute discretion, unless in contravention of any express term of the Plan, including, without limitation, any determination involving the appropriateness or equitableness of any action. All determinations made by the Administrator shall be conclusive, final and binding on all parties concerned, including IBEX, any Participants and any other employee, or director of IBEX and its Affiliates, and their respective successors in interest. No member of the Administrator, nor any director, officer, employee or representative of IBEX shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or Awards.

5.Shares Issuable Pursuant to Awards.

(a)Initial Share Pool. Subject to adjustments as provided in Section 10 of the Plan, the number of Common Shares issuable pursuant to Awards that may be granted under the Plan shall equal 2,637,326.13 Common Shares (the “Share Pool”) (which consists of the original 1,287,326.13 Common Shares approved as of the Adoption Date, an additional 700,000 Common Shares added as of the Amendment Date, and an additional 650,000 Common Shares added as of the Amendment and Restatement Date).

(i)The Share Pool shall be reduced by one share for each Common Share made subject to an Award granted under the Plan (for the avoidance of doubt, Awards which by their terms are cash-settled shall not reduce the Share Pool);

(ii)The Share Pool shall be increased, on the relevant date, by the number of unissued Common Shares underlying or used as a reference measure for any Award or portion of an Award that is cancelled, forfeited, expired, terminated unearned or settled in cash granted under the Plan or the 2018 Plan, in any such case without the issuance of shares and by the number of Common Shares used as a reference measure for any Award that are not issued upon settlement of such Award either due to a net settlement or otherwise;
(iii)The Share Pool shall be increased, on the forfeiture date, by the number of Common Shares that are forfeited back to IBEX after issuance due to a failure to meet an Award contingency or condition with respect to any Award or portion of an Award granted under the Plan or the 2018 Plan;

(iv)The Share Pool shall be increased, on the exercise date, by the number of Common Shares withheld by or surrendered (either actually or through attestation) to IBEX in payment of the exercise price of any Award granted under the Plan or the 2018 Plan; and

(v)The Share Pool shall be increased, on the relevant date, by the number of Common Shares withheld by or surrendered (either actually or through attestation) to IBEX in payment of the Tax Withholding Obligation that arises in connection with any Award granted under the Plan or the 2018 Plan.

(vi)The Share Pool shall NOT be increased by any Common Shares reacquired by IBEX on the open market or otherwise using cash proceeds from the exercise of share options.

2.ISO Limit. Subject to adjustment pursuant to Section 10 of the Plan, the maximum number of Common Shares that may be issued pursuant to share options granted under the Plan that are intended to qualify as Incentive Share Options within the meaning of Section 422 of the Code shall be equal to 3,500,000 Common Shares. Notwithstanding the foregoing, no Common Shares added to the Share Pool on the Amendment Date or the Amendment and Restatement Date are eligible to be granted as Incentive Share Options.

3.Source of Shares. The Common Shares with respect to which Awards may be made under the Plan shall be shares authorized for issuance under IBEX’s memorandum of association and bye- laws but unissued, or issued and reacquired, including without limitation shares purchased in the open market or in private transactions.

4.Non-Employee Director Award Limit. In addition, the Administrator may establish compensation for Non-Employee Directors from time to time, subject to the limitations in the Plan. The Administrator will from time to time determine the terms, conditions and amounts of all such Non-Employee Director compensation in its discretion and pursuant to the exercise of its business judgment, taking into account such factors, circumstances and considerations as it shall deem relevant from time to time, provided that the sum of any cash compensation and the grant date fair value of Awards (as determined in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, or any successor thereto) granted under the Plan to a Non-Employee Director as compensation for services as a Non-Employee Director during any calendar year of the Company may not exceed $450,000, provided however, in a Non-Employee Director’s first year of service compensation for services may not exceed $900,000 (such limits, the “Director Limits”).. The Administrator may make exceptions to this limit for individual Non-Employee directors in extraordinary circumstances, as the Administrator may determine in its discretion, provided that the Non-Employee Director receiving such additional compensation may not participate in the decision to award such compensation or in other compensation decisions involving Non-Employee Director.

5.Participation.
Participation in the Plan shall be open to all Eligible Individuals, as may be selected by the Administrator from time to time. The Administrator may also grant Awards to Eligible Individuals in connection with hiring, recruiting or otherwise, prior to the date the individual first performs services for IBEX or an Affiliate; provided, however, that such Awards shall not become vested or exercisable and no shares shall be issued to such individual, prior to the date the individual first commences performance of such services.

6.Awards.

a.Awards, In General. The Administrator, in its sole discretion, shall establish the terms of all Awards granted under the Plan consistent with the terms of the Plan. Awards may be granted individually or in tandem with other types of Awards, concurrently with or with respect to outstanding Awards. All Awards are subject to the terms and conditions provided in the Award Agreement, which shall be delivered to the Participant receiving such Award upon, or as promptly as is reasonably practicable following, the grant of such Award. Unless otherwise specified by the Administrator, in its sole discretion, or otherwise provided in the Award Agreement, an Award shall not be effective unless the Award Agreement is signed or otherwise accepted by IBEX and the Participant receiving the Award (including by electronic delivery and/or electronic signature).

b.Share Options.

i.Grants. A share option means a right to purchase a specified number of Common Shares from IBEX at a specified price during a specified period of time. The Administrator may from time to time grant to Eligible Individuals Awards of Incentive Share Options or Nonqualified Options; provided, however, that Awards of Incentive Share Options shall be limited to employees of IBEX or of any current or hereafter existing “parent corporation” or “subsidiary corporation,” as defined in Sections 424(e) and 424(f) of the Code, respectively, of IBEX, and any other Eligible Individuals who are eligible to receive Incentive Share Options under the provisions of Section 422 of the Code. No share option shall be an Incentive Share Option unless so designated by the Administrator at the time of grant or in the applicable Award Agreement.

ii.Exercise. Share options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Administrator; provided, however, that Awards of share options may not have a term in excess of ten years’ duration unless required otherwise by applicable law.

iii.Termination of Service. Except as provided in the applicable Award Agreement or otherwise determined by the Administrator, to the extent share options are not vested and exercisable, a Participant’s share options shall be forfeited upon his or her Termination of Service.

iv.No Dividends. Share options granted under this Plan may not provide for any dividends or Dividend Equivalents thereon.

v.Additional Terms and Conditions. The Administrator may, by way of the Award Agreement or otherwise, determine such other terms, conditions, restrictions, and/or limitations, if any, of any Award of share options, provided they are not inconsistent with the Plan.

c.Limitation on Reload Options. The Administrator shall not grant share options under this Plan that contain a reload or replenishment feature pursuant to which a new share option would be granted automatically upon receipt of delivery of Common Shares to IBEX in payment of the exercise price or any tax withholding obligation under any other share option.

d.Share Appreciation Rights.

i.Grants. The Administrator may from time to time grant to Eligible Individuals Awards of share appreciation rights. A share appreciation right entitles the Participant to receive, subject to the provisions of the Plan and the Award Agreement, a payment having an aggregate value equal to the product of (i) the excess of (A) the Fair Market Value on the exercise date of one share of Common Share over (B) the base price per share specified in the Award Agreement, times (ii) the number of shares specified by the share appreciation right, or portion thereof, which is exercised. The base price per share specified in the Award Agreement shall not be less than the lower of the Fair Market Value on the date of grant or the exercise price of any tandem share option to which the share appreciation right is related, or with respect to share appreciation rights that are granted in substitution of similar types of awards of a company acquired by IBEX or a Subsidiary or with which IBEX or a Subsidiary combines (whether in connection with a corporate transaction, such as a merger, combination, consolidation or acquisition of property or shares, or otherwise) such base price as is necessary to preserve the intrinsic value of such awards.

ii.Exercise. Share appreciation rights shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Administrator; provided, however, that share appreciation rights granted under the Plan may not have a term in excess of ten years’ duration unless required otherwise by applicable law. The applicable Award Agreement shall specify whether payment by IBEX of the amount receivable upon any exercise of a share appreciation right is to be made in cash or Common Shares or a combination of both, or shall reserve to the Administrator or the Participant the right to make that determination prior to or upon the exercise of the share appreciation right. If upon the exercise of a share appreciation right a Participant is to receive a portion of such payment in Common Shares, the number of shares shall be determined by dividing such portion by the Fair Market Value of a share of Common Share on the exercise date. No fractional shares shall be used for such payment and the Administrator shall determine whether cash shall be given in lieu of such fractional shares or whether such fractional shares shall be eliminated.

iii.Termination of Service. Except as provided in the applicable Award Agreement or otherwise determined by the Administrator, to the extent share appreciation rights are not vested and exercisable, a Participant’s share appreciation rights shall be forfeited upon his or her Termination of Service.

iv.No Dividends. Share appreciation rights granted under this Plan may not provide for any dividends or Dividend Equivalents thereon.

v.Additional Terms and Conditions. The Administrator may, by way of the Award Agreement or otherwise, determine such other terms, conditions, restrictions, and/or limitations, if any, of any Award of share appreciation rights, provided they are not inconsistent with the Plan.

e.Share Awards.

i.Grants. The Administrator may from time to time grant to Eligible Individuals Awards of unrestricted Common Shares or Restricted Shares (collectively, “Share Awards”) on such terms and conditions, and for such consideration, including no consideration or such minimum consideration as the Administrator shall determine, subject to the limitations set forth in Section 7(b). Share Awards shall be evidenced in such manner as the Administrator may deem appropriate, including via book-entry registration.

ii.Vesting. Restricted Share shall be subject to such vesting, restrictions on transferability and other restrictions, if any, and/or risk of forfeiture as the Administrator may impose at the date of grant or thereafter. The Restriction Period to which such vesting, restrictions and/or risk of forfeiture apply may lapse under such circumstances, including without limitation upon the attainment of Performance Goals, in such installments, or otherwise, as the Administrator may determine. Subject to the provisions of the Plan and the applicable Award Agreement, during the Restriction Period, the Participant shall not be permitted to sell, assign, transfer, pledge or otherwise encumber shares of Restricted Share.

iii.Rights of a Shareholder; Dividends. Except to the extent restricted under the Award Agreement relating to the Restricted Shares, a Participant granted Restricted Shares shall have all of the rights of a shareholder of Common Shares including, without limitation, the right to vote Restricted Shares. Cash dividends declared payable on Common Shares shall be paid in cash or as unrestricted Common Shares having a Fair Market Value equal to the amount of such dividends or may be reinvested in additional Restricted Share as determined by the Administrator; provided, however, that dividends declared payable on Restricted Shares shall be held by IBEX and made subject to forfeiture until the underlying Restricted Shares vest. For the avoidance of doubt, any dividends or other distributions shall accrue and only be paid to the extent the corresponding portion of the award of Restricted Shares becomes vested. Shares distributed in connection with a share split or share dividend, and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Shares with respect to which such Common Shares or other property has been distributed. As soon as is practicable following the date on which restrictions on any shares of Restricted Shares lapse, IBEX shall deliver to the Participant the certificates for such shares or shall cause the shares to be registered in the Participant’s name in book-entry form, in either case with the restrictions removed, provided that the Participant shall have complied with all conditions for delivery of such shares contained in the Award Agreement or otherwise reasonably required by IBEX.

iv.Termination of Service. Except as provided in the applicable Award Agreement, upon Termination of Service during the applicable Restriction Period, Restricted Shares and any accrued but unpaid dividends that are at that time subject to restrictions shall be forfeited; provided that the Administrator may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Shares will be waived in whole or in part in the event of terminations resulting from specified causes, and the Administrator may in other cases waive in whole or in part the forfeiture of Restricted Shares.

v. Additional Terms and Conditions. The Administrator may, by way of the Award Agreement or otherwise, determine such other terms, conditions, restrictions, and/or limitations, if any, of any Award of Restricted Shares, provided they are not inconsistent with the Plan.

f.Share Units.

i. Grants. The Administrator may from time to time grant to Eligible Individuals Awards of unrestricted share Units or Restricted Share Units on such terms and conditions, and for such consideration, including no consideration or such minimum consideration as may be required by law, as the Administrator shall determine, subject to the limitations set forth in Section 7(b). Restricted Share Units represent a contractual obligation by IBEX to deliver a number of Common Shares, an amount in cash equal to the Fair Market Value of the specified number of shares subject to the Award, or a combination of Common Shares and cash, in accordance with the terms and conditions set forth in the Plan and any applicable Award Agreement.

ii. Vesting and Payment. Restricted Share Units shall be subject to such vesting, risk of forfeiture and/or payment provisions as the Administrator may impose at the date of grant. The Restriction Period to which such vesting and/or risk of forfeiture apply may lapse under such circumstances, including without limitation upon the attainment of Performance Goals, in such installments, or otherwise, as the Administrator may determine. Common Shares, cash or a combination of Common Shares and cash, as applicable, payable in settlement of Restricted Share Units shall be delivered to the Participant as soon as administratively practicable, but no later than 30 days, after the date on which payment is due under the terms of the Award Agreement provided that the Participant shall have complied with all conditions for delivery of such shares or payment contained in the Award Agreement or otherwise reasonably required by IBEX, or in accordance with an election of the Participant, if the Administrator so permits, that meets the requirements of Section 409A or Section 457A of the Code (to the extent applicable).

iii.No Rights of a Shareholder; Dividend Equivalents. Until Common Shares are issued to the Participant in settlement of share Units, the Participant shall not have any rights of a shareholder of IBEX with respect to the share Units or the shares issuable thereunder. The Administrator may grant to the Participant the right to receive Dividend Equivalents on share Units; provided, however, that Dividend Equivalents payable on share Units shall be accrued and made subject to forfeiture until such share Units vest. For the avoidance of doubt, any Dividend Equivalents or other distributions shall accrue and only be paid to the extent the corresponding portion of the award of share Units becomes vested.

iv.Termination of Service. Upon Termination of Service during the applicable deferral period or portion thereof to which forfeiture conditions apply, or upon failure to satisfy any other conditions precedent to the delivery of Common Shares or cash to which such Restricted Share Units relate, all Restricted Share Units and any accrued but unpaid Dividend Equivalents with respect to such Restricted Share Units that are then subject to deferral or restriction shall be forfeited; provided that the Administrator may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Share Units will be waived in whole or in part in the event of termination resulting from specified causes, and the Administrator may in other cases waive in whole or in part the forfeiture of Restricted Share Units.

v. Additional Terms and Conditions. The Administrator may, by way of the Award Agreement or otherwise, determine such other terms, conditions, restrictions, and/or limitations, if any, of any Award of share Units, provided they are not inconsistent with the Plan.

g.Performance Shares and Performance Units.

i. Grants. The Administrator may from time to time grant to Eligible Individuals Awards in the form of Performance Shares and Performance Units. Performance Shares, as that term is used in this Plan, shall refer to Common Shares or Units that are expressed in terms of Common Shares, the issuance, vesting, lapse of restrictions on or payment of which is contingent on performance as measured against predetermined objectives over a specified Performance Period. Performance Units, as that term is used in this Plan, shall refer to dollar- denominated Units valued by reference to designated criteria established by the Administrator, other than Common Share, the issuance, vesting, lapse of restrictions on or payment of which is contingent on performance as measured against predetermined objectives over a specified Performance Period. The applicable Award Agreement shall specify whether Performance Shares and Performance Units will be settled or paid in cash or Common Shares or a combination of both, or shall reserve to the Administrator or the Participant the right to make that determination prior to or at the payment or settlement date.

ii. Performance Criteria. The Administrator shall, prior to or at the time of grant, condition the grant, vesting or payment of, or lapse of restrictions on, an Award of Performance Shares or Performance Units upon (A) the attainment of Performance Goals during a Performance Period or (B) the attainment of Performance Goals and the continued service of the Participant. The length of the Performance Period, the Performance Goals to be achieved during the Performance Period, and the measure of whether and to what degree such Performance Goals have been attained shall be conclusively determined by the Administrator in the exercise of its absolute discretion. Performance Goals may include minimum, maximum and target levels of performance, with the size of the Award or payout of Performance Shares or Performance Units or the vesting or lapse of restrictions with respect thereto based on the level attained. Performance Goals may be applied on a per share or absolute basis and relative to one or more Performance Metrics, or any combination thereof, and may be measured pursuant to any objective standards in a manner consistent with IBEX’s or its Subsidiary’s established accounting policies, all as the Administrator shall determine at the time the Performance Metrics for a Performance Period are established. The Administrator may, in its sole discretion, provide that one or more objectively determinable adjustments shall be made to the manner in which one or more of the Performance Goals is to be calculated or measured to take into account, or ignore, one or more of the following: (1) items related to a change in accounting principle; (2) items relating to financing activities; (3) expenses for restructuring or productivity initiatives; (4) other non-operating items; (5) items related to acquisitions; (6) items attributable to the business operations of any entity acquired by the Company during the Performance Period; (7) items related to the sale or disposition of a business or segment of a business; (8) items related to discontinued operations that do not qualify as a segment of a business under U.S. generally accepted accounting principles; (9) items attributable to any share dividend, share split, combination or exchange of share occurring during the Performance Period; (10) any other items of significant income or expense which are determined to be appropriate adjustments; (11) items relating to unusual or extraordinary corporate transactions, events or developments, (12) items related to amortization of acquired intangible assets; (13) items that are outside the scope of the Company’s core, on-going business activities; (14) changes in foreign currency exchange rates; (15) items relating to changes in tax laws; (16) certain identified expenses (including, but not limited to, cash bonus expenses, incentive expenses and acquisition-related transaction and integration expenses); (17) items relating to asset impairment charges; (18) items relating to gains or unusual or nonrecurring events or changes in applicable law, accounting principles or business conditions, or (19) or any other items selected by the Administrator. Shares or Performance Units shall be settled as and when the Award vests or at a later time specified in the Award Agreement or in accordance with an election of the Participant, if the Administrator so permits, that meets the requirements of Section 409A or Section 457A of the Code (to the extent applicable).

iii.Additional Terms and Conditions. The Administrator may, by way of the Award Agreement or otherwise, determine such other terms, conditions, restrictions, and/or limitations, if any, of any Award of Performance Shares or Performance Units, provided they are not inconsistent with the Plan.

h.Other Share-Based Awards. The Administrator may from time to time grant to Eligible Individuals Awards in the form of Other Share-Based Awards. Other Share-Based Awards in the form of Dividend Equivalents may be (A) awarded on a free-standing basis or in connection with another Award other than a share option or share appreciation right, (B) credited to an account for the Participant, including the reinvestment of such credited amounts in Common Share equivalents, to be paid on a deferred basis, and (C) settled in cash or Common Shares as determined by the Administrator; provided, however, that Dividend Equivalents payable on Other Share-Based Awards shall be accrued and made subject to forfeiture until such Other Share-Based Awards vest. For the avoidance of doubt, any Dividend Equivalents or other distributions shall accrue and only be paid to the extent the corresponding portion of the Other Share-Based Award becomes vested.

i.Awards to Participants Outside the United States. The Administrator may grant Awards to Eligible Individuals who are foreign nationals, who are located outside the United States or who are not compensated from a payroll maintained in the United States, or who are otherwise subject to (or could cause IBEX or a Subsidiary to be subject to) tax, legal or regulatory provisions of countries or jurisdictions outside the United States, on such terms and conditions different from those specified in the Plan as may, in the judgment of the Administrator, be necessary or desirable in order that any such Award shall conform to laws, regulations, and customs of the country or jurisdiction in which the Participant is then resident or primarily employed or to foster and promote achievement of the purposes of the Plan.

j.Limitation on Dividend Reinvestment and Dividend Equivalents. Reinvestment of dividends in additional Restricted Shares at the time of any dividend payment, and the payment of Common Shares with respect to dividends to Participants holding Awards of share Units, shall only be permissible if sufficient shares are available under the Share Pool for such reinvestment or payment (taking into account then outstanding Awards). In the event that sufficient shares are not available under the Share Pool for such reinvestment or payment, such reinvestment or payment shall be made in the form of a grant of share Units equal in number to the Common Shares that would have been obtained by such payment or reinvestment, the terms of which share Units shall provide for settlement in cash and for Dividend Equivalent reinvestment in further share Units on the terms contemplated by this Section 7(j).

7.Withholding of Taxes.
Participants and holders of Awards shall pay to IBEX or its Affiliate, or make arrangements satisfactory to the Administrator for payment of, any Tax Withholding Obligation in respect of Awards granted under the Plan no later than the date of the event creating the tax or social insurance contribution liability. The obligations of IBEX under the Plan shall be conditional on such payment or arrangements. Unless otherwise determined by the Administrator, Tax Withholding Obligations may be settled in whole or in part with Common Shares, including unrestricted outstanding shares surrendered to IBEX and unrestricted shares that are part of the Award that gives rise to the Tax Withholding Obligation, having a Fair Market Value on the date of surrender or withholding equal to the statutory minimum amount (or such greater amount permitted under FASB Accounting Standards Codification Topic 718, Compensation—Share Compensation, for equity-classified awards) required to be withheld for tax or social insurance contribution purposes, all in accordance with such procedures as the Administrator establishes. IBEX or its Affiliate may deduct, to the extent permitted by law, any such Tax Withholding Obligations from any payment of any kind otherwise due to the Participant or holder of an Award.

8.Transferability of Awards.

a.General Nontransferability Absent Administrator Permission. Except as otherwise determined by the Administrator, and in any event in the case of an Incentive Share Option or a tandem share appreciation right granted with respect to an Incentive Share Option, no Award granted under the Plan shall be transferable by a Participant otherwise than by will or the laws of descent and distribution. The Administrator shall not permit any transfer of an Award for value. An Award may be exercised during the lifetime of the Participant, only by the Participant or, during the period the Participant is under a legal disability, by the Participant’s guardian or legal representative, unless otherwise determined by the Administrator. Awards granted under the Plan shall not be subject in any manner to alienation, anticipation, sale, transfer, assignment, pledge, or encumbrance, except as otherwise determined by the Administrator; provided, however, that the restrictions in this sentence shall not apply to the Common Shares received in connection with an Award after the date that the restrictions on transferability of such shares set forth in the applicable Award Agreement have lapsed. Nothing in this paragraph shall be interpreted or construed as overriding the terms of any IBEX share ownership or retention policy, now or hereafter existing, that may apply to the Participant or Common Shares received under an Award.

b.Administrator Discretion to Permit Transfers Other Than For Value. Except as otherwise restricted by applicable law, the Administrator may, but need not, permit an Award, other than an Incentive Share Option or a tandem share appreciation right granted with respect to an Incentive Share Option, to be transferred to a Participant’s Family Member (as defined below) as a gift or pursuant to a domestic relations order in settlement of marital property rights. The Administrator shall not permit any transfer of an Award for value. For purposes of this Section 9, “Family Member” means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister- in-law, including adoptive relationships, any person sharing the Participant’s household (other than a tenant or employee), a trust in which these persons have more than fifty percent of the beneficial interest, a foundation in which these persons (or the Participant) control the management of assets, and any other entity in which these persons (or the Participant) own more than fifty percent (50%) of the voting interests. The following transactions are not prohibited transfers for value: (i) a transfer under a domestic relations order in settlement of marital property rights; and (ii) a transfer to an entity in which more than fifty percent of the voting interests are owned by Family Members (or the Participant) in exchange for an interest in that entity.

9.Adjustments for Corporate Transactions and Other Events.

a.Mandatory Adjustments. In the event of a merger, amalgamation, consolidation, share rights offering, share exchange or similar event affecting IBEX (each, a “Corporate Event”) or a share dividend, share split, reverse share split, separation, spinoff, reorganization, extraordinary dividend of cash or other property, share combination or subdivision, recapitalization, capital reduction distribution, or similar event affecting the capital structure of IBEX (each, a “Share Change”) that occurs at any time after the IPO Date (including any such Corporate Event or Share Change that occurs after such adoption and coincident with or prior to the IPO Date), the Administrator shall make equitable and appropriate substitutions or proportionate adjustments to (i) the aggregate number and kind of Common Shares or other securities on which Awards under the Plan may be granted to Eligible Individuals, (ii) the maximum number of Common Shares or other securities that may be issued with respect to Incentive Share Options granted under the Plan, (iv) the number of Common Shares or other securities covered by each outstanding Award and the exercise price, base price or other price per share, if any, and other relevant terms of each outstanding Award, and (v) all other numerical limitations relating to Awards, whether contained in this Plan or in Award Agreements; provided, however, that any fractional shares resulting from any such adjustment shall be eliminated.

b.Discretionary Adjustments. In the case of Corporate Events, the Administrator may make such other adjustments to outstanding Awards as it determines to be appropriate and desirable, which adjustments may include, without limitation, (i) the cancellation of outstanding Awards in exchange for payments of cash, securities or other property or a combination thereof having an aggregate value equal to the value of such Awards, as determined by the Administrator in its sole discretion (it being understood that in the case of a Corporate Event with respect to which shareholders of IBEX receive consideration other than publicly traded equity securities of the ultimate surviving entity, any such determination by the Administrator that the value of a share option or share appreciation right shall for this purpose be deemed to equal the excess, if any, of the value of the consideration being paid for each Common Share pursuant to such Corporate Event over the exercise price or base price of such share option or share appreciation right shall conclusively be deemed valid and that any share option or share appreciation right may be cancelled for no consideration upon a Corporate Event if its exercise price or base price equals or exceeds the value of the consideration being paid for each Common Share pursuant to such Corporate Event), (ii) the substitution of securities or other property (including, without limitation, cash or other securities of IBEX and securities of entities other than IBEX) for the Common Shares subject to outstanding Awards, and (iii) the substitution of equivalent awards, as determined in the sole discretion of the Administrator, of the surviving or successor entity or a parent thereof (“Substitute Awards”).

c.Adjustments to Performance Goals. The Administrator may, in its discretion, adjust the Performance Goals applicable to any Awards to reflect any unusual or non-recurring events and other extraordinary items, impact of charges for restructurings, discontinued operations and the cumulative effects of accounting or tax changes, each as defined by generally accepted accounting principles or as identified in IBEX’s consolidated financial statements, notes to the consolidated financial statements, management’s discussion and analysis or other IBEX filings with the Securities and Exchange Commission. If the Administrator determines that a change in the business, operations, corporate structure or capital structure of IBEX or the applicable subsidiary, business segment or other operational unit of IBEX or any such entity or segment, or the manner in which any of the foregoing conducts its business, or other events or circumstances, render the Performance Goals to be unsuitable, the Administrator may modify such Performance Goals or the related minimum acceptable level of achievement, in whole or in part, as the Administrator deems appropriate and equitable.

d.Statutory Requirements Affecting Adjustments. Notwithstanding the foregoing: (A) any adjustments made pursuant to Section 10 to Awards that are considered “deferred compensation” within the meaning of Section 409A or Section 457A (to the extent applicable) of the Code shall be made in compliance with the requirements of Section 409A or Section 457A of the Code; (B) any adjustments made pursuant to Section 10 to Awards that are not considered “deferred compensation” subject to Section 409A or Section 457A of the Code (to the extent applicable) shall be made in such a manner as to ensure that after such adjustment, the Awards either (1) continue not to be subject to Section 409A or Section 457A of the Code (to the extent applicable) or (2) comply with the requirements of Section 409A or Section 457A of the Code (to the extent applicable); (C) in any event, the Administrator shall not have the authority to make any adjustments pursuant to Section 10 to the extent the existence of such authority would cause an Award that is not intended to be subject to Section 409A or Section 457A of the Code (to the extent applicable) at the date of grant to be subject thereto; and (D) any adjustments made pursuant to Section 10 to Awards that are Incentive Share Options shall be made in compliance with the requirements of Section 424(a) of the Code.

e.Dissolution or Liquidation. Unless the Administrator determines otherwise, all Awards outstanding under the Plan shall terminate upon the dissolution or liquidation of IBEX.

10.Change in Control Provisions.

a.Termination of Awards. Notwithstanding the provisions of Section 11(b), in the event that any transaction resulting in a Change in Control occurs, outstanding Awards will terminate upon the effective time of such Change in Control unless provision is made in connection with the transaction for the continuation or assumption of such Awards by, or for the issuance therefor of Substitute Awards of, the surviving or successor entity or a parent thereof. Solely with respect to Awards that will terminate as a result of the immediately preceding sentence and except as otherwise provided in the applicable Award Agreement:

i. the outstanding Awards of share options and share appreciation rights that will terminate upon the effective time of the Change in Control shall, immediately before the effective time of the Change in Control, become fully exercisable and the holders of such Awards will be permitted, immediately before the Change in Control, to exercise the Awards;

ii. the outstanding Restricted Shares the vesting or restrictions on which are then solely time-based and not subject to achievement of Performance Goals shall, immediately before the effective time of the Change in Control, become fully vested, free of all transfer and lapse restrictions and free of all risks of forfeiture;

iii.the outstanding Restricted Shares the vesting or restrictions on which are then subject to and pending achievement of Performance Goals shall, immediately before the effective time of the Change in Control and unless the Award Agreement provides for vesting or lapsing of restrictions in a greater amount upon the occurrence of a Change in Control, become vested, free of transfer and lapse restrictions and risks of forfeiture in such amounts as if the applicable Performance Goals for the unexpired Performance Period had been achieved at the target level set forth in the applicable Award Agreement;

iv.the outstanding Restricted Share Units, Performance Shares and Performance Units the vesting, earning or settlement of which is then solely time-based and not subject to or pending achievement of Performance Goals shall, immediately before the effective time of the Change in Control, become fully earned and vested and shall be settled in cash or Common Shares (consistent with the terms of the Award Agreement after taking into account the effect of the Change in Control transaction on the shares) as promptly as is practicable, subject to any applicable limitations imposed thereon by Section 409A or Section 457A of the Code (to the extent applicable); and

v. the outstanding Restricted Share Units, Performance Shares and Performance Units the vesting, earning or settlement of which is then subject to and pending achievement of Performance Goals shall, immediately before the effective time of the Change in Control and unless the Award Agreement provides for vesting, earning or settlement in a greater amount upon the occurrence of a Change in Control, become vested and earned in such amounts as if the applicable Performance Goals for the unexpired Performance Period had been achieved at the target level set forth in the applicable Award Agreement and shall be settled in cash or Common Shares (consistent with the terms of the Award Agreement after taking into account the effect of the Change in Control transaction on the shares) as promptly as is practicable, subject to any applicable limitations imposed thereon by Section 409A of the Code. Implementation of the provisions of this Section 11(a) shall be conditioned upon consummation of the Change in Control.

b.Termination Without Cause Following Continuation, Assumption or Substitution of Awards. Unless otherwise specified in an Award Agreement or otherwise determined by the Compensation Committee, in the event that (i) outstanding Awards are continued, assumed or substituted in connection with a Change in Control by the surviving or successor entity or a parent thereof and (ii) within two (2) years following such Change in Control, a Participant experiences a Termination of Service as a result of a termination by the Company without Cause, then such continued, assumed or substituted awards held by such Participant shall become fully vested and exercisable upon such Termination of Service.

c.Other Permitted Actions. In the event that any transaction resulting in a Change in Control occurs, the Administrator may take any of the actions set forth in Section 10 with respect to any or all Awards granted under the Plan.

d.Section 409A or Section 457A Savings Clause. Notwithstanding the foregoing, if any Award is considered to be a “nonqualified deferred compensation plan” within the meaning of Section 409A or Section 457A of the Code, this Section 11 shall apply to such Award only to the extent that its application would not result in the imposition of any tax or interest or the inclusion of any amount in income under Section 409A or Section 457A of the Code.

11.Substitution of Awards in Mergers and Acquisitions.

Awards may be granted under the Plan from time to time in substitution for assumed awards held by employees, officers, or directors of entities who become employees, officers, or directors of IBEX or a Subsidiary as the result of a merger, amalgamation or consolidation of the entity for which they perform services with IBEX or a Subsidiary, or the acquisition by IBEX of the assets or shares of the such entity. The terms and conditions of any Awards so granted may vary from the terms and conditions set forth herein to the extent that the Administrator deems appropriate at the time of grant to conform the Awards to the provisions of the assumed awards for which they are substituted and to preserve their intrinsic value as of the date of the merger, amalgamation, consolidation or acquisition transaction. To the extent permitted by applicable law and marketplace or listing rules of the primary securities market or exchange on which the Common Share is listed or admitted for trading, any available shares under a shareholder-approved plan of an acquired company (as appropriately adjusted to reflect the transaction) may be used for Awards granted pursuant to this Section 12 and, upon such grant, shall not reduce the Share Pool.

12.Compliance with Securities Laws; Listing and Registration.

a.The obligation of IBEX to sell or deliver Common Shares with respect to any Award granted under the Plan shall be subject to all applicable laws, rules and regulations, including all applicable federal, state securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Administrator. If at any time the Administrator determines that the delivery of Common Share under the Plan is or may be unlawful under the laws of any applicable jurisdiction, or Federal, state or foreign (non- United States) securities laws, the right to exercise an Award or receive Common Shares pursuant to an Award shall be suspended until the Administrator determines that such delivery is lawful. If at any time the Administrator determines that the delivery of Common Shares under the Plan would or may violate the rules of any exchange on which IBEX’s securities are then listed for trade, the right to exercise an Award or receive Common Shares pursuant to an Award shall be suspended until the Administrator determines that such delivery would not violate such rules. If the Administrator determines that the exercise or nonforfeitability of, or delivery of benefits pursuant to, any Award would violate any applicable provision of securities laws or the listing requirements of any share exchange upon which any of IBEX’s equity securities are listed, then the Administrator may postpone any such exercise, nonforfeitability or delivery, as applicable, but IBEX shall use all reasonable efforts to cause such exercise, nonforfeitability or delivery to comply with all such provisions at the earliest practicable date.

b.Each Award is subject to the requirement that, if at any time the Administrator determines, in its absolute discretion, that the listing, registration or qualification of Common Shares issuable pursuant to the Plan is required by any securities exchange or under any state, federal or foreign (non-United States) law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the grant of an Award or the issuance of Common Share, no such Award shall be granted or payment made or Common Shares issued, in whole or in part, unless listing, registration, qualification, consent or approval has been effected or obtained free of any conditions not acceptable to the Administrator.

c.In the event that the disposition of Common Shares acquired pursuant to the Plan is not covered by a then current registration statement under the Securities Act of 1933, as amended (the “Securities Act”), and is not otherwise exempt from such registration, such Common Shares shall be restricted against transfer to the extent required by the Securities Act or regulations thereunder, and the Administrator may require a person receiving Common Shares pursuant to the Plan, as a condition precedent to receipt of such Common Shares, to represent to IBEX in writing that the Common Shares acquired by such person is acquired for investment only and not with a view to distribution and that such person will not dispose of the Common Shares so acquired in violation of Federal, state or foreign securities laws and furnish such information as may, in the opinion of counsel for the Company, be appropriate to permit the Company to issue the Common Shares in compliance with applicable Federal, state or foreign securities laws.

13.Section 409A and Section 457A Compliance.

It is the intention of IBEX that any Award that constitutes a “nonqualified deferred compensation plan” within the meaning of Section 409A or Section 457A of the Code (to the extent applicable) shall comply in all respects with the requirements of Section 409A or Section 457A of the Code to avoid the imposition of any tax or interest or the inclusion of any amount in income pursuant to Section 409A of the Code, and the terms of each such Award shall be construed, administered and deemed amended, if applicable, in a manner consistent with this intention. Notwithstanding the foregoing, neither IBEX nor any of its Affiliates nor any of its or their directors, officers, employees, agents or other service providers will be liable for any taxes, penalties or interest imposed on any Participant or other person with respect to any amounts paid or payable (whether in cash, Common Shares or other property) under any Award, including any applicable taxes, penalties or interest imposed under or as a result of Section 409A or Section 457A of the Code. Any payments described in an Award that are due within the “short term deferral period” as defined in Section 409A of the Code shall not be treated as deferred compensation unless applicable law requires otherwise. For purposes of any Award, each amount to be paid or benefit to be provided to a Participant that constitutes deferred compensation subject to Section 409A of the Code shall be construed as a separate identified payment for purposes of Section 409A of the Code. For purposes of Section 409A of the Code, the payment of Dividend Equivalents under any Award shall be construed as earnings and the time and form of payment of such Dividend Equivalents shall be treated separately from the time and form of payment of the underlying Award. Notwithstanding any other provision of the Plan to the contrary, with respect to any Award that constitutes a “nonqualified deferred compensation plan” within the meaning of Section 409A of the Code, any payments (whether in cash, Common Shares or other property) to be made with respect to the Award that become payable on account of the Participant’s separation from service, within the meaning of Section 409A of the Code, while the Participant is a “specified employee” (as determined in accordance with the uniform policy adopted by the Administrator with respect to all of the arrangements subject to Section 409A of the Code maintained by IBEX and its Affiliates) and which would otherwise be paid within six months after the Participant’s separation from service shall be accumulated (without interest) and paid on the first day of the seventh month following the Participant’s separation from service or, if earlier, within 15 days after the appointment of the personal representative or executor of the Participant’s estate following the Participant’s death. Notwithstanding anything in the Plan or an Award Agreement to the contrary, in no event shall the Administrator exercise its discretion to accelerate the payment or settlement of an Award where such payment or settlement constitutes deferred compensation within the meaning of Code section 409A unless, and solely to the extent that, such accelerated payment or settlement is permissible under Treasury Regulation section 1.409A-3(j)(4).

14.Plan Duration; Amendment and Discontinuance.

a.Plan Duration. The Plan shall remain in effect, subject to the right of the Board or the Compensation Committee to amend or terminate the Plan at any time, until the earlier of (a) the earliest date as of which all Awards granted under the Plan have been satisfied in full or terminated and no Common Shares approved for issuance under the Plan remain available to be granted under new Awards or (b) December 5, 2035. No Awards shall be granted under the Plan after such termination date. Subject to other applicable provisions of the Plan, all Awards made under the Plan on or before December 5, 2035 or such earlier termination of the Plan, shall remain in effect until such Awards have been satisfied or terminated in accordance with the Plan and the terms of such Awards.

b.Amendment and Discontinuance of the Plan. The Board or Compensation Committee may amend, alter or discontinue the Plan; provided, that, if required to comply with Bermuda law and any other applicable laws or stock exchange rules or the rules of any automated quotation systems (other than any requirement which may be disapplied by the Company following any available home country exemption), the Company shall obtain shareholder approval of any Plan amendment in such a manner and to such a degree as required. No amendment, alteration or discontinuation shall be made which would materially impair the rights of a Participant with respect to a previously granted Award without such Participant’s consent, except such an amendment made to comply with applicable law or rule of any securities exchange or market on which the Common Shares are listed or admitted for trading or to prevent adverse tax or accounting consequences to IBEX or the Participant. Except as otherwise determined by the Board or Compensation Committee, termination of the Plan shall not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.

c.Amendment of Awards.

i. Subject to Section 7(f), the Administrator may unilaterally amend the terms of any Award theretofore granted, but no such amendment shall materially impair the rights of any Participant with respect to an Award without the Participant’s consent, except such an amendment made to cause the Plan or Award to comply with applicable law, applicable rule of any securities exchange on which the Common Share is listed or admitted for trading, or to prevent adverse tax or accounting consequences for the Participant or the Company or any of its Affiliates. For purposes of the foregoing sentence, an amendment to an Award that results in a change in the tax consequences of the Award to the Participant shall not be considered to be a material impairment of the rights of the Participant and shall not require the Participant’s consent.

ii. Except in connection with a corporate transaction or event described in Section 10 of this Plan or in connection with a Change in Control, the terms of outstanding Awards may not be amended to reduce the exercise price of outstanding share options or the base price of outstanding share appreciation rights, or cancel outstanding “underwater” share options or share appreciation rights (including following a Participant’s voluntary surrender of “underwater” share options or share appreciation rights) in exchange for cash, other awards or share options or share appreciation rights with an exercise price or base price, as applicable, that is less than the exercise price of the original share option or base price of the original share appreciation right, as applicable, without shareholder approval. This Section 15(c)(ii) is intended to prohibit the repricing of “underwater” share options and share appreciation rights and will not be construed to prohibit the adjustments provided for in Section 10 of this Plan. Notwithstanding any provision of this Plan to the contrary, this Section 15(c)(ii) may not be amended without approval by the Company’s shareholders.

15.General Provisions.

a.Non-Guarantee of Employment or Service. Nothing in the Plan or in any Award Agreement thereunder shall confer any right on an individual to continue in the service of IBEX or any Affiliate or shall interfere in any way with the right of IBEX or any Affiliate to terminate such service at any time with or without cause or notice and whether or not such termination results in (i) the failure of any Award to vest or become payable; (ii) the forfeiture of any unvested or vested portion of any Award; and/or (iii) any other adverse effect on the individual’s interests under any Award or the Plan. No person, even though deemed an Eligible Individual, shall have a right to be selected as a Participant, or, having been so selected, to be selected again as a Participant. To the extent that an Eligible Individual who is an employee of a Subsidiary receives an Award under the Plan, that Award shall in no event be understood or interpreted to mean that IBEX is the Participant’s employer or that the Participant has an employment relationship with IBEX.

b.No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between IBEX and a Participant or any other person. To the extent that any Participant or other person acquires a right to receive payments from IBEX pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of IBEX.

c.Status of Awards. Awards shall be special incentive payments to the Participant and shall not be taken into account in computing the amount of salary or compensation of the Participant for purposes of determining any pension, retirement, death, severance or other benefit under (a) any pension, retirement, profit-sharing, bonus, insurance, severance or other employee benefit plan of IBEX or any Affiliate now or hereafter in effect under which the availability or amount of benefits is related to the level of compensation or (b) any agreement between (i) IBEX or any Affiliate and (ii) the Participant, except as such plan or agreement shall otherwise expressly provide.

d.Subsidiary Employees. In the case of a grant of an Award to an Eligible Individual who provides services to any Subsidiary, IBEX may, if the Administrator so directs, issue or transfer the Common Shares, if any, covered by the Award to the Subsidiary, for such lawful consideration as the Administrator may specify, upon the condition or understanding that the Subsidiary will transfer the Common Shares to the Eligible Individual in accordance with the terms of the Award specified by the Administrator pursuant to the provisions of the Plan. All Common Shares underlying Awards that are forfeited or canceled after such issue or transfer of shares to the Subsidiary shall revert to IBEX.

e.Governing Law and Interpretation. The validity, construction and effect of the Plan, of Award Agreements entered into pursuant to the Plan, and of any rules, regulations, determinations or decisions made by the Administrator relating to the Plan or such Award Agreements, and the rights of any and all persons having or claiming to have any interest therein or thereunder, shall be determined exclusively in accordance with the applicable laws of Bermuda, except as otherwise set forth herein, without regard to its conflict of laws principles. The captions of the Plan are not part of the provisions hereof and shall have no force or effect. Except where the context otherwise requires: (i) the singular includes the plural and vice versa; (ii) a reference to one gender includes other genders; (iii) a reference to a person includes a natural person, partnership, corporation, association, governmental or local authority or agency or other entity; and (iv) a reference to a statute, ordinance, code or other law includes regulations and other instruments under it and consolidations, amendments, re-enactments or replacements of any of them.

f.Use of English Language. The Plan, each Award Agreement, and all other documents, notices and legal proceedings entered into, given or instituted pursuant to an Award shall be written in English, unless otherwise determined by the Administrator. If a Participant receives an Award Agreement, a copy of the Plan or any other documents related to an Award translated into a language other than English, and if the meaning of the translated version is different from the English version, the English version shall control.

g.Recovery of Amounts Paid. Awards granted under this Plan are subject to the terms and conditions of the Company’s Compensation Recoupment (Clawback) Policy and any other clawback provisions, policy or policies (if any) as may be in effect from time to time, including any that specifically implement Section 10D of the Exchange Act, and any applicable rules or regulations promulgated thereunder (including applicable rules and regulations of any national securities exchange on which the Common Shares at any point may be traded) (collectively, the “Clawback Policy”), and applicable sections of any Award Agreement to which this Plan is applicable or any related documents shall be interpreted consistently with (or deemed superseded by and/or subject to, as applicable) the terms and conditions of the Clawback Policy. Further, by accepting any Award under this Plan, each Participant agrees (or has agreed) to fully cooperate with and assist the Company in connection with any of such Participant’s obligations to the Company pursuant to the Clawback Policy, and agrees (or has agreed) that the Company may enforce its rights under the Clawback Policy through any and all reasonable means permitted under applicable law as it deems necessary or desirable under the Clawback Policy, from and after the effective date thereof. Such cooperation and assistance shall include, but is not limited to, executing, completing and submitting any documentation necessary to facilitate the recovery or recoupment by the Company from such Participant of any such amounts, including from such Participants’ accounts or from any other compensation, to the extent permissible under Code Section 409A.

h.Acknowledgements. Notwithstanding anything in this Plan or an Award Agreement to the contrary, (i) nothing in this Plan or in an Award Agreement or otherwise limits a Participant’s right to any monetary award offered by a government-administered whistleblower award program for providing information directly to a government agency (including the Securities and Exchange Commission pursuant to Section 21F of the Exchange Act, the Dodd-Frank Wall Street Reform and Consumer Protection Act or The Sarbanes-Oxley Act of 2002) and (ii) nothing in this Plan or in an Award Agreement prevents a Participant from providing, without prior notice to the Company, information to governmental authorities regarding possible legal violations or otherwise testifying or participating in any investigation or proceeding by any governmental authorities regarding possible legal violations, and for purpose of clarity a Participant is not prohibited from providing information voluntarily to the Securities and Exchange Commission pursuant to Section 21F of the Exchange Act.

16.Glossary.

Under this Plan, except where the context otherwise indicates, the following definitions apply:

“Administrator” means the Compensation Committee, or such other committee(s) of director(s) duly appointed by the Board or the Compensation Committee to administer the Plan or delegated limited authority to perform administrative actions under the Plan, and having such powers as shall be specified by the Board or the Compensation Committee; provided, however, that at any time the Board may serve as the Administrator in lieu of or in addition to the Compensation Committee or such other committee(s) of director(s) to whom administrative authority has been delegated. With respect to any Award to which Section 16 of the Exchange Act applies, the Administrator shall consist of either the Board or a committee of the Board, which committee shall consist of two or more directors, each of whom is intended to be, to the extent required by Rule 16b-3 of the Exchange Act, a “non- employee director” as defined in Rule 16b-3 of the Exchange Act and an “independent director” to the extent required by the rules of the national securities exchange that is the principal trading market for the Common Share, provided that, with respect to Awards made to a member of the Board who is not an employee of the Company, Administrator means the Board. Any member of the Administrator who does not meet the foregoing requirements shall abstain from any decision regarding an Award and shall not be considered a member of the Administrator to the extent required to comply with Rule 16b-3 of the Exchange Act.

“Adoption Date” means the date the Plan is adopted by the Board.

“Affiliate” means any entity, whether now or hereafter existing, which controls, is controlled by, or is under common control with, IBEX or any successor to IBEX. For this purpose, “control” (including the correlative meanings of the terms “controlled by” and “under common control with”) shall mean ownership, directly or indirectly, of 50% or more of the total combined voting power of all classes of voting securities issued by such entity, or the possession, directly or indirectly, of the power to direct the management and policies of such entity, by contract or otherwise.

“Award” means any share option, share appreciation right, share award, share unit, Performance Share, Performance Unit, and/or Other Share-Based Award, granted under this Plan (or the 2018 Plan as applicable).

“Award Agreement” means the written document(s), including an electronic writing acceptable to the Administrator, and any notice, addendum or supplement thereto, memorializing the terms and conditions of an Award granted pursuant to the Plan and which shall incorporate the terms of the Plan.

“Board” means the Board of Directors of IBEX.

“Cause” means, with respect to a Participant, except as otherwise provided in the relevant Award Agreement (i) the Participant’s plea of guilty or nolo contendere to, or conviction of, (A) a felony (or its equivalent in a non-United States jurisdiction) or (B) other conduct of a criminal nature that has or is likely to have a material adverse effect on the reputation or standing in the community of IBEX, any of its Affiliates or a successor to IBEX or an Affiliate, as determined by the Administrator in its sole discretion, or that legally prohibits the Participant from working for IBEX, any of its Subsidiaries or a successor to IBEX or a Subsidiary; (ii) a breach by the Participant of a regulatory rule that adversely affects the Participant’s ability to perform the Participant’s employment duties to IBEX, any of its Subsidiaries or a successor to IBEX or a Subsidiary, in any material respect; or (iii) the Participant’s failure, in any material respect, to (A) perform the Participant’s employment duties, (B) comply with the applicable policies of IBEX, or of its Subsidiaries, or a successor to IBEX or a Subsidiary, or (C) comply with covenants contained in any contract or Award Agreement to which the

Participant is a party; provided, however, that the Participant shall be provided a written notice describing in reasonable detail the facts which are considered to give rise to a breach described in this clause (iii) and the Participant shall have 30 days following receipt of such written notice (the “Cure Period”) during which the Participant may remedy the condition and, if so remedied, no Cause for Termination of Service shall exist.

“Change in Control” means the first of the following to occur: (i) a Change in Ownership of IBEX, (ii) a Change in Effective Control of IBEX, or (iii) a Change in the Ownership of Assets of IBEX, as described herein and construed in accordance with Code Section 409A.

(1)A “Change in Ownership of IBEX” shall occur on the date that any one Person acquires, or Persons Acting as a Group acquire, ownership of the capital stock of IBEX that, together with the shares held by such Person or Group, constitutes more than 50% of the total fair market value or total voting power of the capital stock of IBEX. However, if any one Person is, or Persons Acting as a Group are, considered to own more than 50%, on a fully diluted basis, of the total fair market value or total voting power of the capital stock of IBEX, the acquisition of additional shares by the same Person or Persons Acting as a Group is not considered to cause a Change in Ownership of IBEX or to cause a Change in Effective Control of IBEX (as described below). An increase in the percentage of capital stock owned by any one Person, or Persons Acting as a Group, as a result of a transaction in which IBEX acquires its shares in exchange for property will be treated as an acquisition of shares.

(2)A “Change in Effective Control of IBEX” shall occur on the date either (A) a majority of members of IBEX’s Board is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of IBEX’s Board before the date of the appointment or election, or (B) any one Person, or Persons Acting as a Group, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such Person or Persons) ownership of shares of IBEX possessing 50% or more of the total voting power of the shares of IBEX.

(3)A “Change in the Ownership of Assets of IBEX” shall occur on the date that any one Person acquires, or Persons Acting as a Group acquire (or has or have acquired during the 12-month period ending on the date of the most recent acquisition by such Person or Persons), assets from IBEX that have a total gross fair market value equal to or more than 50% of the total gross fair market value of all of the assets of IBEX immediately before such acquisition or acquisitions. For this purpose, gross fair market value means the value of the assets of IBEX, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets. The following rules of construction apply in interpreting the definition of Change in Control:

(a)A “Person” means any individual, entity or group within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended, other than employee benefit plans sponsored or maintained by IBEX and by entities controlled by IBEX or an underwriter, initial purchaser or placement agent temporarily holding the shares of IBEX pursuant to a registered public offering.

(b)Persons will be considered to be Persons Acting as a Group (or Group) if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of shares, or similar business transaction with the corporation. If a Person owns shares in both corporations that enter into a merger, consolidation, purchase or acquisition of shares, or similar transaction, such shareholder is considered to be acting as a Group with other shareholders only with respect to the ownership in that corporation before the transaction giving rise to the change and not with respect to the ownership interest in the other corporation. Persons will not be considered to be acting as a Group solely because they purchase assets of the same corporation at the same time or purchase or own shares of the same corporation at the same time, or as a result of the same public offering.

(c)A Change in Control shall not include a transfer to a related person as described in Code Section 409A or a public offering of share capital of IBEX.

(d)For purposes of the definition of Change in Control, Section 318(a) of the Code applies to determine share ownership. Shares underlying a vested option are considered owned by the individual who holds the vested option (and the shares underlying an unvested option are not considered owned by the individual who holds the unvested option). For purposes of the preceding sentence, however, if a vested option is exercisable for shares that are not substantially vested (as defined by Treasury Regulation §1.83-3(b) and (j)), the shares underlying the option are not treated as owned by the individual who holds the option.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto, the Treasury Regulations thereunder and other relevant interpretive guidance issued by the Internal Revenue Service or the Treasury Department. Reference to any specific section of the Code shall be deemed to include such regulations and guidance, as well as any successor section, regulations and guidance.

“Common Shares” means Class B Common Shares of IBEX, par value $0.000111650536 per share, and any capital securities into which they are converted and “Common Share” shall be interpreted accordingly.

“Company” means IBEX and its Subsidiaries, except where the context otherwise requires. For purposes of determining whether a Change in Control has occurred, Company shall mean only IBEX.

“Director Limits” shall have the meaning ascribed to it in Section 5(e) of the Plan.

“Dividend Equivalent” means a right, granted to a Participant, to receive cash, Common Share, share Units or other property equal in value to dividends paid with respect to a specified number of Common Shares.

“Eligible Individuals” means (i) officers and employees of, and other individuals, including non-employee directors, who are natural persons providing bona fide services to or for, IBEX or any of its Subsidiaries, provided that such services are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for IBEX’s securities, and (ii) prospective officers, employees and service providers who have accepted offers of employment or other service relationship from IBEX or a Subsidiary.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and any successor thereto. Reference to any specific section of the Exchange Act shall be deemed to include such regulations and guidance issued thereunder, as well as any successor section, regulations and guidance.

“Fair Market Value” means, on a per share basis as of any date, unless otherwise determined by the Administrator:
(i)if the principal market for the Common Shares (as determined by the Administrator if the Common Shares are listed or admitted to trading on more than one exchange or market) is a national securities exchange or an established securities market, unless otherwise determined by the Administrator, the official closing price per Common Share for the regular market session on that date on the principal exchange or market on which the Common Shares are then listed or admitted to trading or, if no sale is reported for that date, on the last preceding day on which a sale was reported, all as reported by such source as the Administrator may select;

(ii)if the principal market for the Common Shares is not a national securities exchange or an established securities market, but the Common Shares are quoted by a national quotation system, the average of the highest bid and lowest asked prices for the Common Shares on that date as reported on a national quotation system or, if no prices are reported for that date, on the last preceding day on which prices were reported, all as reported by such source as the Administrator may select; or

(iii)if the Common Shares are neither listed or admitted to trading on a national securities exchange or an established securities market, nor quoted by a national quotation system, the value determined by the Administrator in good faith by the reasonable application of a reasonable valuation method, which method may, but need not, include taking into account an appraisal of the fair market value of the Common Shares conducted by a nationally recognized appraisal firm selected by the Administrator.

Notwithstanding the preceding, for foreign, federal, state and local income tax reporting purposes and for such other purposes as the Administrator deems appropriate, the Fair Market Value shall be determined by the Administrator in accordance with uniform and nondiscriminatory standards adopted by it from time to time.

“Full Value Award” means an Award that results in IBEX transferring the full value of a Common Share under the Award, whether or not an actual share is issued. Full Value Awards shall include, but are not limited to, share awards, share units, Performance Shares, Performance Units that are payable in Common Shares, and Other Share-Based Awards for which IBEX transfers the full value of Common Shares under the Award, but shall not include Dividend Equivalents.

“Incentive Share Option” means any share option that is designated, in the applicable Award Agreement or the resolutions of the Administrator under which the share option is granted, as an “incentive stock option” within the meaning of Section 422 of the Code and otherwise meets the requirements to be an “incentive stock option” set forth in Section 422 of the Code.

“IPO Date” means the date of the underwriting agreement between the Company and the underwriter(s) managing the initial public offering of the Common Share, pursuant to which the Common Share is priced for the initial public offering.

“IBEX” means IBEX Limited, an exempted company incorporated in Bermuda.

“Non-Employee Director” means a member of the Board who is not an employee of IBEX or any of its Affiliates.

“Nonqualified Option” means any share option that is not an Incentive Share Option.

“Other Share-Based Award” means an Award of Common Shares or any other Award that is valued in whole or in part by reference to, or is otherwise based upon, Common Shares, including without limitation Dividend Equivalents and convertible debentures.

“Participant” means an Eligible Individual to whom one or more Awards are or have been granted pursuant to the Plan and have not been fully settled or cancelled and, following the death of any such person, his successors, heirs, executors and administrators, as the case may be.
“Performance Award” means a Full Value Award, the grant, vesting, lapse of restrictions or settlement of which is conditioned upon the achievement of performance objectives over a specified Performance Period and includes, without limitation, Performance Shares and Performance Units.

“Performance Goals” means the performance goals established by the Administrator in connection with the grant of Awards based on Performance Metrics or other performance criteria selected by the Administrator.

“Performance Period” means that period established by the Administrator during which any Performance Goals specified by the Administrator with respect to such Award are to be measured.

“Performance Metrics” means criteria established by the Administrator, which may relate to any of the following (or any other metric), as it may apply to an individual, one or more business units, divisions, or Affiliates, or on a company-wide basis, and in absolute terms, relative to a base period, or relative to the performance of one or more comparable companies, peer groups, or an index covering multiple companies:

(1)Earnings or Profitability Metrics: any derivative of revenue; earnings/loss (gross, operating, net, or adjusted); earnings/loss before interest and taxes (“EBIT”); earnings/loss before interest, taxes, depreciation and amortization (“EBITDA”); profit margins; operating margins; expense levels or ratios; provided that any of the foregoing metrics may be adjusted to eliminate the effect of any one or more of the following: interest expense, asset impairments or investment losses, early extinguishment of debt or share-based compensation expense;

(2)Return Metrics: any derivative of return on investment, assets, equity or capital (total or invested);

(3)Investment Metrics: relative risk-adjusted investment performance; investment performance of assets under management;

(4)Cash Flow Metrics: any derivative of operating cash flow; cash flow sufficient to achieve financial ratios or a specified cash balance; free cash flow; cash flow return on capital; net cash provided by operating activities; cash flow per share; working capital;

(5)Liquidity Metrics: any derivative of debt leverage (including debt to capital, net debt-to- capital, debt-to-EBITDA or other liquidity ratios); and/or

(6)Share Price and Equity Metrics: any derivative of return on shareholders’ equity; total shareholder return; share price; share price appreciation; market capitalization; earnings/loss per share (basic or diluted) (before or after taxes).

“Performance Shares” means a grant of share or share Units the issuance, vesting or payment of which is contingent on performance as measured against predetermined objectives over a specified Performance Period.

“Performance Units” means a grant of dollar-denominated Units the value, vesting or payment of which is contingent on performance against predetermined objectives over a specified Performance Period.

“Plan” means this IBEX Limited 2020 Long-Term Incentive Plan, as set forth herein and as it may be amended from time to time.

“Compensation Committee” means the Compensation Committee of the Board.

“Restricted Share” means an Award of Common Shares to a Participant that may be subject to certain transferability and other restrictions and to a risk of forfeiture (including by reason of not satisfying certain Performance Goals).
“Restricted Share Unit” means a right granted to a Participant to receive Common Shares or cash at the end of a specified deferral period, which right may be conditioned on the satisfaction of certain requirements (including the satisfaction of certain Performance Goals).

“Restriction Period” means, with respect to Full Value Awards, the period commencing on the date of grant of such Award to which vesting or transferability and other restrictions and a risk of forfeiture apply and ending upon the expiration of the applicable vesting conditions, transferability and other restrictions and lapse of risk of forfeiture and/or the achievement of the applicable Performance Goals (it being understood that the Administrator may provide that vesting shall occur and/or restrictions shall lapse with respect to portions of the applicable Award during the Restriction Period.

“Subsidiary” means any corporation or other entity in an unbroken chain of companies, corporations or other entities beginning with IBEX if each of the companies, corporations or other entities, or group of commonly controlled companies, corporations or other entities, other than the last company, corporation or other entity in the unbroken chain then owns shares, stock or other equity interests possessing 50% or more of the total combined voting power of all classes of shares, stock or other equity interests in one of the other companies, corporations or other entities in such chain or otherwise has the power to direct the management and policies of the entity by contract or by means of appointing a majority of the members of the board or other body that controls the affairs of the entity; provided, however, that solely for purposes of determining whether a Participant has a Termination of Service that is a “separation from service” within the meaning of Section 409A of the Code or whether an Eligible Individual is eligible to be granted an Award that in the hands of such Eligible Individual would constitute a “nonqualified deferred compensation plan” within the meaning of Section 409A of the Code , a “Subsidiary” of a corporation or other entity means all other entities with which such company, corporation or other entity would be considered a single employer under Sections 414(b) or 414(c) of the Code.

“Tax Withholding Obligation” means any federal, state, local or foreign (non-United States) income, employment or other tax or social insurance contribution required by applicable law to be withheld in respect of Awards.

“Termination of Service” means the termination of the Participant’s employment, or performance of services for, IBEX and its Subsidiaries. Temporary absences from employment because of illness, vacation or leave of absence and transfers among IBEX and its Subsidiaries shall not be considered Terminations of Service. With respect to any Award that constitutes a “nonqualified deferred compensation plan” within the meaning of
Section 409A of the Code, “Termination of Service” shall mean a “separation from service” as defined under Section 409A of the Code to the extent required by Section 409A of the Code to avoid the imposition of any tax or interest or the inclusion of any amount in income pursuant to Section 409A of the Code. A Participant has a separation from service within the meaning of Section 409A of the Code if the Participant terminates employment with IBEX and all Subsidiaries for any reason. A Participant will generally be treated as having terminated employment with IBEX and all Subsidiaries as of a certain date if the Participant and the entity that employs the Participant reasonably anticipate that the Participant will perform no further services for IBEX or any Subsidiary after such date or that the level of bona fide services that the Participant will perform after such date (whether as an employee or an independent contractor) will permanently decrease to no more than 20 percent (20%) of the average level of bona fide services performed (whether as an employee or an independent contractor) over the immediately preceding 36-month period (or the full period of services if the Participant has been providing services for fewer than 36 months); provided, however, that the employment relationship is treated as continuing while the Participant is on military leave, sick leave or other bona fide leave of absence if the period of leave does not exceed six months or, if longer, so long as the Participant retains the right to reemployment with IBEX or any Subsidiary.

“Total and Permanent Disability” means, with respect to a Participant, except as otherwise provided in the relevant Award Agreement, that a Participant is (i) unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to last until the Participant’s death or result in death, or (ii) determined to be totally disabled by the Social Security Administration or other governmental or quasi-governmental body that administers a comparable social insurance program outside of the United States in which the Participant participates and which conditions the right to receive benefits under such program on the Participant being unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to last until the Participant’s death or result in death. The Administrator shall have sole authority to determine whether a Participant has suffered a Total and Permanent Disability and may require such medical or other evidence as it deems necessary to judge the nature and permanency of the Participant’s condition.

“Unit” means a bookkeeping entry used by IBEX to record and account for the grant of the following types of Awards until such time as the Award is paid, cancelled, forfeited or terminated, as the case may be: share units, Restricted Share Units, Performance Units, and Performance Shares that are expressed in terms of Common Shares.

{end of document}

IBEX LIMITED
CRAWFORD HOUSE, 50 CEDAR AVENUE
HAMILTON HM11
BERMUDA

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on December 4, 2025. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/IBEX2025**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on December 4, 2025. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V80762-P38479 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

IBEX LIMITED

The Board of Directors recommends you vote FOR the following proposals and nominees:

		For	Against	Abstain
1.	To set the number of Directors at a maximum of eight (8).	☐	☐	☐
2.	The Election of Directors:			
2a.	Daniella Ballou-Aares	☐	☐	☐
2b.	Karen Batungbacal	☐	☐	☐
2c.	Fiona Beck	☐	☐	☐
2d.	Robert Dechant	☐	☐	☐
2e.	John (Jack) Jones	☐	☐	☐
2f.	Mohammed Khaishgi	☐	☐	☐
2g.	Patrick McGinnis	☐	☐	☐
2h.	Mingzhe Zhuang	☐	☐	☐

		For	Against	Abstain
3.	To permit the Board to fill any vacancy on the Board.	☐	☐	☐
4.	To approve the Amended and Restated Ibex Limited Long-Term Incentive Plan.	☐	☐	☐
5.	To approve the appointment of Deloitte & Touche LLP as the Company's auditor and independent registered public accounting firm and authorize the Audit Committee, acting on behalf of the Board, to fix the remuneration of Deloitte & Touche LLP for the fiscal year June 30, 2026.	☐	☐	☐

NOTE: Such proxy to remain valid and effective at any adjournment of the meeting.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

The meeting materials, including the Proxy Statement and the Ibex Limited Annual Report, are available at www.proxyvote.com.

V80763-P38479

IBEX LIMITED
2025 Annual Meeting of Shareholders
December 5, 2025 4:00 PM EST
This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s) Ms. Christy O'Connor and Mr. Robert Dechant, or either of them, as proxies, each with the power to appoint his/her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the Common Stock of IBEX LIMITED that the shareholder(s) is/are entitled to vote and, in their discretion, to vote upon such other business as may properly come before the 2025 Annual Meeting of Shareholders to be held at 4:00 PM EST on December 5, 2025, virtually at www.virtualshareholdermeeting.com/IBEX2025 and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein and in the discretion of the proxy upon any other matters that may properly come before the meeting or any adjournments or postponements thereof. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendation.

Continued and to be signed on reverse side